UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________________________

SCHEDULE 14C

_____________________________________________________

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

Mawson Infrastructure Group Inc.

_____________________________________________________________________
(Name of the Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1)	Title of each class of securities to which transaction applies:
Common Stock, par value $0.001 per share
	2)	Aggregate number of securities to which transaction applies:
428,270,616 shares of Common Stock
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

428,270,616 shares of Common Stock issued at a $1.005 per share market value (the average of the bid and asked price for other over-the-counter securities as of April 28, 2021, a specified date within 5 business days prior to the date of the filing) equals $430,411,966.10 times 0.0001091 totals a filing fee of $46,957.95

	4)	Proposed maximum aggregate value of transaction:
$430,411,966.10
	5)	Total fee paid:
$46,957.95
☒	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

	1)	Amount previously paid:

	2)	Form, Schedule or Registration Statement No:

	3)	Filing Party:

	4)	Date Filed:

Mawson Infrastructure Group Inc.
Level 5, 97 Pacific Highway
North Sydney C3 NSW 2060 Australia

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To Our Stockholders:

We are sending our stockholders this notice of stockholder action by written consent and the enclosed information statement to inform you that we have obtained stockholder approval to approve an amendment to our Certificate of Incorporation to effect an increase in our authorized capital stock from 501,000,000 shares of capital stock, consisting of 500,000,000 shares of common stock, par value $0.001 per share (“Common Stock”) and 1,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”), to 801,000,000 shares of capital stock consisting of 800,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock (the “Authorized Stock Increase”). The Authorized Stock Increase, along with the authorization to file an amendment to our Certificate of Incorporation with the State of Delaware is referred to as the “Amendment.”

The Amendment is being made in connection with our previously announced Bid Implementation Agreement with Cosmos Capital Limited, a digital infrastructure provider based in Sydney, Australia (“Cosmos”), dated December 30, 2020 (as amended on January 18, 2021, the “Bid Agreement”), whereby we commenced an off-market takeover offer under applicable Australian laws (the “Offer”) to acquire all of the outstanding shares of Cosmos (the “Cosmos Shares”), which is described in the enclosed information statement. However, the closing of the transactions contemplated by the Bid Agreement was not conditioned upon the Amendment and, as previously reported, the closing occurred on (and the Closing Date was) March 9, 2021. See for additional details under “Overview of the Bid Agreement and Related Transactions” below.

Under the provisions of The Delaware General Corporation Law, or the DGCL, and our certificate of incorporation, holders of a majority of our common stock as well as a majority of our outstanding stock must approve an amendment of our certificate of incorporation under certain circumstances, which includes implementing the proposed Authorized Stock Increase. On March 5, 2021, we obtained that approval. Holders of approximately 54.3% of our then outstanding capital stock signed a written consent, a copy of which is attached as Annex A hereto, pursuant to which they approved the Amendment. Accordingly, we are not:

•        asking our stockholders to approve the Amendment, the Authorized Stock Increase, the Bid Agreement or any related matter;

•        soliciting proxies for a stockholder vote on any of those matters; or

•        having a stockholder meeting to vote on any of those matters.

However, we are providing all of our stockholders with the information in the enclosed information statement. Please read the information statement carefully. It includes important information about the Authorized Stock Increase, the Bid Agreement and a series of related transactions. If completed, we expect these transactions to change our corporate organizational structure and the composition of our stockholder base. The Bid Agreement and related transactions will only be completed if various conditions are satisfied, as described in the enclosed information statement.

This notice and the enclosed information statement are being mailed on or about May 20, 2021 to stockholders of record at the close of business on May 17, 2021. The Amendment will not be implemented prior to June 8, 2021, which is twenty (20) calendar days following the date on which the definitive form of this information statement is first mailed to our stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

By order of the Board of Directors,
/s/ James Manning
James Manning Chief Executive Officer

May 20, 2021

ANNEXES

Page
Annex A – Form of Amendment, including copy of the Written Consent	A-1
Annex B – Consolidated Financial Statements of Cosmos Capital Limited	B-1

i

Mawson Infrastructure Group Inc.
Level 5, 97 Pacific Highway
North Sydney C3 NSW 2060 Australia

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE NOT REQUESTED TO SEND US A PROXY

ABOUT THIS INFORMATION STATEMENT

This information statement is being provided by Mawson Infrastructure Group Inc. (formerly known as Wize Pharma, Inc.), a Delaware corporation (“Mawson,” “we,” “us,” the “Company” or “our Company”), to notify our stockholders of the approval of an anticipated amendment to our certificate of incorporation to effect an increase in our authorized capital stock from 501,000,000 shares of capital stock consisting of 500,000,000 shares of common stock, par value $0.001 per share ( “Common Stock”) and 1,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”), to 801,000,000 shares of capital stock consisting of 800,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock (the “Authorized Stock Increase”). The Authorized Stock Increase, along with the authorization to file an amendment to our Certificate of Incorporation with the State of Delaware is referred to as the “Amendment.” The Amendment was authorized on March 5, 2021 by written consent of holders of approximately 54.3% of our then outstanding capital stock.

The Amendment was authorized in connection with our previously announced Bid Implementation Agreement with Cosmos Capital Limited, a digital infrastructure provider based in Sydney, Australia (“Cosmos”), dated December 30, 2020 (as amended on January 18, 2021, the “Bid Agreement”), whereby we commenced an off-market takeover offer under applicable Australian laws (the “Offer”) to acquire all of the outstanding shares of Cosmos (the “Cosmos Shares”). As contemplated by the Bid Agreement, in the Offer, we are offering 61.11 shares of our common stock, of which 22.33 shares of our common stock will be subject to a Stock Restriction Agreement to be entered into at the Closing Date (as such terms are defined in the Bid Agreement), to each holder of one Cosmos Share. However, the closing of the transactions contemplated by the Bid Agreement was not conditioned upon the Amendment and, as previously reported, the closing occurred on (and the Closing Date was) March 9, 2021. See for additional details under “Overview of the Bid Agreement and Related Transactions” below.

This information statement is being mailed on or about May 20, 2021 to stockholders of record of the Company as of May 17, 2021, and is being delivered to inform you of the corporate actions described herein before they take effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We encourage you to review this information statement for a more complete description of the Amendment as well as the transactions contemplated by the Bid Agreement.

The Amendment will not be effected prior to June 8, 2021, which is twenty (20) calendar days following the date on which the definitive form of this information statement is first mailed to our stockholders.

Our principal executive offices are located at Level 5, 97 Pacific Highway, North Sydney C3 NSW 2060 Australia, and our main telephone number is +61 2 8624 6130.

SUMMARY

This is a summary of more detailed information you will find in other sections of this information statement and in documents we have incorporated by reference in this information statement. We encourage you to read the entire information statement and the documents we have incorporated by reference and not rely on this summary.

The Parties to the Bid Agreement

Mawson Infrastructure Group Inc.
Level 5, 97 Pacific Highway
North Sydney C3 NSW 2060 Australia

Mawson (formerly known as Wize Pharma, Inc.) is a Delaware corporation. Prior to the Closing Date, it was a clinical-stage biopharmaceutical company focused on the treatment of ophthalmic disorders, including dry eye syndrome (“DES”). It has (including after the Closing Date) in-licensed certain rights to purchase, market, sell and distribute a formula known as LO2A, a drug developed for the treatment of DES, and other ophthalmological illnesses, including Conjunctivochalasis (“CCH”) and Sjögren’s syndrome (“Sjögren’s”). LO2A is currently registered and marketed by its inventor in Germany and Switzerland for the treatment of DES, in Hungary for the treatment of DES, CCH and ophthalmological symptoms of Sjögren’s and in the Netherlands for the treatment of DES and protection from dry eye as a result of Sjögren’s.

Cosmos Capital Limited
Level 5, 97 Pacific Highway
North Sydney, Sydney 2060
Australia

Cosmos is an Australian unlisted public company. It is a ‘Digital Asset Infrastructure’ business, which owns and operates modular data centres (MDCs) currently based in the U.S. and Australia. Cosmos has been (and, following the Closing Date, the combined company is) focused on developing the technology to enable it to own and operate MDCs that are both air-cooled and liquid immersion cooled.

Overview of the Bid Agreement and Related Transactions

On December 30, 2020, we entered into a Bid Implementation Agreement (as amended, the “Bid Agreement”) with Cosmos. Pursuant to the Bid Agreement, we commenced an off-market takeover offer under applicable Australian laws (the “Offer”), whereby we are offering 61.11 shares of our common stock (the “Offer Consideration”) in exchange for each one outstanding share of Cosmos. Under the Bid Agreement, 22.33 shares of common stock out of the Offer Consideration will be “Restricted Stock” subject to a Stock Restriction Agreement to be entered into at the Closing Date and 38.78 Mawson shares of common stock will be “Covered Securities”. A Cosmos shareholder who accepts the Offer (an “Accepting Shareholder”) will not be permitted to sell or encumber their Restricted Stock until December 31, 2021 (the “Milestone Date”).

Immediately following the Closing Date (as defined in the Bid Agreement), which occurred on March 9, 2021, the former Cosmos shareholders own approximately 86% of the outstanding common stock of Mawson, while Mawson pre-closing stockholders remain the owners of approximately 12% of the outstanding common stock of Mawson, each on a fully diluted basis and including warrants issued to Mawson’s financial advisor to the transaction, who holds the remaining 2%.

Pursuant to the Bid Agreement, prior to the Closing Date, Mawson has entered into a Contingent Value Rights Agreement (the “CVR Agreement”) with certain of Mawson’s subsidiaries (the “Mawson Subsidiaries”), Mr. Or Eisenberg, our CFO, as the Holders’ Representative (as defined therein), and the Rights Agent (as defined therein). Pursuant to the CVR Agreement, at the Closing Date, we issued to each Mawson pre-Closing securityholder one non-transferable CVR for each outstanding share of common stock of Mawson and for each share of common stock of Mawson underlying other convertible securities and warrants, held as of the day immediately before the Closing Date. Each CVR represents the right to receive a pro rata share of any consideration that may be received by Mawson or the Mawson Subsidiaries in connection with Mawson’s existing LO2A business. In particular, CVR holders will be entitled to any consideration (whether cash, stock, assets or otherwise) that Mawson or the Mawson Subsidiaries (or any of its Affiliates or shareholders) receives in connection with an LO2A Transaction, which, as defined in the CVR Agreement, includes (i) a sale of any of the Mawson Subsidiaries to a third party and/or (ii) the partnering, licensing, sublicensing, distribution, reselling or sale of all or any part of the LO2A Technology or LO2A Products to a third party, less transaction expenses and customary deductions as detailed in the CVR agreement, including a deduction of up to $300,000 that the Mawson Subsidiaries undertook to incur in the development of the LO2A Technology at the request of the Holders’ Representative.

Concurrently with the execution of the Bid Agreement, we entered into Securities Purchase Agreements (the “PIPE Agreements”) with certain accredited investors (the “PIPE Investors”). Pursuant to the PIPE Agreements, on the Closing Date, we issued to the PIPE Investors (including Mr. Noam Danenberg, our now former CEO, and Mr. Eisenberg, our CFO), in a private placement, an aggregate of 25,000,000 shares of common stock for a purchase price of $0.12 per share, or aggregate gross proceeds of $3.0 million.

On February 1, 2021, we lodged a Bidder’s Statement with the Australian Securities and Investments Commission to commence the Offer and, on February 16, 2021, we announced that the Offer became unconditional and that we planned to consummate the transactions contemplated by the Bid Agreement and the Offer on or about March 9, 2021.

At the closing of the transactions contemplated by the Bid Agreement and the Offer, which occurred on May 9, 2021, we acquired approximately 89.4% of the outstanding shares of Cosmos and, at a later stage, once the Amendment becomes effective, we expect to acquire the remaining outstanding shares of Cosmos. On March 10, 2021, we extended the expiration date of the Offer to May 10, 2021. On May 7, 2021, we further extended the expiration date of the Offer to June 24, 2021. The purpose of the extensions is to allow the remaining Cosmos shareholders who have not accepted the Offer as of yet to be able to accept the Offer. However, in order to address the possibility that Mawson receives acceptances for more than 90% of the Cosmos Shares before the Amendment becomes effective, we have entered into a deferred pre-bid acceptance agreement with one of the holders of the Cosmos Shares holding approximately 10% of the outstanding Cosmos shares who has agreed to accept the Offer, but only after we inform such Cosmos shareholder that the Amendment has been obtained and became effective.

As a result of the closing, we currently have 486,733,566 shares of common stock issued and outstanding, of which the (former) holders of Cosmos shares hold, in the aggregate, 428,270,616 shares (including the shares issuable under the Stock Restriction Agreement), representing approximately 86% of our outstanding shares.

Shortly after the closing, on March 17, 2021, we filed a Certificate of Amendment of Certificate of Incorporation to change our name to Mawson Infrastructure Group Inc.

In this information statement, we sometimes refer to (i) the Bid Agreement, the consummation of the Offer and related transactions, including the PIPE Agreements, collectively, as the “Cosmos Transaction” and (ii) our company, following the Closing Date (when Cosmos became, initially, our majority owned subsidiary), as the “combined company”.

For further information about the Cosmos Transaction (as defined below), including the Bid Agreement, the Offer, the CVR Agreement, the Stock Restriction Agreement, the PIPE Agreements and related transactions, see “The Bid Agreement and Related Transactions” below.

Reasons for the Bid Agreement and Related Transactions

Our Board considered a variety of factors in reaching its conclusion to approve the Bid Agreement and related transactions, including the CVR Agreement and the PIPE Agreements (to which we refer to, collectively, as the “Cosmos Transaction”), including:

•        our Board’s familiarity with, and information provided by our management as to, the business, financial condition, results of operations, current business strategy and future prospects of the Company, as well as the risks involved in achieving those prospects and objectives;

•        Cosmos is a digital infrastructure provider, with diversified operations across cryptocurrency mining and digital asset management;

•        the implied valuation for Mawson in the Cosmos Transaction, including given that Mawson pre-closing stockholders would be the primary beneficiaries of any potential future income from an LO2A Transaction;

•        the implied valuation for Cosmos in the Cosmos Transaction, including in light of Cosmos’ valuation in its last financing round and valuations of other publicly traded companies in the cryptocurrency mining field;

•        Cosmos’ business, including cryptocurrency mining capabilities; and

•        the selection of Cosmos as a business combination candidate was reached after exploring various other strategic alternatives, partially with the assistance of several investment banks.

We have carefully considered these and other factors in deciding to proceed with the transactions. See “SPECIAL FACTORS—Background of the Bid Agreement” and “SPECIAL FACTORS — Recommendation of the Board of Directors and Their Reasons for the Bid Agreement” below.

SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

The following summary consolidated financial data of Mawson, summary consolidated financial data of Cosmos, and pro forma financial data of the combined company are being provided to help you in your analysis of the financial aspects of the Cosmos Transaction. You should read this information in conjunction with the financial information included elsewhere in, or incorporated by reference into, this information statement. See “Where You Can Find More Information,” “Incorporation by Reference,” “Selected Historical Consolidated Financial Information of Mawson,” “Selected Historical Consolidated Financial Information of Cosmos,” and “Unaudited Pro Forma Condensed Combined Financial Information.”

Summary Historical Financial Data of Mawson

The summary consolidated financial information of Mawson presented below for each of the two years in the period ended December 31, 2020 and the balance sheet data as of the end of each such year has been derived from Mawson’s audited consolidated financial statements, which were prepared in accordance with GAAP, and included in its annual report on Form 10-K filed with the SEC. The summary consolidated financial data presented below should be read in conjunction with Mawson’s consolidated financial statements and notes thereto incorporated by reference into this information statement.

Consolidated Statements of Operations Data

	For the Year Ended December 31,
	2020	2019
U.S. dollars in thousands (except share and per share data)
Operating expenses:
Research and development expenses	$434	$492
General and administrative expenses	2,008	2,678

Operating loss	(2,442)	(3,170)

Financial expense, net	(2,487)	(280)

Net loss	$(4,929)	$(3,450)

Addition to net loss (for EPS purpose)
Deemed dividend with respect to the repurchase of right for future investment	—	(185)
Deemed dividend due to exercise price adjustment of warrants as a result of certain down-round anti-dilution protection or price protection features included in the warrants	—	(267)
Deemed dividend due to exercise price adjustment of warrants	(390)	—
Net loss applicable to stockholders of Common Stock	$(5,319)	$(3,902)

Comprehensive loss	$(4,929)	$(3,450)

Basic and diluted net loss per share	$(0.32)	$(0.36)

Weighted average number of shares of Common Stock used in computing basic and diluted net loss per share	16,669,628	10,519,682

Consolidated Balance Sheet Data

U.S. dollars in thousands

	As of December 31,
	2020	2019
Cash and cash equivalents	$247	$718
Restricted cash deposit	13	41
Marketable equity securities	2,834	10
Total Assets	3,189	1,176
Short term loan payable	265	—
Contingent obligation with respect to future revenues (Note 10)	5,494	—
Working Capital	1,317	506
Stockholders’ equity (deficit)	(4,148)	535

Summary Historical Financial Data of Cosmos

The summary consolidated financial information of Cosmos presented below for the periods indicated below and the balance sheet data as of the end of each of the years indicated below has been derived from Cosmos’ audited consolidated financial statements, which were prepared in accordance with GAAP, and which are included elsewhere in this information statement. The summary consolidated financial data presented below should be read together with Cosmos’ consolidated financial statements and the related notes thereto.

Consolidated Statements of Operations Data

	Years Ended December 31, 2020	Period from May 22, 2019 (Inception) through December 31, 2019
Revenues:
Cryptocurrency mining revenue	$4,448,876	$507,818

Operating cost and expenses:
Cost of revenues	3,155,601	266,228
Selling, general and administrative	2,483,379	773,745
Depreciation and amortization	4,620,725	699,487
Total operating expenses	10,259,705	1,739,460
Loss from operations	(5,810,829)	(1,231,642)
Other income (expense):
Realized losses on foreign currency transactions	(591)	(21,841)
Unrealized gain (losses) on foreign currency remeasurement	826,322	(63,112)
Loss on acquisition of IPM	(28,102)	—
Realized gain (loss) on sale of digital currencies	(28,267)	4,121
Other income	108,812	—
Loss before income taxes	(4,932,655)	(1,312,474)
Income tax benefit	(88,852)	(1,743)
Net loss	(5,021,507)	(1,314,217)
Add: net loss attributable to the noncontrolling interest	27,066	—
Net loss attributable to Cosmos Capital Limited shareholders	$(4,994,441)	$(1,314,217)

Net loss per common share, basic and diluted	$(0.70)	$(0.64)
Weighted average common shares outstanding, basic and diluted	7,097,883	2,054,102

Comprehensive loss:
Net loss	$(5,021,507)	$(1,314,217)
Other comprehensive gain (loss), foreign currency translation adjustments, net of tax	(996,644)	12,736
Comprehensive loss	(6,018,151)	(1,299,738)
Comprehensive loss attributable to noncontrolling interest	27,066	—
Comprehensive loss attributable to Cosmos Capital Limited shareholders	$(5,991,085)	$(1,299,738)

Consolidated Balance Sheet Data

	As of December 31,
	2020	2019
Cash and cash equivalents	$1,112,811	$579,290
Cryptocurrencies	15,061	4,239
Total Assets	9,796,741	8,320,811
Shareholder loans	290,978	245,305
Working Capital	(399,401)	(31,705)
Total shareholders’ equity	7,631,752	6,973,339

1. Description of Transaction

On March 9, 2020, the Company completed the transactions contemplated by the Bid Agreement (“the Business Combination) and the business conducted by the Company became the business conducted by Cosmos Capital, which is the provision of digital infrastructure. Shortly after completion, effective March 17, 2021, the Company changed its name from Wize Pharma, Inc. to Mawson Infrastructure Group Inc.

The Company is providing the following unaudited pro forma condensed combined financial information to aid in the analysis of the financial aspects of the Business Combination. The following unaudited pro forma condensed combined financial information presents the combination of the financial information of the Company and Cosmos Capital adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The unaudited pro forma condensed combined balance sheet as of December 31, 2020 combines the historical balance sheet of the Company and the historical balance sheet of Cosmos Capital on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on December 31, 2020. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 combine the historical statements of operations of the Company and Cosmos Capital for such periods on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2020;

•        the issuance of 428,270,616 ordinary shares of the Company and a further 50,558,133 ordinary shares to be issued as consideration for the acquisition of all of the shares in Cosmos Capital;

•        the issuance of 25,000,000 shares of the Company at $0.12 in a PIPE transaction upon the consummation of the Business Combination;

•        the issuance of 8,710,982 $0.001 warrants over ordinary shares of the Company to HC Wainwright for acting as advisors to the Company upon consummation of the Business Combination;

•        the issuance of 33,961,811 contingent value rights (CVRs) to legacy Wize Pharma shareholders of the Company upon the consummation of the Business Combination. CVR holders are to receive any net proceeds from disposal of the Company’s LO2A assets and liabilities and the Company is required to seek an immediate sale of the LO2A net assets under the oversight of a CVR holder representative to be appointed upon consummation of the Business Combination. CVR entitlements become effective at completion and will continue in effect until payments of all amounts due or at the 2 year anniversary of completion;

•        the establishment of an incentive compensation program that Cosmos Capital was required, as a condition of the Business Implementation Agreement, to establish at or prior to consummation of the Business Combination;

•        the issuance of 28,012,364 mandatorily convertible notes (Notes) by Cosmos Capital which convert into 63,626,903 ordinary shares in the Company at the earlier of 6 months or certain financing events. The Note proceeds were US$21,569,520 less 6% transaction costs; and

•        the settlement of certain existing liabilities of the Company upon consummation of the Business Combination and PIPE transaction.

The historical financial information of the Company was derived from the audited financial statements of the Company as of and for the year ended December 31, 2020, which are incorporated by reference. The historical financial information of Cosmos Capital was derived from the audited consolidated financial statements of Cosmos Capital as of and for the year ended December 31, 2020 which are included in this document. This information should be read together with the accompanying notes to the unaudited pro forma condensed combined financial statements, the Company’s and Cosmos Capital’s audited financial statements and related notes, the sections titled “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Cosmos’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information which is included in this document.

Unaudited Pro Forma Condensed Combined Statements of Operations Information

	Cosmos Capital Limited	Mawson Infrastructure Group Inc.	Pro Forma Adjustments	Footnote reference	Pro Forma combined
	USD in thousands	USD in thousands
Revenues
Cryptocurrency mining revenue	4,449				4,449
Total Revenues	4,449	0			4,449

Operating cost and expenses:
Cost of Revenues	3,156				3,156
Research and development expenses		434			434
General and administrative expenses		2,008			2008
Selling, general and administrative	2,483		(164)	K	3,544
			1,225	L
Depreciation and amortization	4,621				4,621
In-process R&D assets acquired			25,646	B	25,646
Total costs and expenses	10,260	2,442			39,409

Operating (loss) from continuing operations	(5,811)	(2,442)			(34,960)

Financial expense, net		2,487			2,487

Other income (expense):
Realized losses on foreign currency transactions	(1)				(1)
Unrealized losses on foreign currency remeasurement	826				826
Loss on acquisition of IPM	(28)				(28)
Other income	109				109
Realized gain (loss) on sale of digital currencies	(28)				(28)
Total other income (expenses)	878	0	0		878

Profit/(Loss) before tax	(4,933)	(4,929)			(36,569)
Income tax (expense)	(129)	0			(129)
Net (loss)	(5,062)	(4,929)			(36,698)
Addition to net loss (for EPS)
Deemed dividend due to exercise price adjustment of warrants	—	(390)			(390)
Comprehensive loss	(5,062)	(5,319)			(37,088)
Net loss per share (basic and diluted)	$(0.70)	$(0.32)			$(0.07)
Weighted average common shares outstanding (basic and diluted)	7,097,883	16,669,628			510,838,706

Unaudited Pro Forma Condensed Combined Balance Sheet Information

	December 31, 2020
	Cosmos Capital Limited	Mawson Infrastructure Group Inc.	Transaction Accounting Adjustments	Footnote reference	Pro Forma combined
	USD in thousands	USD in thousands			USD in thousands
ASSETS
Current assets:
Cash and cash equivalents	1,113	247	3,000	A	22,034
			(1,721)	D
			20,275	E
			(880)	K
Restricted cash deposit		13			13
Marketable equity securities		2,834			2,834
Prepaid expenses	12	15			27
Trade and other receivables	615	51			666
Cryptocurrencies	15				15
Total current assets	1,755	3,160			25,589
Property and equipment, net	7,015	7			7,022
Right-of-use assets	42	22			64
Security deposits	969				969
Trademarks	16				16
TOTAL ASSETS	9,797	3,189			33,660

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:					—
Trade and other payables	1,882	1,306	(1,306)	D	1,882
Shareholder borrowings	291				291
Current portion of license purchase obligation		250	(150)	D	100
Lease liabilities	45	22			67
Short term loan payable		265	(265)	D	—
Total current liabilities	2,218	1,843			2,340
Lease Liabilities, net of current portion					0
PPP Loan	14				14
Contingent obligation with respect to future revenues		5,494	417	C	—
			(5,911)	C
Total non-current liabilities	14	5,494			14
TOTAL LIABILITIES	2,232	7,337			2,354

Shareholders’ equity:
Share subscription receivable	(17)				(17)
Common stock	0	33	25	A	453
			428	F
			(33)	G

Unaudited Pro Forma Condensed Combined Balance Sheet Information — (Continued)

December 31, 2020
	Cosmos Capital Limited	Mawson Infrastructure Group Inc.	Transaction Accounting Adjustments	Footnote reference	Pro Forma combined
	USD in thousands	USD in thousands			USD in thousands
Additional paid-in capital	15,299	35,110	2,975	A	79,690
			(428)	F
			20,275	E
			6,882	H
			(35,110)	G
			4,148	G
			8,575	J
			24,766	B,I
			5,494	C
Non controlling interests	(27)				(27)
Accumulated other comprehensive loss	(1,342)	(73)	73	G	(1,342)
Accumulated deficit	(6,348)	(39,218)	(6,882)	H	(47,451)
			39,218	G
			(8,575)	J
			(25,646)	B

TOTAL SHAREHOLDERS’ EQUITY	7,565	(4,148)			31,306
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	9,797	3,189			33,660

Supplemental Pro Forma Financial Information

Basis of presentation

The Business Combination is expected to be accounted for as an asset acquisition in accordance with generally accepted accounting principles in the United States (GAAP). Under the guidance in ASC 805, the Company is expected to be treated as the “acquired” company for financial reporting purposes. To determine the accounting for this transaction under U.S. GAAP, a company must assess whether an integrated set of assets and activities should be accounted for as an acquisition of a business or an asset acquisition. The guidance requires an initial screen test to determine if substantially all of the fair value of the gross assets acquired is concentrated in a single asset or group of similar assets. If that screen is met, the set is not a business. The initial screen test is met as fas the LO2A IPR&D in Mawson will represent a significant majority in this acquisition. As such, the acquisition was treated as an asset acquisition.

Cosmos Capital was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•        The Cosmos Capital shareholders have the largest voting interest in the post-combination company;

•        Cosmos Capital management holds executive management roles for the post-combination company and is responsible for the day-to-day operations;

•        Cosmos Capital was significantly larger than the Company by assets, revenue, and employees;

•        The purpose and intent of the Business Combination was to create an operating public company through the Company, with management continuing to use Cosmos Capital’s assets to grow the business; and

•        The LO2A assets and liabilities of the Company, upon consummation of the Business Combination, are to be managed with a view to disposal within two years. Only CVR holders have an entitlement to any net proceeds from the disposal, not to the post-combination current shareholders of the Company.

Accordingly, the Business Combination will be treated as the equivalent of Cosmos Capital issuing stock for the net assets of the Company. The Company’s assets and liabilities were measured and recognized at their relative fair value as of the date of consummation of the Business Combination with any value associated with research and development (IPR&D) being expensed as there is no alternative future use and the fair value of the contingent obligation with respect to future revenues assessed as nil fair value given the planned disposal.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of the Company following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed. The final amounts recorded may differ materially from the information provided.

Adjustments to Unaudited Pro-Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and are only presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet as of December 31, 2020 was derived from Cosmos Capital’s and Mawson’s audited historical condensed consolidated balance sheets as of December 31, 2020. The unaudited pro forma condensed combined balance sheet as of December 31, 2020 assumes that the Business Combination was completed on December 31, 2020.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 was derived from Cosmos’s and Mawson’s condensed consolidated statements of operations for the year ended December 31, 2020 and gives pro forma effect to the Business Combination as if it had occurred on January 1, 2020, the beginning of the fiscal year presented. The results of Mawson’s statement of operations has been presented as discontinued as the LO2A net assets are held for disposal on consummation of the Business Combination.

Cosmos Capital and Mawson did not have any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The adjustments included in the unaudited pro forma condensed consolidated financial statements at December 31, 2020 are as follows:

A.     Represents the proceeds from the Company’s PIPE placement that closes concurrent with the Business Combination for 25,000,000 ordinary shares at US$0.12.

B.      Reflects the initial recognition and measurement of the Company’s LO2A intellectual property at fair value and subsequent expense as part of asset acquisition accounting as there is no alternative future use.

C.     Reflects the remeasurement of the Company’s contingent obligation with respect to future LO2A revenues to fair value in its own balance sheet and then the subsequent revision of the obligation upon consummation of the Business Combination after which development activities would cease.

D.     Reflects the settlement of certain of the Company’s liabilities that took place in conjunction with the consummation of the Business Combination transaction and PIPE placement and thus will not be part of the post-combination company.

E.      Represents the issuance of 28,012,364 mandatorily convertible notes by Cosmos Capital which, upon consummation of the Business Combination will convert, in the future, to 63,626,903 ordinary shares of the Company. Conversion will take place at the earlier of 6 months from issuance or upon the occurrence of certain financing events. Net proceeds of the notes were $20,275,349 comprising gross proceeds of $21,569,520 less transaction costs.

F.      Reflects the consideration to Cosmos Capital shareholders of 478,828,749 $0.01 par value ordinary shares of the Company for the acquisition of shares in Cosmos Capital. Only 428,270,616 shares were issued at upon consummation of the Business Combination due to limitations of the Company’s authorised capital with a further 50,558,133 pending to be issued.

	Common stock (in USD thousands)	APIC (in USD thousands)
Impact of 428,270,616 issued shares at close at $0.001 par value	428	(428)
Impact of 50,558,133 shares to be issued pending authorization of capital

G.     Reflects the elimination of the historical equity of the Company:

(in USD thousands)
Common stock	(33)
Additional paid in capital	(35,110)
Accumulated deficit	39,218
Accumulated other comprehensive loss	73
Net capital adjustment	4,148

H.     Reflects the fair value of warrants over 8,710,982 $0.001 warrants over ordinary shares issued, upon consummation of the Business Combination to HC Wainwright as consideration for acting as the Company’s financial advisor to the transaction. The fair value was determined to be the market price of the Company’s shares at the date of issuance due to the deminimus exercise price of $0.001 per warrant. Pursuant to the terms of the warrant agreement, the warrant holders may only request redemption in cash in the event of certain future fundamental changes to the Company that are within the control of the Company. Other fundamental changes, such as a change in control, that are outside the control of the Company only entitle the warrant holders to receive the same choice of consideration as offered to holders of ordinary shares in the Company. As such, the Company has recognised the issuance of the warrants as a transaction expense settled through issuance of an equity instruments.

I.       Reflects estimated transaction costs of Cosmos Capital totalling $880k paid in cash in relation to the Business Combination.

J.       Reflects the impact of the Company’s incentive plan for employees of Cosmos Capital and the Company established as a condition of the Business Implementation Agreement to be established prior to consummation of the Business Combination. The incentive plans were in the form of restricted stock units (RSUs) with an estimated fair value based on the market price of $0.245 at the date of grant. The performance hurdles for certain awards were achieved upon consummation of the Business Combination. For other awards, as at the date of consummation of the Business Combination, the Company estimated that 50% of the implied service period based on progress to achieve the requisite milestone had been completed. The estimated awards to be recognised are as follows:

(in USD thousands)
Fully vested RSUs	7,350
50% of implied service based on progress towards milestone	1,225
Total expense to date	8,575

K.     Reflects Cosmos Capital’s non-recurring transaction costs of $164,000 incurred in the year ended December 31, 2020 in relation to the Business Combination.

L.      Reflects the estimated effect of the Company’s incentive compensation scheme established as a condition of the Business Combination for awards with a service period. For presentation purposes an estimate has been made that 50% of the implied service period has been completed having regard to progress to date.

The total purchase price, including certain transaction costs, paid in the Business Combination has been allocated to the assets and liabilities assumed of the Company based on their relative fair values as of the completion date. The following summarizes the purchase price paid (in thousands, except share and per share amounts):

Number of shares owned by Mawson shareholders at closing	33,052,951
Share price of the Company at closing date	$0.79
Fair value of the shares of the combined group owned by legacy Mawson shareholders	$26,112
Transaction costs	880
Total purchase price	26,992

Purchase consideration is then allocated to the net assets acquired on the basis of relative fair values. The following sets out the allocation of the purchase price to the net tangible and intangible assets and liabilities acquired:

(in USD thousands)
Cash and cash equivalents	247
Restricted cash	13
Receivables and prepayments	66
Marketable securities	2,834
PP&E (net)	7
Right of use lease assets	22
In-process research and development	25,646
Trade and other payables	(1,306)
Other liabilities	(537)
26,992

The acquired in-process research and development asset relates to the Company’s LO2A product candidates. Given the stage of development of this asset at the date of acquisition, significant risk remains and it is not yet probable that there was future economic benefit to these assets. Absent successful clinical results and regulatory approval, there is no alternative future use associated with them. Accordingly the value of the assets is to be expensed in the consolidated statement of operations for the year ended December 31, 2021.

Earnings per share

As the combined company is in a net loss position, any adjustment for potentially dilutive shares would be anti-dilutive, and as such, basic and diluted loss per share are the same. The following table presents the pro forma adjustments giving effect to the consideration paid by the Company:

Weighted Cosmos Capital average common shares outstanding, basic and diluted	7,097,883
Pro forma weighted average common shares of Cosmos Capital at the 65.1:1 conversion ratio established*	462,071,195
Weighted average shares of the Company	16,669,628
PIPE placement	25,000,000
Pro forma combined weighted average number of common shares outstanding – basic and diluted	510,838,706

____________

*        This conversion ratio established includes only shares issued to Cosmos shareholders at closing date. It does not include shares to be issued in the future due to limitations of the Company’s authorised share capital. The conversion ratio was determined by comparing Company shares issued as consideration to Cosmos Capital to the number of shares previously on issue in Cosmos Capital.

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

Certain statements discussed in this information statement constitute forward-looking statements, about our expectations, beliefs or intentions regarding, among other things, our and Cosmos’ product development efforts, business, financial condition, results of operations, strategies or prospects. Forward-looking statements can be identified by the use of forward-looking words such as “believe”, “expect”, “intend”, “plan”, “may”, “should” or “anticipate” or their negatives or other variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical or current matters. These forward-looking statements may be included in, but are not limited to, various filings made by us with the United States Securities and Exchange Commission (the “SEC”), press releases or oral statements made by or with the approval of one of our authorized executive officers. Forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our or Cosmos’ actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to, the factors summarized below. Important risks, uncertainties, and other factors that could cause Mawson’s or Cosmos’ actual results or conditions to differ materially from forward-looking statements include, among others, the risks summarized under the section entitled “Risk Factors” of this information statement.

You are cautioned not to place undue reliance on forward-looking statements. Mawson makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made, except as otherwise required under the federal securities laws. If Mawson were in any particular instance to update or correct a forward-looking statement, investors and others should not conclude that Mawson would make additional updates or corrections thereafter except as otherwise required under the federal securities laws.

You should carefully review the section entitled “Risk Factors” of this information statement and the other risk factors set forth in the periodic and other filings of Mawson with the SEC, for a discussion of these and other risks that relate to Mawson’s business, an investment in shares of Mawson’s common stock and the Bid Agreement.

RISK FACTORS

Because of the following factors, as well as other variables affecting our (and, following the Closing, Cosmos’) business, operating results or financial condition, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.

Risks Relating to the Cosmos Transaction

We may not achieve the perceived benefits of the Cosmos Transaction and the market price of our common stock following the Cosmos Transaction may decline.

The market price of our common stock may decline as a result of the Cosmos Transaction for a number of reasons, including if: investors react negatively to the prospects of the combined company’s business; the effect of the Cosmos Transaction on the combined company’s business and prospects is not consistent with the expectations of our management or of financial or industry analysts; or the combined company does not achieve the perceived benefits of the transaction as rapidly or to the extent anticipated by our management or financial or industry analysts.

There can be no assurance that we will successfully enter into any LO2A Transaction or, if we do, that such LO2A Transaction will ultimately be successful or that any CVR payments will be made.

There are numerous risks and uncertainties associated with the entitlement to payment under the CVR Agreement. We are currently exploring potential LO2A Transactions with third parties. If and when such discussions materialize and, thereafter, negotiations are successfully concluded, we may enter into a transaction for the sale or licensing of the LO2A Technology to such third party. Any proceeds that we receive in connection with a LO2A Transaction, will be distributed in accordance with the CVR Agreement. If no LO2A Transaction is entered into within the first two years of the closing of the Cosmos Transaction, then we may continue or terminate the LO2A program, in our discretion, and are not required to effect any LO2A Transaction. The CVR Agreement will terminate automatically upon such LO2A program termination. There can be no assurance that we will successfully enter into any LO2A Transaction or, if we do, that such LO2A Transaction will ultimately be successful or that any CVR payments will be made. In addition, the CVRs are not freely transferable and will not be registered with the SEC or listed on any securities exchange. Also, the tax consequences regarding the receipt of the CVRs are uncertain.

Some of our officers and directors have interests in the Cosmos Transaction that are different from those of our stockholders.

Certain of our officers and directors (some of whom are, following the Closing Date, former officers or directors) participate in arrangements that provide them with interests in the Cosmos Transaction that are different from, or in addition to, the interests of our stockholders. These interests include acceleration of vesting of unvested stock options and restricted stock units (“RSUs”) of our directors and executive officers; indemnification and insurance of our directors and executive officers; change in control provisions of employment and consultation arrangements of our chief executive officer and chief financial officer; termination of existing consulting and employment agreements with our chief executive officer (following the closing, our former chief executive officer) and chief financial officer, respectively, and execution of new consulting arrangements with our chief executive officer (following the closing, our former chief executive officer) and chief financial officer; participation of our chief executive officer (following the closing, our former chief executive officer) and chief financial officer in the Post-Closing Incentive Plan; and participation of our chief executive officer (following the closing, our former chief executive officer) and chief financial officer in the PIPE Agreements. The members of our Board of Directors were aware of these additional interests, and considered them, when they approved the Bid Agreement and related transactions.

Cosmos is not a publicly traded company, making it difficult to determine the fair market value thereof.

The outstanding share capital of Cosmos is not traded on any public market, which makes it difficult to determine the fair market value of Cosmos. There can be no assurance that the consideration issued to Cosmos shareholders will not exceed the actual value of Cosmos.

Our securityholders will have a reduced ownership and voting interest in, and will exercise less influence over the management of, the combined company following the closing as compared to their current ownership and voting interest in our company.

When the Cosmos Transaction was completed, our pre-closing securityholders own a smaller percentage of the combined company than their pre-closing ownership in Mawson. Immediately following the Closing Date, the former Cosmos shareholders beneficially own approximately 86% of the outstanding common stock of Mawson, while Mawson pre-closing stockholders remain the owners of approximately 12% of the outstanding common stock of Mawson, each on a fully diluted basis and including warrants issued to Mawson’s financial advisor to the transaction, who holds the remaining 2%. Consequently, the pre-closing stockholders as a group have less influence over the management and policies of the combined company after the Cosmos Transaction.

Our pre-closing stockholders may not realize a benefit from the Cosmos Transaction commensurate with the ownership dilution they will experience in connection with the transaction.

If the combined company is unable to realize the strategic and financial benefits currently anticipated from the Cosmos Transaction, our pre-closing stockholders will have experienced substantial dilution of their ownership interests without receiving the expected commensurate benefit, or only receiving part of the commensurate benefit to the extent the combined company is able to realize only part of the expected strategic and financial benefits currently anticipated from the transaction.

The combined company may need to raise additional capital by issuing securities or debt or through licensing or other strategic arrangements, which may cause dilution to the combined company’s stockholders or restrict the combined company’s operations or impact its proprietary rights.

The combined company may be required to raise additional funds sooner than currently planned. And additional financing may not be available to the combined company when it needs it or may not be available on favorable terms. To the extent that the combined company raises additional capital by issuing equity securities, such an issuance may cause significant dilution to the combined company’s stockholders’ ownership and the terms of any new equity securities may have preferences over the combined company’s common stock. Any debt financing the combined company enters into may involve covenants that restrict its operations. These restrictive covenants may include limitations on additional borrowing and specific restrictions on the use of the combined company’s assets, as well as prohibitions on its ability to create liens, pay dividends, redeem its stock or make investments. In addition, if the combined company raises additional funds through licensing, partnering or other strategic arrangements, it may be necessary to relinquish rights to some of the combined company’s technologies or proprietary rights, or grant licenses on terms that are not favorable to the combined company.

Our business and financial condition will be materially adversely affected if we are required to register as an investment company under the Investment Company Act.

Mawson is not, and does not intend to become, an “investment company” as defined in the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”). Although the SEC and courts are providing increasing guidance on the treatment of cryptocurrencies for purposes of federal securities law, this continues to be an evolving area of law. Therefore, it is possible that the SEC or a court could take a position that may be adverse to the position Mawson has taken on these matters. If Mawson were required to register as an investment company but fails to do so, the consequences may be severe. Among the various remedies it may pursue, the SEC may seek an order of a court to enjoin Mawson from continuing to operate as an unregistered investment company. In addition, all contracts that Mawson has entered into in the course of its business, including securities that it has offered and sold to investors, will be rendered unenforceable except to the extent of any equitable remedies that might apply. An affected investor in such case may pursue the remedy of rescission. If Mawson were to register as an investment company, it may be forced to significantly change its structure and operations in order to comply with the substantive requirements of the Investment Company Act. In particular, Mawson may be forced to change its capital structure in order to satisfy the limits on leverage and classes of securities imposed by the Investment Company Act, modify the composition of its board of directors in order to maintain the required number of independent directors and the requirements of “independence” set forth in rules under the Investment Company Act, restrict transactions that it may engage in with affiliated persons, fair value its assets in the manner required by the Investment Company Act, adopt a code of ethics to comply with restrictions on personal trading by officers and employees of

Mawson, etc. Compliance with the requirements of the Investment Company Act applicable to registered investment companies may make it difficult for Mawson to continue its current operations or, following the Closing Date, its operations as a company that is engaged in the business of developing blockchain infrastructure and in activities related to cryptocurrency mining.

Litigation relating to the Cosmos Transaction could require us to incur significant costs and suffer management distraction.

We could be subject to demands or litigation related to the Cosmos Transaction, even if it was consummated. Such actions may result in substantial costs to us and divert management time and resources.

Risks Relating to Cosmos and our Digital Asset Infrastructure Business

Cosmos has incurred operating losses since its inception and anticipates that it will continue to incur substantial operating losses in the near future.

Cosmos has incurred net and operating losses since its inception in May 2019, including net losses of approximately USD5.06 million and operating losses of approximately USD4.9 million for the year ended December 31, 2020. Cosmos does not know whether or when it will become profitable and it expects to continue to incur losses for the near future, and these losses will likely increase as Cosmos pursues its growth strategy. No certainty exists that Cosmos will become profitable and, even if Cosmos does achieve profitability, it may not be able to sustain or increase profitability on a quarterly or annual basis. Cosmos’ inability to achieve and then maintain profitability would negatively affect its business, financial condition, results of operations and cash flows.

The further development and acceptance of digital asset networks and other digital assets, which represent a new and rapidly changing industry, are subject to a variety of factors that are difficult to evaluate. The slowing or stopping of the development or acceptance of digital asset systems may adversely affect Cosmos.

Currently, there is relatively small use of Bitcoins and other cryptocurrencies in the retail and commercial marketplace in comparison to relatively large use by speculators, thus contributing to price volatility that could adversely affect an investment in Cosmos. Cryptocurrencies are a relatively new concept and asset class, so there is still some degree of uncertainty and pessimism about their use and whether their popularity will gain further traction is difficult to predict. If the popularity and use of cryptocurrencies diminish and leads to their value decreasing, the business, financial condition, results of operations and prospects of Cosmos may be materially adversely affected.

To the extent that the digital asset exchanges representing a substantial portion of the volume in digital asset trading are involved in fraud or experience security failures or other operational issues, such digital asset exchanges’ failures may result in a reduction in the price of some or all digital assets and can adversely affect Cosmos.

The digital asset exchanges on which the digital assets trade are new and, in most cases, largely unregulated. Furthermore, many digital asset exchanges (including several of the most prominent USD denominated digital asset exchanges) do not provide the public with significant information regarding their ownership structure, management teams, corporate practices or regulatory compliance. As a result, the marketplace may lose confidence in, or may experience problems relating to, digital asset exchanges, including prominent exchanges handling a significant portion of the volume of digital asset trading.

A lack of stability in the digital asset exchange market and the closure or temporary shutdown of digital asset exchanges due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in the digital asset networks and result in greater volatility in digital asset values. These potential consequences of a digital asset exchange’s failure could materially adversely affect the business, financial condition, results of operations and prospects of Cosmos.

Significant contributors to all or any digital asset network could propose amendments to the respective network’s protocols and software that, if accepted and authorized by such network, could adversely affect Cosmos.

Significant contributors to all or any digital asset network could propose amendments to the respective network’s protocols and software that, if accepted and authorized by such network, could adversely affect Cosmos.

For example, with respect to Bitcoins networks, a small group of individuals contribute to the Bitcoin Core project on GitHub.com. This group of contributors is currently headed by Wladimir J. van der Laan, the current lead maintainer. These individuals can propose refinements or improvements to the Bitcoin network’s source code through one or more software upgrades that alter the protocols and software that govern the Bitcoin network and the properties of Bitcoin, including the irreversibility of transactions and limitations on the mining of new Bitcoin. Proposals for upgrades and discussions relating thereto take place on online forums. For example, there is an ongoing debate regarding altering the blockchain by increasing the size of blocks to accommodate a larger volume of transactions. Although some proponents support an increase, other market participants oppose an increase to the block size as it may deter miners from confirming transactions and concentrate power into a smaller group of miners.

To the extent that a significant majority of the users and miners on the Bitcoin network install such software upgrade(s), the Bitcoin network would be subject to new protocols and software that could materially adversely affect the business, financial condition, results of operations and prospects of Cosmos. In the event a developer or group of developers proposes a modification to the Bitcoin network that is not accepted by a majority of miners and users, but that is nonetheless accepted by a substantial plurality of miners and users, two or more competing and incompatible blockchain implementations could result. This is known as a “hard fork.” In such a case, the “hard fork” in the blockchain could materially and adversely affect the perceived value of digital assets as reflected on one or both incompatible blockchains, which may materially adversely affect the business, financial condition, results of operations and prospects of Cosmos.

If a malicious actor or botnet obtains control in excess of 50% of the processing power active on any digital asset network, including the Bitcoin network, it is possible that such actor or botnet could manipulate the blockchain in a manner that adversely affects Cosmos.

If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority of the processing power dedicated to mining on any digital asset network, including the Bitcoin network, it may be able to alter the blockchain by constructing alternate blocks if it is able to solve for such blocks faster than the remainder of the miners on the blockchain can add valid blocks. In such alternate blocks, the malicious actor or botnet could control, exclude or modify the ordering of transactions, though it could not generate new digital assets or transactions using such control. Using alternate blocks, the malicious actor could “double-spend” its own digital assets (i.e., spend the same digital assets in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintains control. To the extent that such malicious actor or botnet does not yield its majority control of the processing power or the digital asset community does not reject the fraudulent blocks as malicious, reversing any changes made to the blockchain may not be possible. Such changes could materially adversely affect the business, financial condition, results of operations and prospects of Cosmos.

A failure to properly monitor and upgrade the Bitcoin network protocol could damage the Bitcoin network and adversely affect Cosmos.

The open-source structure of the cryptocurrencies network protocols means that the contributors to the protocol are generally not directly compensated for their contributions in maintaining and developing the protocol. The Bitcoin network, for example, operates based on an open-source protocol maintained by contributors, largely on the Bitcoin Core project on GitHub. As an open-source project, Bitcoin is not represented by an official organization or authority. As the Bitcoin network protocol is not sold and its use does not generate revenues for contributors, contributors are generally not compensated for maintaining and updating the Bitcoin network protocol. Although the MIT Media Lab’s Digital Currency Initiative funds the current maintainer Wladimir J. van der Laan, among others, this type of financial incentive is not typical. The lack of guaranteed financial incentive for contributors to maintain or develop the Bitcoin network and the lack of guaranteed resources to adequately address emerging issues with the Bitcoin network may reduce incentives to address the issues adequately or in a timely manner. Changes to a digital asset network which Cosmos is mining could materially adversely affect the business, financial condition, results of operations and prospects of Cosmos.

The incentive for Bitcoin mining may decrease over time as the reward decreases.

A Bitcoin halving occurs when block rewards, or the number of Bitcoins entering circulation whenever a block is produced (approximately every 10 minutes), is reduced by half. This means a new Bitcoin will be subsequently issued half as fast as before. This occurs on a schedule built into Bitcoin’s programming and happens every 210,000 blocks with the purpose being to issue the total supply into the market less frequently over time. This supply effect increases Bitcoin’s scarcity, which has, historically, increased its price. When Bitcoin first started, 50 Bitcoins were rewarded to miners per block produced. The reward was decreased over the years and, to date, following the last halving event in May 2020, the block reward is 6.25 Bitcoins per block. Halving events will continue until the block reward reaches zero. The process will end with a predetermined total of 21 million Bitcoins, estimated to be around the year 2140. Although, at each prior halving event, the short-term subsequent effect on the Bitcoin price has been an increase in price, this trend may not continue in the future and may have a reverse effect on the Bitcoin price, in which case, the business, financial condition, results of operations and prospects of Cosmos may be materially adversely affected.

If the award of digital assets for solving blocks and transaction fees for recording transactions are not sufficiently high to incentivize miners, miners may cease expending hashrate to solve blocks and confirmations of transactions on the blockchain could be slowed temporarily.

Bitcoin miners record transactions when they solve for and add blocks of information to the blockchain. When a miner solves for a block, it creates that block, which includes data relating to (i) the solution to the block, (ii) a reference to the prior block in the blockchain to which the new block is being added and (iii) all transactions that have occurred but have not yet been added to the blockchain. The miner becomes aware of outstanding, unrecorded transactions through the data packet transmission and propagation discussed above. Typically, Bitcoin transactions will be recorded in the next chronological block if the spending party has an internet connection and at least one minute has passed between the transaction’s data packet transmission and the solution of the next block. If a transaction is not recorded in the next chronological block, it is usually recorded in the next block thereafter.

As the reward of new digital assets for solving blocks declines, and if transaction fees are not sufficiently high, miners may not have an adequate incentive to continue mining and may cease their mining operations. For example, the current fixed reward on the Bitcoin network for solving a new block is six and a quarter (6.25) Bitcoins per block (the reward decreased from twelve and a half (12.5) Bitcoin in May 2020). It is estimated that it will halve again in about 4 years from 2020. This reduction may result in a reduction in the aggregate hashrate of the Bitcoin network as the incentive for miners will decrease. Moreover, miners ceasing operations would reduce the aggregate hashrate on the Bitcoin network, which would adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to the blockchain until the next scheduled adjustment in difficulty for block solutions) and make the Bitcoin network more vulnerable to a malicious actor obtaining control in excess of fifty percent (50%) of the aggregate hashrate on the Bitcoin network. Periodically, the Bitcoin network has adjusted the difficulty for block solutions so that solution speeds remain in the vicinity of the expected ten (10) minute confirmation time targeted by the Bitcoin network protocol.

More significant reductions in aggregate hashrate on digital asset networks could result in material, though temporary, delays in block solution confirmation time. Any reduction in confidence in the confirmation process or aggregate hashrate of any digital asset network may negatively impact the value of digital assets, which will adversely impact the business, financial condition, results of operations and prospects of Cosmos.

An increase in transaction fees could reduce the price or digital assets.

If fees increase for recording transactions on the Bitcoin network, demand for cryptocurrencies may decrease and prevent the expansion of the network to retail merchants and commercial businesses, resulting in a reduction in the price of digital assets that could adversely affect the business, financial condition, results of operations and prospects of Cosmos.

To the extent that the profit margins of digital asset mining operations are not high, operators of digital asset mining operations are more likely to immediately sell their digital assets earned by mining in the digital asset exchange market, resulting in a reduction in the price of digital assets that could adversely impact Cosmos.

Over the past two years, digital asset mining operations have evolved from individual users mining with computer processors, graphics processing units and first-generation servers. Currently, new processing power brought onto the digital asset networks is predominantly added by incorporated and unincorporated “professionalized” mining operations. Professionalized mining operations may use proprietary hardware or sophisticated machines. They require the investment of significant capital for the acquisition of this hardware, the leasing of operating space (often in data centers or warehousing facilities), incurring of electricity costs and the employment of technicians to operate the mining farms. As a result, professionalized mining operations are of a greater scale than prior miners and have more defined, regular expenses and liabilities. These regular expenses and liabilities require professionalized mining operations to more immediately sell digital assets earned from mining operations on the digital asset exchange market, whereas it is believed that individual miners in past years were more likely to hold newly mined digital assets for more extended periods. The immediate selling of newly mined digital assets greatly increases the supply of digital assets on the digital asset exchange market, creating downward pressure on the price of each digital asset.

The extent to which the value of digital assets mined by a professionalized mining operation exceeds the allocable capital and operating costs determines the profit margin of such operation. A professionalized mining operation may be more likely to sell a higher percentage of its newly mined digital assets rapidly if it is operating at a low profit margin — and it may partially or completely cease operations if its profit margin is negative. In a low profit margin environment, a higher percentage could be sold into the digital asset exchange market more rapidly, thereby potentially reducing digital asset prices. Lower digital asset prices could result in further tightening of profit margins, particularly for professionalized mining operations with higher costs and more limited capital reserves, creating a network effect that may further reduce the price of digital assets until mining operations with higher operating costs become unprofitable and remove mining power from the respective digital asset network. The network effect of reduced profit margins resulting in greater sales of newly mined digital assets could result in a reduction in the price of digital assets that could adversely impact the business, financial condition, results of operations and prospects of Cosmos.

Digital assets such as Bitcoin are likely to be regulated as securities or investment securities.

Digital assets and cryptocurrencies have been the source of much regulatory consternation, resulting in differing definitional outcomes without a single unifying statement. Although we do not believe Cosmos’ mining activities require registration by Cosmos to conduct such activities and accumulate digital assets, the SEC, the Commodity Futures Trading Commission (“CFTC”), Nasdaq or other governmental or quasi-governmental agency or organization may conclude that Cosmos’ activities involve the offer or sale of “securities”, or ownership of “investment securities”, and Cosmos may face regulation under the Securities Act of 1933, as amended (the “Securities Act”) or the Investment Company Act. Such regulation or the inability to meet the requirements to continue operations, would have a material adverse effect on business, financial condition, results of operations and prospects of Cosmos. Currently in Australia, Bitcoin in and of itself is not a financial product nor are digital assets regarded as money or currency for the purpose of Australian corporations law. The effect of any future regulatory change on digital assets or an entity dealing in or holding digital assets is impossible to predict, but such change could be substantial and adverse to the returns sought by Cosmos.

While Bitcoin is presently legal in Australia and the U.S., it may be illegal now, or in the future, to acquire, own, hold, sell or use Bitcoins in one or more other countries.

Regulatory changes or interpretations could cause Cosmos (or any of its related entities) to register and comply with new regulations, resulting in potentially extraordinary, recurring or non-recurring expenses to those holding digital assets.

Global climate change and related environmental regulations may have an adverse effect on our business operations and financial position.

The constant discussion surrounding climate change and its effect on the environment such as changes in rainfall, weather patterns, water supplies and shortages, sea level and changing temperatures could have an adverse effect on Mawson’s operations and financial performance.

Extreme weather events may:

•        cause damage to one or more of our modular data centres (that houses our Miners) and therefore reduce our ability to maximise the performance of the Miners;

•        affect the delivery times of equipment ordered from our manufacturers and therefore impacting our financial forecasts which were scheduled for a certain period of time.

There has been recent commentary about cryptocurrency mining and its impact on the environment and it seems that Governments and related government bodies are introducing or contemplating legislative and regulatory changes in response to various climate change interest groups.

Any legislative changes regarding climate change could add significant burden and costs to Mawson’s business, including costs related to making our energy consumption more efficient and lower impact on the environment environmental monitoring and reporting, and other costs to comply with such changes. Further, there could be reputational damage to our business caused by increased negative publicity surrounding cryptocurrency and the apparent effects on the environment.

If regulatory changes or interpretations of Cosmos’ activities require its registration as a money services business (“MSB”) under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, Cosmos may be required to register and comply with such regulations. If regulatory changes or interpretations of Cosmos’ activities require the licensing or other registration as a money transmitter (or equivalent designation) under state law in any state in which Cosmos operates, Cosmos may be required to seek license or otherwise register and comply with such state law. In the event of any such requirement, to the extent Cosmos decides to continue, the required registrations, licenses and regulatory compliance steps may result in extraordinary, non-recurring expenses to Cosmos and even in a decision to cease Cosmos’ operations.

To the extent that the activities of Cosmos cause it to be deemed an MSB under the regulations promulgated by the Financial Crimes Enforcement Network (“FinCEN”), a unit of the U.S. Treasury Department focused on money laundering under the authority of the U.S. Bank Secrecy Act, Cosmos may be required to comply with FinCEN regulations, including those that would mandate Cosmos to implement anti-money laundering programs, make certain reports to FinCEN and maintain certain records. In addition, to the extent that the activities of Cosmos cause it to be deemed a “money transmitter” (“MT”) or equivalent designation, under state law in any state in which Cosmos operates, Cosmos may be required to seek a license or otherwise register with a state regulator and comply with state regulations that may include the implementation of anti-money laundering programs, maintenance of certain records and other operational requirements. Currently, the New York State Department of Financial Services has finalized its “BitLicense” framework for businesses that conduct “virtual currency business activity,” the Conference of State Bank Supervisors has proposed a model form of state level “virtual currency” regulation and additional state regulators including those from California, Idaho, Virginia, Kansas, Texas, South Dakota and Washington have made public statements indicating that virtual currency businesses may be required to seek licenses as money transmitters. In July 2016, North Carolina updated the law to define “virtual currency” and the activities that trigger licensure in a business-friendly approach that encourages companies to use virtual currency and blockchain technology. Specifically, the North Carolina law does not require miners or software providers to obtain a license for multi-signature software, smart contract platforms, smart property, colored coins and non-hosted, non-custodial wallets. Starting January 1, 2016, New Hampshire requires anyone exchanges a digital currency for another currency must become a licensed and bonded money transmitter. In numerous other states, including Connecticut and New Jersey, legislation is being proposed or has been introduced regarding the treatment of Bitcoin and other digital assets. Cosmos will continue to monitor for developments in such legislation, guidance or regulations.

Such additional federal or state regulatory obligations may cause Cosmos to incur extraordinary expenses, possibly adversely affecting the business, financial condition, results of operations and prospects of Cosmos. Furthermore, Cosmos and its service providers may not be capable of complying with certain federal or state regulatory obligations applicable to MSBs and MTs. If Cosmos is deemed to be subject to and determines not to comply with such additional regulatory and registration requirements, it may act to dissolve and liquidate Cosmos. Any such action may materially adversely impact the business, financial condition, results of operations and prospects of Cosmos.

Current interpretations require the regulation of Bitcoins under the Commodity Exchange Act (“CEA”) by the CFTC, Cosmos may be required to register and comply with such regulations. To the extent that Cosmos decides to continue operations, the required registrations and regulatory compliance steps may result in extraordinary, non-recurring expenses to Cosmos. Cosmos may also decide to cease certain operations. Any disruption of Cosmos’ operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to investors.

Current and future legislation, CFTC and other regulatory developments, including interpretations released by a regulatory authority, may impact the manner in which Bitcoins are treated for classification and clearing purposes. In particular, Bitcoin derivatives are not excluded from the definition of “commodity future” by the CFTC. We cannot be certain as to how future regulatory developments will impact the treatment of Bitcoins under the law.

Bitcoins have been deemed to fall within the definition of a commodity and Cosmos may be required to register and comply with additional regulation under the CEA, including additional periodic report and disclosure standards and requirements. Moreover, Cosmos may be required to register as a commodity pool operator and to register Cosmos as a commodity pool with the CFTC through the National Futures Association. Such additional registrations may result in extraordinary, non-recurring expenses, thereby materially and adversely impacting the business, financial condition, results of operations and prospects of Cosmos. If Cosmos determines not to comply with such additional regulatory and registration requirements, Cosmos may seek to cease certain of its operations. Any such action may adversely affect the business, financial condition, results of operations and prospects of Cosmos. No CFTC orders or rulings are applicable to Cosmos’ business.

If regulatory changes or interpretations require the regulation of Bitcoins under the Securities Act and Investment Company Act by the SEC, Cosmos may be required to register and comply with such regulations. To the extent that Cosmos decides to continue operations, the required registrations and regulatory compliance steps may result in extraordinary, non-recurring expenses to Cosmos and Cosmos may also decide to cease certain operations. Any disruption of Cosmos’ operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to investors. This would likely have a material adverse effect on Cosmos.

Current and future legislation and the SEC rulemaking and other regulatory developments, including interpretations released by a regulatory authority, may impact the manner in which Bitcoins are treated for classification and clearing purposes. The SEC’s July 25, 2017 Report expressed its view that digital assets may be securities depending on the facts and circumstances. As of the date of this information statement, we are not aware of any rules that have been proposed to regulate Bitcoins as securities. We cannot be certain as to how future regulatory developments will impact the treatment of Bitcoins under the law. Such additional registrations may result in extraordinary, non-recurring expenses, thereby materially and adversely impacting the business, financial condition, results of operations and prospects of Cosmos. If Cosmos determines not to comply with such additional regulatory and registration requirements, it may seek to cease certain of its operations. Any such action may adversely affect the business, financial condition, results of operations and prospects of Cosmos.

To the extent that digital assets, including Bitcoins and other digital assets Cosmos may own are deemed by the SEC to fall within the definition of a security, Cosmos or us may be required to register and comply with additional regulation under the Investment Company Act, including additional periodic reporting and disclosure standards and requirements and the registration of the combined company as an investment company. Additionally, one or more states may conclude Bitcoins and other digital assets Cosmos may own as a security under state securities laws which would require registration under state laws including merit review laws which would adversely impact Cosmos since it would likely not be able to comply. As described above, some states including California define the term “investment contract” more strictly than the SEC. Such additional registrations may result in extraordinary, non-recurring expenses, thereby materially and adversely impacting the business, financial condition, results of operations and prospects of Cosmos. If Cosmos determines not to comply with such additional regulatory and registration requirements, it may seek to cease all or certain parts of its operations. Any such action would likely adversely affect the business, financial condition, results of operations and prospects of Cosmos and investors may suffer a complete loss of their investment.

Political or economic crises may motivate large-scale sales of digital assets, which could result in a reduction in some or all digital assets’ values and adversely affect Cosmos.

As an alternative to fiat currencies that are backed by central governments, digital assets such as Bitcoins, which are relatively new, are subject to supply and demand forces based upon the desirability of an alternative, decentralized means of buying and selling goods and services, and it is unclear how such supply and demand will be impacted by geopolitical events. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of digital assets either globally or locally. Large-scale sales of digital assets would result in a reduction in their value and could adversely affect the business, financial condition, results of operations and prospects of Cosmos.

Mining equipment is likely to breakdown or fail.

It is likely that the miners and related mining equipment used to mine digital assets will breakdown and may not function at any given time. Any downtime of the miners and mining equipment will have a direct impact on Cosmos as they would not be performing their role, that is, solving hashes and receiving a block reward. This would therefore decrease the revenue of Cosmos.

Electricity costs often determine Cosmos’ profitability.

Electricity (or “consumption”) costs is a major factor which will determine whether Cosmos’ digital mining activities are profitable and viable. Digital mining consumes a significant amount of electricity. The financial modelling of Cosmos is based on certain assumptions, one of those being that its electricity costs per kilowatt (in the US) remains within a certain price range because its miners are located in the U.S. Electricity prices are subject to change. Certain economic and regulatory changes (in the U.S.) could occur (beyond the control of Cosmos) to drive up the costs of electricity to a point that Cosmos is unwilling to pay or unable to maintain, based on its financial modelling and this would significantly impact the profitability and viability of Cosmos’s business.

Cosmos’ ability to adopt technology in response to changing security needs or trends poses a challenge to the safekeeping of its digital assets.

The history of digital asset exchanges has shown that exchanges and large holders of digital assets must adapt to technological change in order to secure and safeguard their digital assets. Cosmos frequently liquidates cryptocurrencies held and keep a minimum number of cryptocurrencies in its possession so as to minimise its risks against theft, loss, destruction or other issues relating to hackers and technological attack. We believe that it may become a more appealing target of security threats as the size of its Bitcoin holdings grow. To the extent that Cosmos is unable to identify and mitigate or stop new security threats, its digital assets may be subject to theft, loss, destruction or other attack, which could adversely affect the business, financial condition, results of operations and prospects of Cosmos.

Security threats could result in a loss of Cosmos digital assets, or damage to its reputation and brand, each of which could adversely affect Cosmos.

Security breaches, computer malware and computer hacking attacks have been a prevalent concern in the digital asset exchange markets. Any security breach caused by hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, and the inadvertent transmission of computer viruses, could harm Cosmos’ business operations or result in loss of its digital assets. Any breach of Cosmos’ infrastructure could result in damage to its reputation which could adversely affect the business, financial condition, results of operations and prospects of Cosmos. Furthermore, we believe that, as Cosmos’ assets grow, it may become a more appealing target for security threats such as hackers and malware.

Cosmos frequently liquidates cryptocurrencies held and keeps a minimum number of cryptocurrencies in its possession so as to minimise its risks and safeguard its digital assets from theft, loss, destruction or other issues relating to hackers and technological attack. Nevertheless, this security system may not be impenetrable and may not be free from defect or immune to acts of God, and any loss due to a security breach, software defect or act of God will be borne by Cosmos.

The security system and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of Cosmos, or otherwise, and, as a result, an unauthorized party may obtain access to Cosmos’ private keys, data or Bitcoins. Additionally, outside parties may attempt to fraudulently induce employees of ours to disclose sensitive information in order to gain access to Cosmos’ infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, Cosmos may be unable to anticipate these techniques or implement adequate preventative measures. If an actual or perceived breach of Cosmos’ security system occurs, the market perception of the effectiveness of its security system could be harmed, which could adversely affect the business, financial condition, results of operations and prospects of Cosmos. In the event of a security breach, Cosmos may also be forced to cease operations, or suffer a reduction in assets, the occurrence of each of which could adversely affect Cosmos.

A loss of confidence in Cosmos’ security system, or a breach of its security system, may adversely affect Cosmos’ business.

Cosmos will take measures to protect itself and its digital assets from unauthorized access, damage or theft; however, it is possible that the security system may not prevent the improper access to, or damage or theft of its digital assets. A security breach could harm its reputation or result in the loss of some or all of its digital assets.
A resulting perception that Cosmos’ measures do not adequately protect its digital assets could adversely affect the business, financial condition, results of operations and prospects of Cosmos.

Digital asset transactions are irrevocable and stolen or incorrectly transferred digital assets may be irretrievable. As a result, any incorrectly executed digital asset transactions could adversely affect the business of Cosmos.

Digital asset transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the transaction or, in theory, control or consent of a majority of the processing power on the respective digital asset network. Once a transaction has been verified and recorded in a block that is added to the blockchain, an incorrect transfer of digital assets or a theft of digital assets generally will not be reversible, and we may not be capable of seeking compensation for any such transfer or theft. Although Cosmos’ transfers of digital assets will regularly be made to or from vendors, consultants, services providers, etc. it is possible that, through computer or human error, or through theft or criminal action, its digital assets could be transferred from Cosmos in incorrect amounts or to unauthorized third parties. To the extent that Cosmos is unable to seek a corrective transaction with such third party or are incapable of identifying the third party which has received its digital assets through error or theft, Cosmos will be unable to revert or otherwise recover incorrectly transferred Cosmos digital assets. To the extent that Cosmos is unable to seek redress for such error or theft, such loss could adversely affect the business, financial condition, results of operations and prospects of Cosmos.

The limited rights of legal recourse against Cosmos, and its lack of insurance protection expose Cosmos to the risk of loss of its digital assets for which no person is liable.

The digital assets held by Cosmos are not insured. Therefore, a loss may be suffered with respect to Cosmos’ digital assets which is not covered by insurance and for which no person is liable in damages which could adversely affect the business, financial condition, results of operations and prospects of Cosmos.

Digital assets held by Cosmos are not subject to FDIC or SIPC protections.

Cosmos does not hold its digital assets with a banking institution or a member of the Federal Deposit Insurance Corporation (“FDIC”) or the Securities Investor Protection Corporation (“SIPC”) and, therefore, its digital assets are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions.

Cosmos may not have adequate sources of recovery if its digital assets are lost, stolen or destroyed.

If Cosmos’ digital assets are lost, stolen or destroyed under circumstances rendering a party liable to Cosmos, the responsible party may not have the financial resources sufficient to satisfy its claim. For example, as to a particular event of loss, the only source of recovery for Cosmos might be limited, to the extent identifiable, other responsible third parties (e.g., a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim by Cosmos.

The sale of Cosmos’ digital assets to pay expenses at a time of low digital asset prices could adversely affect Cosmos’ business.

Cosmos may sell its digital assets to pay expenses on an as-needed basis, irrespective of then-current prices. Consequently, its digital assets may be sold at a time when the prices on the respective digital asset exchange market are low, which could adversely affect the business, financial condition, results of operations and prospects of Cosmos.

Cosmos relies on a small number of key people, the loss of which could have a significant impact on Cosmos.

The responsibility of the direction and operation of the Cosmos business relies heavily on a small number of key people, including CEO James Manning and COO, Liam Wilson. If any of Cosmos’ key employees or service providers cease their involvement in the Cosmos business or, in the unfortunate situations one or more of them are seriously injured or dies, this loss would have a significant and likely adverse impact on Cosmos.

Cosmos’ results of operations may be negatively impacted by the coronavirus outbreak.

In December 2019, the novel coronavirus, or COVID-19, surfaced globally. The World Health Organization declared a global emergency on January 30, 2020, with respect to the outbreak. The impacts of the outbreak are unknown and rapidly evolving. Many countries around the world have imposed quarantines and restrictions on travel and mass gatherings to slow the spread of the virus. In Australia, federal, state and local governments have enacted restrictions on travel, gatherings, and workplaces, with exceptions made for essential workers and businesses. As of the date of this information statement, Cosmos has not been declared an essential business. As a result, it may be required to substantially reduce or cease operations in response to governmental action or decree as a result of COVID-19.

Failure to effectively manage Cosmos’ growth could place strains on its managerial, operational and financial resources and could adversely affect its business and operating results.

As its operations grow, the administrative demands upon Cosmos will grow, and its success will depend upon its ability to meet those demands. Cosmos is organised as a holding company, with numerous subsidiaries. Both the parent company and each of its subsidiaries require certain financial, managerial and other resources, which could create challenges to its ability to successfully manage its subsidiaries and operations and impact its ability to assure compliance with its policies, practices and procedures. These demands include, but are not limited to, increased executive, accounting, management, legal services, staff support and general office services. Cosmos may need to hire additional qualified personnel to meet these demands, the cost and quality of which is dependent in part upon market factors outside of its control. Further, Cosmos will need to effectively manage the training and growth of its staff to maintain an efficient and effective workforce, and its failure to do so could adversely affect its business and operating results.

Cosmos has potential risks in connection with growth and acquisitions.

Cosmos’ future growth may depend in part on its ability to acquire patented technologies or potential target companies that have synergies with the Cosmos business activities. Such acquisitions are subject to numerous risks, including, but not limited to the following:

•        its inability to enter into a definitive agreement with respect to any potential acquisition, or if it is able to enter into such agreement, its inability to consummate the potential acquisition;

•        difficulty integrating the operations, technology and personnel of the acquired entity including achieving anticipated synergies;

•        its inability to achieve the anticipated financial and other benefits of the specific acquisition;

•        difficulty in maintaining controls, procedures and policies during the transition and monetisation process;

•        diversion of its management’s attention from other business concerns; and

•        failure of its due diligence process to identify significant issues, including issues with respect to patented technologies and other legal and financial contingencies.

If Cosmos is unable to manage these risks effectively as part of any acquisition, its business could be adversely affected.

We may not be able to timely and effectively implement controls and procedures required by Section 404 of the Sarbanes-Oxley Act of 2002.

We are required to comply with certain provisions of Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”). Section 404 requires that our management maintain a system of internal control over financial reporting that provides reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. It also requires that our management annually evaluate whether our internal control over financial reporting is effective at providing reasonable assurance and to disclose its assessment to investors.

Although we acquired and became the parent company of Cosmos in the Business Combination, with limited exceptions, the management team of Cosmos became our management team and became responsible for our internal control over financial reporting upon completion of the Business Combination. Cosmos was an Australian registered Unlisted Public Company with limited accounting personnel and other resources with which to address our internal controls and procedures, and was not previously subject to the same requirements. Our new management may not be able to effectively and timely implement controls and procedures that adequately respond to the regulatory compliance and reporting requirements that are applicable to us. If our new management is not able to implement the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner or with adequate compliance, we may not be able to assess whether our internal control over financial reporting are effective, which may subject us to adverse regulatory consequences and could harm investor confidence and the market price of our stock.

In addition, as a smaller reporting company and non-accelerated filer, we are not subject to the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. However, as we grow, we may become subject to the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act.

If we fail to comply with the requirements of Section 404 of the Sarbanes-Oxley Act, the accuracy and timeliness of the filing of our annual and quarterly reports may be materially adversely affected and could cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock. In addition, a material weakness in the effectiveness of our internal control over financial reporting could result in an increased chance of fraud and the loss of customers, reduce our ability to obtain financing and require additional expenditures to comply with these requirements, each of which could have a material adverse effect on our business, results of operations and financial condition.

Risks Relating to the LO2A Business

With respect to risks relating to the LO2A Business, please see the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference into this information statement. See “Where You Can Find More Information.” However, since the Cosmos Transaction is completed, many of these risks will be (i) primarily related to the likelihood of our ability to successfully enter into any LO2A Transaction and, if we do, the terms thereof, which will mostly affect the holders of CVRs, and (ii) immaterial to the operation of the post-closing combined company.

GENERAL

This information statement is being delivered to our stockholders in connection with the Amendment, including the Authorized Stock Increase.

Requirement to Obtain Stockholder Approval

Under the provisions of the DGCL and our certificate of incorporation, stockholders representing a majority of our outstanding capital stock and a majority of our outstanding common stock must approve the amendment of our certificate of incorporation under certain circumstances, which include the Authorized Stock Increase. On March 5, 2021, we obtained that approval. Owners of approximately 54.3% of our then outstanding capital stock signed a written consent, in accordance with Section 1.11 of our by-laws, approving the Amendment.

No Voting Required

We are not seeking a vote, authorization or proxies from our stockholders. Section 1.11 of our by-laws provides that stockholders may take action without a stockholders meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by a sufficient number of holders to take such action. The written consent to the share issuance signed by the signatories thereto satisfied this requirement and we are therefore not seeking a vote, authorization or proxy from our other stockholders with respect to the amendment, including the Authorized Stock Increase.

Mawson Approval of the Bid Agreement and Related Transactions

The Bid Agreement and related transactions have been authorized and approved by the Company. Our board of directors unanimously:

•        determined that the Bid Agreement and other transactions contemplated by the Bid Agreement were in the best interests of the Company and the stockholders of the Company; and

•        approved the Bid Agreement and the other transactions contemplated thereby.

For additional information concerning the analysis and approvals by our board of directors, see “The Bid Agreement and Related Transactions — Reasons for the Bid Agreement and Related Transactions.”

SPECIAL FACTORS

Background of the Bid Agreement

The following chronology summarizes the key meetings and events that led to the signing of the Bid Agreement. The following chronology does not purport to catalogue every conversation among the Board, members of Company management or the Company’s representatives and other parties. It should also be clarified that the summary below, to the extent it refers to our Board and senior management, refers to our Board and senior management as existed prior to the Closing Date.

As part of Mawson’s ongoing evaluation of its long-term strategic goals and plans, our Board of Directors, together with our management, has periodically reviewed and considered various strategic and other opportunities available to Mawson to enhance shareholder value, taking into consideration various factors, including the regulatory path and funding needed to commercialize LO2A in the U.S. and other conditions affecting our business. During these discussions, our Board of Directors and management have also noted the challenges of continuing to execute our strategy as a clinical-stage biopharmaceutical company focused on marketing one product, the in-licensed LO2A, in one geographical market, and operating in a competitive market.

In the past two years, as part of our pursuit of various strategic opportunities, we have explored and, at times engaged in preliminary discussions with, various parties, some of which were introduced to us by various finders and investment banks, including H.C. Wainwright & Co., LLC (“HCW”), regarding, among others, a possible sale or outbound license of our LO2A business, inbound licenses of proprietary rights complimentary to ours as well as exploring business combinations with entities that are not within the biopharmaceutical field.

In February 2019, we entered into a joint venture agreement with Cannabics Pharmaceuticals, Inc. (“Cannabics”), aimed to form a joint venture to develop and commercialize cannabinoid formulations for the treatment of ophthalmic conditions (the “Cannabics JV”).

In September 2019, following our May 2019 announcement that we are actively evaluating an acquisition candidate in the gene therapies space, we entered into an exclusive license agreement with Copernicus Therapeutics, Inc. (“Copernicus”), a U.S.-based privately held gene therapy company (the “Copernicus License Agreement”), whereby the grant of license was subject to the satisfaction of certain customary closing conditions, including the completion of a due diligence investigation of Copernicus.

However, these strategic initiatives did not materialize and, in November 2019, we determined to terminate all activities under the Cannabics JV and, similarly, the conditions to the Copernicus License Agreement were not met and we view this agreement as terminated.

In January 2020, we and Bonus BioGroup Ltd. (“Bonus”), an Israeli company whose ordinary shares are traded on the Tel Aviv Stock Exchange, entered into an Exchange Agreement and a Share Purchase Agreement (the “Bonus Agreements”), whereby, among other things, we agreed (i) to grant Bonus, in consideration for the issuance of 62,370,000 ordinary shares of Bonus (the “LO2A Shares”), the right to receive 37% of future proceeds of L02A-based products, and (ii) to purchase 51,282,000 ordinary shares of Bonus (the “Bonus PIPE Shares”, and together with the LO2A Shares, the “Bonus Shares”), for an aggregate purchase price of $7.4 million, of which $3.7 million were deposited in escrow until certain conditions detailed in the Bonus Agreements were to be satisfied. The closing of the transactions contemplated by the Bonus Agreements occurred in February 2020 and, in July 2020, we distributed 80% of the Bonus Shares as part of a redemption of our formerly outstanding Series B Non-Voting Redeemable Preferred.

Between February 2020 and September 2020, we have engaged in discussions and, at times, preliminary negotiations, with several private companies from a variety of industries, including ophthalmic therapeutics, adtech, foodtech and gene therapy, for a potential business combination that would involve a change of control of Mawson by virtue of the issuance of a substantial amount of our shares to the target’s company shareholders. However, none of these discussions or preliminary negotiations materialized.

On September 8, 2020, following an introduction by a representative of HCW earlier that month, Mr. Danenberg, our chief executive officer, Mr. James Manning, founder, director and chief executive officer of Cosmos, and a representative of HCW, held an introductory call to discuss a potential business combination between us and Cosmos.

On September 17, 2020, following the execution of confidentiality agreement between us and Cosmos and receipt of non-public information about Cosmos, Mr. Danenberg, Mr. Eisenberg, our chief financial officer, Mr. Manning, Mr. Liam Wilson, chief operating officer of Cosmos, and a representative of HCW held a call to further discuss a potential business combination between the parties. During such call, the participants discussed that the structure of the potential transaction would involve an acquisition of all of Cosmos shares in consideration for the issuance of our shares of common stock and that our LO2A business will not be included as part of such transaction (such as by way of distributing the same before completion of the transaction). In addition, the participants discussed the exchange ratio, and implied valuation of the parties, in such transaction. In particular, it was suggested by Mr. Danenberg that (i) the exchange ratio in the contemplated transaction would be initially based on a value of approximately $10 million for Mawson and approximately $45 million, such that, immediately following the closing, the holders of Cosmos securities will hold approximately 80% of Mawson on a fully diluted basis and (ii) that the holders of Cosmos securities will be entitled to additional shares upon the satisfaction of a milestone related to Cosmos financial performance in 2021, which, if met, will result in the holdings of Cosmos securityholders increasing to 88% (in lieu of the initial 80%) of Mawson on a fully diluted basis. As of September 16, 2020, the closing sale price of our common stock was $0.20, reflecting a market capitalization of approximately $3.2 million.

On September 25, 2020, we submitted a draft term sheet to Cosmos that provided for the key terms of the proposed transaction, including the key commercial terms proposed by Mr. Danenberg above as well as that the existing pre-closing holders of Mawson securities shall be entitled to the benefits of the LO2A business, whether by way of issuing CVRs or other structure.

During the period from September 26 and October 13, 2020, the management of Mawson and Cosmos, together with representatives of Goldfarb Seligman & Co. (“Goldfarb”), our outside counsel, and of Dentons Australia Limited (“Dentons Australia”), Cosmos’ outside counsel, negotiated the term sheet and exchanged non-public information about each party.

On October 13, 2020, our Board held a meeting to consider the final draft of the term sheet. Members of our management and representatives of Goldfarb, were in attendance. In the meeting, management presented the proposed transaction, including the reasons therefor, Cosmos’ business and the key terms reflected in the term sheet. Representatives of Goldfarb discussed with the Board their fiduciary duties in the context of evaluating the proposed transaction, including the proposed binding exclusivity provision in the draft term sheet. The Board thereafter concluded to authorize management to finalize and execute the term sheet and to engage in further due diligence of Cosmos and negotiations of a definitive agreement for the proposed transaction.

On October 14, 2020, we and Cosmos entered into a non-binding term sheet that provided for the key terms of the proposed transaction, including that (i) the holders of Cosmos shares and other Cosmos securities will be issued shares of our common stock in exchange for their Cosmos securities, such that, immediately following the closing, they will hold approximately 80% of Mawson on a fully diluted basis, subject to upward adjustments in case that Mawson shall have less than $5,000,000 in net cash at closing or downward adjustments in case that Cosmos shall have less than $1,000,000 in net cash at closing, (ii) if the gross profit of the combined company for the calendar year 2021 will meet a certain target, Mawson will issue to such Cosmos securityholders additional shares of common stock, which will, giving effect to that issuance, reflect holdings of 88% (in lieu of the initial 80%) of Mawson on a fully diluted basis, and (iii) the existing holders of Mawson shares and other Mawson securities shall be entitled to the benefits of the LO2A business, whether by way of issuing CVRs or other structure. The term sheet also included a binding exclusivity provision that limited our and Cosmos’ ability to solicit alternative transactions for a period of 60 days.

On October 20, 2020, Cosmos’ proposed draft of the Bid Agreement was made available to us.

Between October 20 and December 30, 2020, we, Cosmos and representatives of Dentons Australia; Dentons US LLP (“Dentons US” and together with Dentons Australia, “Dentons”), Cosmos’ outside U.S. counsel;, Goldfarb; Maddocks, our outside Australian counsel; and Sullivan & Worcester LLP, our outside U.S. counsel, negotiated the terms of the Bid Agreement and other transaction documents, including the form of the CVR Agreement and

Milestone Warrants with respect to the issuance of additional shares of our common stock if a certain milestone is met. The key issues negotiated in the draft Bid Agreement and related agreements included the target of net cash of each of the parties at the closing and related adjustments to the Offer Consideration (which targets and related adjustments were eventually canceled in light of, among other things, the funds we will raise under the PIPE Agreements), the milestone to be met in connection with the issuance of additional shares to holders of Cosmos securities, the closing conditions of the transaction, the post-closing undertakings of Mawson related to the CVR Agreement and LO2A business, the terms under which the parties could respond to unsolicited proposals, and rights of the parties to terminate the transaction and related remedies, including the amount and conditions of payment by the parties of the termination fees.

On December 24, 2020, our Board held a meeting. Members of our management and representatives of Goldfarb and an additional blockchain advisor were in attendance. During this meeting, representatives of Goldfarb provided an overview to the Board members of their fiduciary duties in connection with their consideration of the transactions contemplated by the Bid Agreement and the other transactions contemplated thereby, including the PIPE Agreements, and discussed with the Board the key terms and conditions thereof. Management and representatives of Goldfarb also provided an overview of the key due diligence findings about Cosmos. The blockchain advisor provided an overview of the blockchain industry, including Bitcoin mining. After further discussions with its legal advisors and members of our management, including discussing the advantages and risks of the proposed transaction (which are more fully described in the “Reasons for the Bid Agreement and Related Transactions” section of this information statement) and the interests of various officers and directors in the transaction (which are more fully described in the “Interests of Certain Persons in the Bid Agreement and Related Transactions” section of this information statement), the Board unanimously determined that the Bid Agreement and the transactions contemplated thereby, including the PIPE Agreements, were fair to, and in the best interests of, Mawson and its stockholders and approved the Cosmos Transaction.

Following the Board of Directors meeting, the parties finalized the Bid Agreement and related transaction documents, including the PIPE Agreements and forms of the CVR Agreement and Milestone Warrants and, on December 30, 2020, the parties executed the Bid Agreement and we and the PIPE Investors executed the PIPE Agreements. Later on the morning of December 30, 2020, prior to the opening of trading of Mawson shares on the OTCQB, Mawson and Cosmos issued a joint press release announcing the Cosmos Transaction.

Recommendation of the Board of Directors and Their Reasons for the Bid Agreement

Our Board considered a variety of factors in reaching its conclusion to approve the Bid Agreement and related transactions, including the CVR Agreement and the PIPE Agreements (to which we refer to, collectively, as the “Cosmos Transaction”) including those described below:

•        our Board’s familiarity with, and information provided by our management as to, the business, financial condition, results of operations, current business strategy and future prospects of the Company, as well as the risks involved in achieving those prospects and objectives;

•        Cosmos is a digital infrastructure provider, with diversified operations across cryptocurrency mining and digital asset management;

•        the implied valuation for Mawson in the Cosmos Transaction, including given that Mawson stockholders would be the primary beneficiaries of any potential future income from an LO2A Transaction;

•        the implied valuation for Cosmos in the Cosmos Transaction, including in light of Cosmos’ valuation in its last financing round and valuations of other publicly traded companies in the cryptocurrency mining field;

•        Cosmos’ business, including cryptocurrency mining capabilities; and

•        the selection of Cosmos as a business combination candidate was reached after exploring various other strategic alternatives, partially with the assistance of several investment banks.

Our Board also reviewed various factors related to the recent financial condition, results of operations and status of our LO2A commercialization plans, including:

•        the funds needed for the continued development and commercialization of the LO2A;

•        the clinical results and regulatory path for the LO2A; and

•        risks associated with continuing to operate Mawson on a stand-alone basis.

Our Board also reviewed the terms of the Cosmos Transaction, including:

•        the exchange ratio used to establish the Offer Consideration, which was based on the relative valuations of the companies, and, consequently, the relative percentage ownership of Mawson stockholders and Cosmos shareholders immediately following the closing;

•        the CVR Agreement will enable the CVR Holders’ Representative to explore and oversee an LO2A Transaction;

•        the conditions to consummate the Cosmos Transaction; and

•        the parties’ representations, warranties and covenants, and the conditions to their respective obligations.

In the course of its deliberations, our Board also considered a variety of risks and other countervailing factors related to entering into the Cosmos Transaction, including:

•        the potential dilution to the stockholders of Mawson;

•        the interests of certain of our directors and officers in the transactions (see under “Interests of Certain Persons in the Bid Agreement and Related Transactions”);

•        tax implications on Mawson and its stockholders;

•        Cosmos’s management expertise and suitability to lead a public company, given that Cosmos has not operated as a publicly traded company since its inception;

•        the ability of Cosmos to terminate the Bid Agreement and the termination fees payable upon the occurrence of certain events;

•        the expenses to be incurred in connection with the transactions;

•        the risk that the transaction might not be consummated in a timely manner or at all;

•        the risk that there is no assurance that any payment will be made under the CVR Agreement;

•        the risk to the business of Mawson, operations and financial results in the event that the transaction is not consummated; and

•        various other risks associated with the combined company and the transaction, including those described in “Risk Factors” above.

The foregoing information and factors considered by our Board are not intended to be exhaustive but are believed to include all of the material factors considered by the Board. In view of the wide variety of factors considered in connection with its evaluation of the Cosmos Transaction and the complexity of these matters, our Board did not find it useful and did not attempt to quantify, rank or otherwise assign relative weights to these factors. In considering the factors described above, individual members of the Board may have given different weights to different factors. Our Board conducted an overall analysis of the factors described above, including thorough discussions with, and questioning of, the Mawson management team and the legal advisors of Mawson, and considered the factors overall to be favorable to, and in support of, its unanimous determination.

Interests of Certain Persons in the Bid Agreement and Related Transactions

Members of our Board of Directors (namely, our now former directors, Messrs. Mark Sieczkarek,
Michael Belkin and Joseph Zarzewsky, and Mr. Yossi Keret who remains as a director) and our executive officers (namely, Mr. Danenberg, our now former CEO, and Mr. Eisenberg, our CFO) have interests in the Bid Agreement and related transactions other than their interests as Mawson stockholders generally, pursuant to agreements between such directors and executive officers and us and pursuant to the Bid Agreement and related transactions. These interests may be different from, or in addition to, your interests as Mawson stockholders.

These interests include, as more fully described below, acceleration of vesting of unvested stock options and RSUs; indemnification and insurance; change in control provisions of employment and consultation arrangements; termination and new consulting arrangements; participation in the Post-Closing Incentive Plan; and the PIPE Agreements. The members of our Board of Directors were aware of these additional interests, and considered them, when they approved the Bid Agreement and the related transactions.

Acceleration of Vesting of Unvested Stock Options and RSUs.    At the Closing Date, each outstanding stock options and RSUs issued to our directors and officers, whether or not then vested, will be accelerated (either pursuant to their terms upon the change of control that will occur upon the consummation of the Bid Agreement or by action of our Board of Directors). In light of the foregoing, pursuant to the shares and equity awards held as of the date hereof by our directors and executive officers, and giving effect to the Closing Date that occurred on March 9, 2021, a total of 13,169 unvested stock options (with an exercise price of $3.59 per share) and 409,999 unvested RSUs held, in the aggregate, by our directors and executive officers will accelerate in connection with the consummation of the Bid Agreement, of which (i) Mr. Danenberg holds 3,000 unvested stock options (with an exercise price of $3.59 per share) and 17,500 unvested RSUs that will accelerate in connection with the consummation of the Bid Agreement, (ii) Mr. Eisenberg holds 3,000 unvested stock options (with an exercise price of $3.59 per share) and 17,500 unvested RSUs that will accelerate in connection with the consummation of the Bid Agreement, and (iii) our non-employee directors hold 6,252 unvested stock options (with an exercise price of $3.59 per share) and 374,999 unvested RSUs that will accelerate in connection with the consummation of the Bid Agreement.

Indemnification and Insurance.    Pursuant to the Bid Agreement, we agreed with Cosmos that, after the Closing Date, Mawson, as the surviving entity (i) will continue to fulfill and honor in all respects the obligations of Mawson pursuant to any existing indemnification and exculpation agreements between Mawson and each person who is or at any time prior to the Closing Date was an officer or director of Mawson, and (ii) maintain in effect, for six years after the Closing Date, directors’ and officers’ liability (“D&O”) insurance policies covering acts or omissions occurring at or prior to the Closing Date, providing benefits and levels of coverage and with policy terms (including with respect to deductibles and exclusions), limits, amounts and conditions that are no less favorable to the directors and officers than those of Mawson’s current D&O insurance policies. In addition, under the Bid Agreement, Mawson may purchase such a six-year run-off or “tail” endorsement to the current D&O insurance policies prior to the Closing Date, which we have done.

Change in Control Provisions of Employment/Consulting Arrangements.    Each of Mr. Danenberg and Mr. Eisenberg are entitled to a change of control bonus pursuant to such executive officers’ individual employment or consulting agreements that were in place prior to the execution of the Bid Agreement and which, as applied to the Bid Agreement, will entitle them to a payment of $100,000 each. In addition, in consideration of their efforts over the course of their employment, including with respect to the Cosmos Transaction, our Compensation Committee approved a special bonus to Mr. Eisenberg and another part-time employee related to Mr. Danenberg in the gross amount of $70,000 and $30,000, respectively.

Termination and New Consulting Arrangements.    As contemplated in the Bid Agreement (i) we procured the termination, effective as of the Closing Date, of each of the current employment or consulting agreements of Mawson with Mr. Mark Sieczkarek, the now former Chairman of our Board of Directors, Mr. Noam Danenberg, our now former Chief Executive Officer, Mr. Or Eisenberg, our Chief Financial Officer, and the now former part-time employee related to Mr. Danenberg, and (ii) to we entered, effective as of the Closing Date, into new, part time, consulting agreements with Mr. Danenberg and Mr. Eisenberg. In this respect, it should be noted that pursuant to such consulting agreements, Mr. Danenberg and Mr. Eisenberg will provide part time consulting services to Mawson following the Closing Date for monthly compensation of US$10,000 and US$7,500, respectively.

Participation in the Post-Closing Incentive Plan.    The Bid Agreement contains an obligation that Mawson will establish an incentive compensation program with respect to 40,000,000 shares of our common stock, to be granted promptly following the Closing Date, in the form of performance-based RSUs, performance rights or indeterminate rights based on the performance milestone criteria and allocation set in the Bid Agreement (the “Post-Closing Incentive Plan”), 50% of which are to be granted to personnel specified by Mawson prior to the Closing Date and the remainder to be granted to personnel of Cosmos. In this respect, it should be noted that our

Board of Directors determined to specify to Cosmos that each of Mr. Danenberg and Mr. Eisenberg would receive, once such Post-Closing Incentive Plan is established, 8,960,000 and 7,240,000 performance-based RSUs (or other rights) pursuant to the Post-Closing Incentive Plan, respectively, and that Mr. Danenberg will have discretion to direct Cosmos to whom to award the balance. Under the Bid Agreement, such grants will be made promptly, and in any event, within 90 days, following the Closing Date.

PIPE Agreements.    As described below under “The Bid Agreement and Related Transactions — PIPE Agreements,” Mr. Danenberg, our now former Chief Executive Officer, and Mr. Eisenberg, our Chief Financial Officer, have invested $350,000 and $100,000, respectively, out of the $3 million being raised through the PIPE Agreements.

Accounting Treatment and Considerations

The Cosmos Transaction will be recorded by Mawson as a reverse asset acquisition in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). For accounting purposes, Cosmos is considered to be acquiring Mawson in this transaction. The transaction is expected to be accounted for as a reverse asset acquisition as the fair value of the acquired preclinical assets is deemed to be substantially concentrated in a group of similar assets that do not meet the definition of a business under existing U.S. GAAP, which are subject to change and interpretation.

Under the reverse asset acquisition method of accounting, management of Mawson and Cosmos will be required to make a preliminary estimated purchase price. The reverse asset acquisition method of accounting is dependent upon certain valuations and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. A final determination of these estimated fair values, which cannot be made prior to the completion of the transaction, will be based on the actual net tangible and intangible assets of Mawson that exist as of the date of completion of the transaction.

Material U.S. and Israeli Tax Consequences

Material U.S. Federal Income Tax Considerations of the Offer and the Issuance of the CVRs

The following discussion summarizes certain material U.S. federal income tax considerations of the Offer and the issuance of the Contingent Value Rights (“CVRs”) that would be expected to apply generally to U.S. Holders (as defined below) of our common stock.

For purposes of this discussion, a U.S. Holder is a beneficial owner of Mawson common stock that, for U.S. federal income tax purposes, is or is treated as:

•        an individual who is a citizen or resident of the United States;

•        a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•        an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•        a trust that (i) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”)) over all of its substantial decisions or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

This discussion is limited to U.S. Holders that hold Mawson common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a U.S. Holder’s particular circumstances, including the impact of the alternative minimum tax or the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to U.S. Holders subject to special rules, including, without limitation:

•        U.S. expatriates and former citizens or long-term residents of the United States;

•        U.S. Holders whose functional currency is not the U.S. dollar;

•        persons holding Mawson common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•        banks, insurance companies, and other financial institutions;

•        real estate investment trusts or regulated investment companies;

•        brokers, dealers or traders in securities;

•        “controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•        corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•        persons for whom Mawson common stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code;

•        tax-exempt organizations or governmental organizations;

•        persons subject to special tax accounting rules as a result of any item of gross income with respect to Mawson common stock being taken into account in an “applicable financial statement” (as defined in the Code);

•        persons deemed to sell Mawson common stock under the constructive sale provisions of the Code;

•        persons who hold or received Mawson common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and

•        tax-qualified retirement plans.

In addition, it should be noted that if an entity treated as a partnership for U.S. federal income tax purposes holds Mawson common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding Mawson common stock and the partners in such partnerships are urged to consult their tax advisors regarding the U.S. federal income tax consequences to them.

This summary is based upon current provisions of the Code, existing U.S. Treasury Regulations under the Code and current administrative rulings and court decisions, all of which are subject to change or different interpretation. Any change, which may or may not be retroactive, could alter the tax consequences to us or our stockholders as described in this summary. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been or will be requested in connection with the Offer or the issuance of the CVRs and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or a court would not sustain any such challenge.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE OFFER AND THE CVRs ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

The Offer

In general, for a transaction to qualify as a tax-free reorganization under section 368 of the Code, the transaction generally must satisfy the continuity of interest (“COI”) requirement. Under the COI requirement, the historic shareholders of the target corporation must have a continuing interest in the target assets and target business through the acquisition of the stock of the acquiring corporation.

The IRS considers the continuity of interest requirement satisfied if, following the transaction, historic shareholders of the target corporation hold stock of the acquiring corporation (as a result of prior ownership of target stock) representing at least 40% of the value of the stock of the target corporation. U.S. tax court cases have, however, approved reorganizations with lower percentages of stock consideration.

We believe that the issuance of the Offer Consideration contemplated by the Offer will qualify as a “Tax-Free Exchanges of Stock” within the meaning of section 368 of the Code.

However, Mawson and Cosmos have not sought a tax opinion on this matter, and neither Mawson nor Cosmos intends to obtain a ruling from the IRS with respect to such matter. If the IRS were to successfully challenge the “reorganization” status of the issuance of the Offer Consideration contemplated by the Offer, the tax consequences would differ materially from those described in this information statement.

Accordingly, on the basis of our belief described above (and even though, to our knowledge, none of the holders of Cosmos shares is a U.S. Holder):

•        a U.S. Holder of shares of Mawson generally will not recognize any gain or loss as a result of the transaction, except with respect to the CVRs received (as discussed below);

•        a U.S. Holder of shares of Cosmos will have a tax basis in the shares of Mawson common stock received in the Offer (including fractional shares deemed received) equal to the tax basis of the shares of Cosmos surrendered in the Offer in exchange therefor;

•        a U.S. Holder of shares of Cosmos will have a holding period for the shares of Mawson common stock received in the Offer (including fractional shares deemed received) that includes its holding period for its shares of Cosmos surrendered in exchange therefor; and

•        if a U.S. Holder of shares of Cosmos acquired different blocks of shares of Cosmos at different times or at different prices, the shares of Mawson common stock received in the Offer (including fractional shares deemed received) will be allocated pro rata to each block of shares of Cosmos, and the basis and holding period of such shares of Mawson common stock will be determined on a block-for-block approach depending on the basis and holding period of each block of shares of Cosmos exchanged for such shares of Mawson common stock.

Contingent Value Rights (CVRs)

A CVR is an instrument committing the issuer to pay additional consideration to the holder on the occurrence of a specified payment trigger.

There is uncertainty as to the U.S. federal income tax treatment of the CVR distribution pursuant to the CVR Agreement. Specifically, there is no authority directly addressing whether the issuance of contingent value rights with characteristics similar to the CVRs should be treated as a distribution of property with respect to the corporation’s stock (where the property is a right by the shareholders to receive payments of cash, and an obligation by Mawson), a distribution of equity, a “debt instrument” or an “open transaction” for U.S. federal income tax purposes.

The CVRs have certain characteristics similar to a distribution of property, a distribution of equity, a “debt instrument” and an open transaction, and there is no legal authority directly addressing what characteristics are determinative of how contingent value rights with characteristics similar to the CVRs should be taxed.

Tax Consequences if Treated as a Distribution of Property

If the issuance of the CVRs is treated as a distribution of property, each U.S. Holder would be treated as receiving a distribution in an amount equal to the fair market value of the CVRs issued to such U.S. Holder on the date of the issuance.

This distribution generally should be treated first as a taxable dividend to the extent of the U.S. Holder’s pro rata share of Mawson’s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), then as a non-taxable return of capital to the extent of the U.S. Holder’s basis in its common stock, and finally as capital gain from the sale or exchange of common stock with respect to any remaining value.

As previously reported in our annual report on Form 10-K for the year ended December 31, 2020, Mawson had earnings and profits deficit for that year and a deficit in accumulated earnings and profits at the time of the CVR distribution.

As such, to the extent the issuance of the CVRs is treated as a distribution of property for U.S. federal income tax purposes, 100% of the CVR distribution is expected to be treated as a distribution other than a dividend pursuant to Section 301(c)(1) of the Code (i.e., a return of capital pursuant to Section 301(c)(2) or capital gain pursuant to Section 301(c)(3) of the Code).

A U.S. Holder’s initial tax basis in such holder’s CVRs would equal the fair market value of such CVRs on the date of their issuance.

The holding period of such CVRs would begin on the day after the date of issuance.

In addition, if Mawson were to treat the issuance of the CVRs as a distribution of property, Mawson would deliver to U.S. Holders a Form 1099-DIV notifying them of the portion of the CVR value that is treated as a dividend for U.S. federal income tax purposes.

Consistent with the above treatment, any future cash payments received by a U.S. Holder on a CVR could be treated as a non-taxable return of such U.S. Holder’s adjusted tax basis in the CVR to the extent thereof, and payments in excess of such amount as ordinary income.

U.S. Holders should consult their tax advisors with respect to the proper characterization of any future payments under the CVR Agreement.

The CVRs should generally be treated as capital assets for U.S. federal income tax purposes once issued.

Tax Consequences if Treated as a Distribution of Equity

If the issuance of the CVRs is treated as the issuance and distribution of equity, similar to the impact of the issuance is treated as the issuance of property as described above, each U.S. Holder would be treated as receiving a distribution in an amount equal to the fair market value of the CVRs issued to such U.S. Holder on the date of the issuance.

If the issuance of the CVRs is treated as a distribution of equity, U.S. Holders would generally not recognize gain or loss as a result of the issuance of the CVRs. Depending on the fair market value of the CVRs on the date of their issuance, each U.S. Holder’s tax basis in such holder’s common stock would be allocated between such holder’s common stock and such holder’s CVRs.

The holding period of such CVRs would include the U.S. Holder’s holding period of such holder’s common stock.

Future cash payments on a CVR received by a U.S. Holder would likely be treated as dividends to the extent of the U.S. Holder’s pro rata share of Mawson’s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), then as a non-taxable return of capital to the extent of the U.S. Holder’s basis in the CVR, and finally as capital gain from the sale or exchange of the CVR with respect to any remaining value.

Tax Consequences if Treated as a Debt Instrument

If the CVRs are treated as a debt instruments, then cash payments received with respect to the CVRs would likely be treated as payments in retirement of a “debt instrument,” except to the extent of interest imputed under the Code. If this tax treatment were to apply, interest generally would be imputed under complex rules. In such a case, a U.S. Holder would be required to include any such interest in income on an annual basis, whether or not currently paid.

Tax Consequences if Treated as an Open Transaction

If the value of the CVRs on the closing date cannot be “reasonably ascertained”, the receipt of CVRs could be treated as an “open transaction” for U.S. federal income tax purposes.

In such a case, each U.S. Holder would not immediately take the CVRs into account in determining whether such holder must recognize gain, if any, on the receipt of the CVRs and such holder would take no tax basis in the CVRs. Rather, the U.S. Holder’s U.S. federal income tax consequences would be determined based on whether the CVRs were treated as a distribution of property or as debt or equity at the time the payments with respect to the CVRs are received or deemed received in accordance with the U.S. Holder’s regular method of accounting.

Mawson is still evaluating the characterization and classification of the U.S. federal income tax treatment for the CVRs and has not made a decision with respect thereto as of yet. It is the responsibility of the U.S. Holder to consult their own tax advisors with respect to the tax consequences of the CVRs applicable to their particular circumstances.

The information contained herein does not constitute tax advice and does not purport to be complete or to describe the consequences that may apply to particular categories of shareholders. Mawson does not provide tax advice to its shareholders.

Material Israeli Tax Consequences of the Offer and the Issuance of the CVRs

The following discussion is a summary discussion of certain Israeli tax considerations of the Offer and the issuance of the CVRs that would be expected to apply generally to Israeli holders of our common stock. The following summary is included for general information purposes only and is based upon current Israeli tax law. No assurance can be given that new or future legislation, regulations or interpretations will not significantly change the tax considerations described below, and any such change may apply retroactively. This summary does not discuss all material aspects of Israeli tax consequences that may apply to particular holders of our common stock in light of their particular circumstances, such as investors subject to special tax rules or other investors referred to below.

Tax matters are very complicated, and the Israeli tax consequences of the Cosmos Transaction to our stockholders will depend on their particular situation. You are encouraged to consult your tax advisors regarding the specific Israeli tax consequences of the Cosmos Transaction applicable to you, including tax return reporting requirements, the applicability of federal, state, local and foreign tax laws and the effect of any proposed change in the tax laws. This discussion is not intended to be a complete analysis or description of all potential tax consequences of the merger.

General

In general, under the Israeli Income Tax Ordinance (New Version) 1961, as amended and the rules and regulations promulgated thereunder, which we refer to collectively as the Israeli Tax Ordinance, since the holders of our common stock are not selling or receiving any consideration for their common stock, a holder of shares of Mawson generally will not recognize any gain or loss as a result of the transaction, except with respect to the CVRs received (as discussed below).

Contingent Value Rights (CVRs)

The CVR is an instrument committing the issuer to pay additional consideration to the holder on the occurrence of a specified payment trigger. There is uncertainty as to the tax treatment under the Israeli Tax Ordinance of the CVR distribution pursuant to the CVR Agreement. Although there is no specific Israeli legislation regarding the taxation of a CVR, we believe, following legal advice from our Israeli legal advisors, that there are two alternatives in which the Israeli Tax Authority (the “ITA”) may view the grant of the CVRs to the pre-closing Israeli stockholders of Mawson, as follows:

•        CVR as consideration of a sale of the control premium in the Company — since the current stockholders of the Company will, in fact, be diluted as part of the Cosmos Transaction, the current stockholders of the Company may be considered as if they sold their control premium in the Company and received, as a consideration, the proposed CVRs. Under current Israeli domestic tax law, the Cosmos Transaction should generally constitute a taxable sale of an asset by the current stockholders of the Company, both Israeli resident and non-Israeli resident, for Israeli income tax purposes (see discussion below on the Israeli taxation of sale or disposition of securities.); or

•        CVR as payment of Dividend — since none of the securityholders receiving the CVRs will sell any of their shares in the Company in consideration of receipt of the CVRs, the issued CVRs may be considered as a payment of dividend at the hands of the current stockholders of the Company for Israeli income tax purposes. Under current Israeli domestic tax law, a dividend distributed by a non-Israeli company such as us should generally not be taxable in Israel unless the recipient is an Israeli tax resident (see discussion below on the Israeli taxation of a dividend for an Israeli tax resident).

Israeli Capital Gains Taxes Applicable to Israeli and Non-Israeli Resident Shareholders

Israeli capital gains tax is imposed on the disposition of capital assets by an Israeli resident, or on the disposition of capital assets by a non-Israeli resident if those assets either (i) are located in Israel; (ii) are shares or a right to a share in an Israeli resident corporation, or (iii) represent, directly or indirectly, rights to assets located in Israel, including shares in a non-Israeli corporation the majority of whose assets are located in Israel, unless a tax treaty between Israel and the seller’s country of residence provides otherwise. The majority of our assets may have been located in Israel prior to the closing of the Cosmos Transaction and therefore the disposition of our shares of common stock, or a control premium attributed to such shares, may impose Israeli capital gains tax on the holder of our shares, as further described below.

The Israeli tax law distinguishes between a “Real Capital Gain” and an “Inflationary Surplus.” Inflationary Surplus is computed generally on the basis of the increase in the Israeli Consumer Price Index or, in certain circumstances, a foreign currency exchange rate, between the date of purchase and the date of disposition. Inflationary Surplus is not subject to tax in Israel. Real Capital Gain is the excess of the total capital gain over the Inflationary Surplus. Generally, a Real Capital Gain accrued by individuals on the sale of our shares will be taxed at the rate of 25%. However, if the individual shareholder is a “substantial shareholder” at the time of sale or at any time during the preceding 12 month period, such gain will be taxed at the rate of 30%. A “substantial shareholder” is generally a person who alone or together with such person’s relative or another person who collaborates with such person on a permanent basis, holds, directly or indirectly, at least 10% of any of the “means of control” of the corporation. “Means of control” generally include the right to vote, receive profits, nominate a director or an executive officer, receive assets upon liquidation, or order someone who holds any of the aforesaid rights how to act, regardless of the source of such right. Real Capital Gain derived by corporations from the sale of our shares will be generally subject to a corporate tax rate of 23% (in 2021).

If the majority of our assets were located in Israel prior to the closing of the Cosmos Transaction, Israeli capital gains tax may apply only to the portion of any Real Capital Gain which equals the percentage of our assets, out of our total assets, which are located in Israel at such time.

A non-Israeli resident who derives capital gains from the sale of shares which were purchased after the Company was listed for trading on a stock exchange outside of Israel should be exempt from Israeli capital gains tax on the sale or disposition of the shares so long as the shares were not held through a permanent establishment that the non-Israeli resident maintains in Israel. However, non-Israeli corporations will not be entitled to the foregoing exemption if Israeli residents: (i) have a controlling interest of more than 25% in any of the means of control of such non-Israeli corporation or (ii) are the beneficiaries of, or are entitled to, 25% or more of the revenues or profits of such non-Israeli corporation, whether directly or indirectly.

Additionally, a sale of securities by a non-Israeli resident may be exempt from Israeli capital gains tax under the provisions of an applicable tax treaty.

Taxation of Israeli shareholders on receipt of dividends.

An Israeli resident individual is generally subject to Israeli income tax on the receipt of dividends paid on our shares at the rate of 25%. With respect to a person who is a “substantial shareholder” at the time of receiving the dividend or on any time during the preceding twelve months, the applicable tax rate is 30%. Such dividends are generally subject to Israeli withholding tax at a rate of 25% if the shares are registered with a nominee company (whether the recipient is a substantial shareholder or not). If the recipient of the dividend is an Israeli resident corporation, such dividend income will be exempt from tax provided the income from which such dividend is distributed was derived or accrued within Israel and was received directly or indirectly from another corporation that is liable to Israeli corporate tax. An exempt trust fund, pension fund or other entity that is exempt from tax under section 9(2) or section 129C(a)(1) of the Ordinance is exempt from tax on dividend.

No Dissenters’ Rights or Appraisal Rights

Mawson stockholders will not be entitled to exercise dissenters’ rights or appraisal rights with respect to the Bid Agreement or related transactions.

THE BID AGREEMENT AND RELATED TRANSACTIONS

The following summary is not a complete description of all of the parties’ rights and obligations under the Bid Agreement, the Stock Restriction Agreement, the CVR Agreement, the PIPE Agreements or the Bidder’s Statement, and is qualified in its entirety by reference to the full text of such documents, copies of which are filed as
Exhibits 2.1, 10.1 and 10.2 to the Form 8-K filed by Mawson with the SEC on January 19, 2021, with respect to the PIPE Agreements, Exhibits 10.3 and 10.4 to the Form 8-K filed by Mawson with the SEC on January 5, 2021, and, with respect to the Bidder’s Statement, Exhibit 99.1 to the Form 8-K filed by Mawson with the SEC on February 4, 2021. We encourage you to read carefully these documents in their entirety.

The Bid Agreement includes, among other things, representations and warranties about certain matters related to Mawson and Cosmos. You should not rely on those representations and warranties, or the summary below, as accurate statements of factual information. There are several reasons for this, including:

•        Subsequent developments, new information or other changes could affect the continued accuracy of the representations and warranties. The representations and warranties were made as of dates specified in the Bid Agreement, without any obligation of the parties to update or revise them for subsequent developments. This summary only deals with the representations and warranties as they appear in the Bid Agreement, without change for any subsequent developments, new information or other factors that could affect their continued accuracy.

•        The representations and warranties in the Bid Agreement reflect negotiations of the parties. They are negotiated, among other things, as a way of allocating certain risks among the parties, rather than establishing matters as factual or legal information. They are also negotiated based on various materiality or other priorities or the parties. Those contractual materiality or other standards may differ from what would be considered material or otherwise important to shareholders of Mawson or Cosmos, under applicable laws and rules or otherwise.

•        The representations and warranties in the Bid Agreement are subject to important exceptions and qualifications that have been negotiated by the parties. Many of those exceptions and qualifications are set forth in disclosure letters exchanged by the parties. Information contained in those disclosure letters can significantly impact what might otherwise be understood just from the terms of the representation or warranty in the Bid Agreement or this summary.

Bid Agreement — Overview

On December 30, 2020, Mawson entered into the Bid Agreement with Cosmos, which was subsequently amended on January 18, 2021 for the primary purpose of simplifying the Offer structure. Under the Bid Agreement (as amended), the parties agreed that Mawson would commence the Offer, an off-market takeover offer under applicable Australian laws, to acquire all of the Cosmos Shares in exchange for 61.11 Mawson shares of common stock for each Cosmos Share, being the Offer Consideration.

Under the Bid Agreement, 22.33 Mawson shares of common stock out of the Offer Consideration will be “Restricted Stock” subject to a Stock Restriction Agreement to be entered into at the Closing Date and 38.78 Mawson shares of common stock will be “Covered Securities”. A Cosmos shareholder who accepts the Offer (an “Accepting Shareholder”) will not be permitted to sell or encumber their Restricted Stock until December 31, 2021 (the “Milestone Date”). In addition, an Accepting Shareholder may not exercise voting rights in respect of Restricted Stock from the date of issuance of the Offer Consideration until the Milestone Date. An Accepting Shareholder is entitled to sell or encumber its Covered Securities. However, if (subject to certain limited exceptions) an Accepting Shareholder sells or encumbers any of its Covered Securities before the Milestone Date, Mawson has an option to repurchase a pro rata proportion of the Restricted Stock for the lower of $0.0001 and the fair market value of the Restricted Stock. The Restricted Stock (and any dividends thereon) will be held by Mawson in escrow for the Accepting Shareholder’s benefit until such time as the Restricted Stock is repurchased by Mawson or all restrictions thereon lapse. If any Restricted Stock is repurchased under Mawson’s repurchase option, a pro rata proportion of the dividend on the Restricted Stock shall be retained by Mawson.

Immediately following the Closing Date, and assuming all of the holders of Cosmos Shares accept the Offer, Cosmos shareholders are expected to own approximately 86% of the outstanding common stock of Mawson, while Mawson existing stockholders (including the holders of the PIPE Shares) are expected to remain the owners of approximately 12% of the outstanding common stock of Mawson, each on a fully diluted basis and including warrants issued to HCW, Mawson’s financial advisor to the transaction, as described below, who holds the remaining 2%.

Bid Agreement — Representations and Warranties

The Bid Agreement contains customary representations and warranties made by each of the parties with respect to, among other things: corporate matters, such as organization and good standing; corporate power and authority to execute and perform the Bid Agreement; capitalization; financial statements; certain material contracts of each party; real property; intellectual property matters; tax matters; labor and employment matters; compliance with laws and permits; environmental matters; insurance matters; and related party transactions. These representations and warranties are subject to specified exceptions and qualifications contained in the Bid Agreement and the confidential disclosure letters that each party delivered concurrently with the execution of the Bid Agreement.

Bid Agreement — Covenants

The Bid Agreement also contains customary covenants by each of the parties, including, among others, (i) covenants to conduct its business in the ordinary course during the period between the execution of the Bid Agreement and the Closing Date and not to engage in certain types of transactions during this period unless agreed to in writing by the other party, in each case subject to certain exceptions; and (ii) an undertaking to effect the distribution of the Contingent Value Rights (“CVRs”) to existing securityholders of Mawson (as further described in the CVR Agreement, as defined and described below).

The Bid Agreement prohibits Mawson, Cosmos and their respective representatives from soliciting alternative acquisition proposals and from entering into discussions or negotiations of or any agreement concerning, or providing confidential information in connection with, any alternative acquisition proposal, subject to certain exceptions which, in the case of Cosmos, include if such alternative acquisition proposal is, or would reasonably likely lead to, a “Superior Proposal” (as defined in the Bid Agreement).

The Bid Agreement also provides that Cosmos will obtain an Independent Expert Report (“IER”) to opine on whether the Offer is fair and reasonable to the shareholders of Cosmos not associated with Mawson and that the Cosmos Board of Directors will recommend that, in either the absence of a Superior Proposal or the IER concluding that the Offer is neither fair nor reasonable, Cosmos shareholders should accept the Offer once commenced. Subject to these exceptions, the Bid Agreement provides that Cosmos will not withdraw or modify in a manner adverse to Mawson the aforesaid recommendation of its Board of Directors.

Bid Agreement — Closing Conditions

Pursuant to the Bid Agreement, consummation of the Offer is subject to satisfaction or waiver of certain conditions that are set forth in Schedule 1 to the Bid Agreement. These closing conditions include, among other things, (i) acceptance of the Offer by holders of at least 90% of Cosmos’ outstanding shares; (ii) lack of “prescribed occurrences”, such as changes in Cosmos share capital; (iii) no action by regulatory agencies materially adversely affecting the Offer; (iv) no material acquisitions, disposals or new commitments by Cosmos; (v) maintenance of certain conduct of business requirements by Cosmos; (vi) the accuracy of the representations and warranties of Cosmos and compliance with its covenants in the Bid Agreement, subject to certain materiality qualifications; (vii) no material adverse effect of Cosmos; (viii) Cosmos’ compliance with certain informational undertakings set forth in the Bid Agreement; (ix) in specified circumstances in connection with a failure by the Cosmos Board of Directors to recommend, or reaffirm its recommendation, of the Offer or other events that entitle Mawson to terminate the Bid Agreement.

Bid Agreement — Post-Closing Covenants

The Bid Agreement also contains certain covenants to be performed at or following the Closing Date, including, among others, (i) agreement that the Board of Directors of Mawson immediately following the Closing Date will consist, subject to certain exceptions, of three members to be designated by Cosmos and one member to be designated by Mawson; (ii) covenants that Mawson will seek, following the Closing Date, stockholder approval to be renamed Cosmos Capital, Inc. (or similar name), and to effect a reverse share split of Mawson’s common stock; (iii) covenants that Mawson will establish an incentive compensation program with respect to 40,000,000 shares of its common stock, to be granted promptly following the Closing Date, in the form of performance-based RSUs, performance rights or indeterminate rights based on the performance milestone criteria and allocation set in the Bid Agreement (the “Post-Closing Incentive Plan”), 50% of which are to be granted to personnel specified by Mawson prior to the Closing Date and the remainder to be granted to personnel of Cosmos; (iv) an obligation by Mawson to terminate or procure the termination of each of the current employment or consulting agreements of Mawson with Mr. Mark Sieczkarek, the Chairman of Mawson Board of Directors, Mr. Noam Danenberg, the Chief Executive Officer of Mawson, Mr. Or Eisenberg, the Chief Financial Officer of Mawson, and another part-time employee related to Mr. Danenberg; and (v) an obligation by Mawson to use its reasonable commercial efforts to enter into new, part time, consulting agreements with Mr. Danenberg and Mr. Eisenberg in a form to be agreed between Mawson and Cosmos. In this respect, it should be noted that Mawson, Cosmos and each of Mr. Danenberg and Mr. Eisenberg agreed on the form of such consulting agreements, whereby Mr. Danenberg and Mr. Eisenberg will provide part time consulting services to Mawson following the Closing Date for monthly compensation of US$10,000 and US$7,500, respectively.

Bid Agreement — Registration Rights

The Bid Agreement also provides for the grant by Mawson of (i) certain demand registration rights to the Cosmos shareholders pursuant to which Mawson undertook to use reasonably commercial efforts to prepare and file with the SEC a registration statement for the resale of the common stock issued in the Offer within 60 days following the Closing Date and (ii) certain “piggyback” registration rights, obligating Mawson, subject to customary limitations, to register such securities if Mawson determines to register any of its own securities.

Bid Agreement — Termination and Break Fees

The Bid Agreement may be terminated under certain circumstances, including (i) in case of a material breach of the Bid Agreement; (ii) if the Offer expires for any reason, including non-satisfaction of a closing condition; (iii) in specified circumstances in connection with a failure by the Cosmos Board of Directors to recommend, or reaffirm its recommendation, of the Offer; (iv) if the Offer is not consummated by May 31, 2021 (the “Outside Date”); (v) if PIPE Agreements (as defined below) in respect of aggregate gross proceeds of at least $1.0 million are terminated; or (vi) upon mutual consent of the parties.

Upon termination of the Bid Agreement, a termination fee of (i) $150,000 is payable by Mawson to Cosmos in specified circumstances and (ii) $350,000 (or $150,000 upon certain conditions) is payable by Cosmos to Mawson in specified circumstances.

Bid Agreement — Related Agreements

Pre-bid acceptance agreements.    Concurrently with the execution of the Bid Agreement, Mawson entered into pre-bid acceptance agreements with several Cosmos shareholders holding approximately 19.9% of the outstanding Cosmos shares who have agreed to accept the Offer. On January 31, 2021, (i) Mawson and several of such Cosmos shareholders who hold approximately 10% of the outstanding Cosmos shares agreed to terminate their pre-bid acceptance agreements, and (ii) immediately thereafter, Mawson entered into a new pre-bid acceptance agreement with one other Cosmos shareholder, Inbocalupo Pty Ltd. (“Inbocalupo”), holding approximately 10% of the outstanding Cosmos shares who has agreed to accept the Offer, but only after Mawson informs Inbocalupo that the Mawson Share Capital Stockholder Approval has been obtained, as defined in such agreement (which is essentially the stockholder approval for the Authorized Stock Increase described in this information statement).

HCW Warrants.    Pursuant to an agreement between Mawson and HCW, at the Closing Date, Mawson will be required to issue five-year warrants, exercisable to approximately 8.7 million Mawson Shares at an exercise price of $0.001 per share, to HCW, Mawson’s financial advisor to the transaction. However, if the Closing Date occurs following March 31, 2021 (unless such date is extended by mutual consent), Mawson will be required to pay the fees of HCW in connection with its previously reported transaction with Bonus BioGroup Ltd. and the Bid Agreement, in another form of payment agreed between the parties (in lieu of issuing such warrants).

CVR Agreement

Pursuant to the Bid Agreement, prior to the Closing Date, Mawson will enter into a Contingent Value Rights Agreement (the “CVR Agreement”) with certain of Mawson’s subsidiaries (the “Mawson Subsidiaries”), a person designated by Mawson prior to the Closing Date as the Holders’ Representative (as defined therein), and the Rights Agent (as defined therein).

Pursuant to the CVR Agreement, at the Closing Date, each Mawson pre-Closing securityholder will receive one non-transferable CVR for each outstanding share of common stock of Mawson and for each share of common stock of Mawson underlying other convertible securities and warrants, held as of 4:01 p.m. Eastern Time on the day immediately before the Effective Time (as defined in the CVR Agreement).

Each CVR will represent the right to receive a pro rata share of any consideration that may be received by Mawson or the Mawson Subsidiaries in connection with Mawson’s existing LO2A business. In particular, CVR holders will be entitled to any consideration (whether cash, stock, assets or otherwise) that Mawson or the Mawson Subsidiaries (or any of its Affiliates or shareholders) receives in connection with an LO2A Transaction, which, as defined in the CVR Agreement, includes (i) a sale of any of the Mawson Subsidiaries to a third party and/or (ii) the partnering, licensing, sublicensing, distribution, reselling or sale of all or any part of the LO2A Technology or LO2A Products to a third party, less transaction expenses and customary deductions as detailed in the CVR agreement, including a deduction of up to $300,000 that the Mawson Subsidiaries undertook to incur in the development of the LO2A Technology at the request of the Holders’ Representative.

The CVRs will not confer to the holders thereof any voting or equity or ownership interest in Mawson. The CVRs will be not be transferable, except in limited circumstances such as by will or intestacy, and will not be listed on any quotation system or traded on any securities exchange.

The CVR Agreement may be terminated under certain circumstances, including if the Mawson Subsidiaries or Mawson failing to enter into an LO2A Transaction Agreement within two years following the Effective Time.

There can be no assurance that Mawson or the Mawson Subsidiaries will successfully and timely enter into any LO2A Transaction or, if they do, that such LO2A Transaction will ultimately be successful or that any CVR payments will be made.

PIPE Agreements

Concurrently with the execution of the Bid Agreement, Mawson entered into Securities Purchase Agreements (the “PIPE Agreements”) with certain accredited investors (the “PIPE Investors”), including Mr. Noam Danenberg, the CEO of Mawson.

Pursuant to the PIPE Agreements, Mawson agreed to sell to the PIPE Investors, and the PIPE Investors agreed to purchase from Mawson, in a private placement, an aggregate of 25,000,000 shares of common stock of Mawson for a purchase price of $0.12 per share, for aggregate gross proceeds under the PIPE Agreements of $3.0 million, which, in the case of Mr. Danenberg, may be satisfied, at his discretion, by a cash investment and/or waiving outstanding amounts owed by Mawson or its subsidiaries to Mr. Danenberg pursuant to his consulting agreement with Mawson’s subsidiary.

The PIPE Agreements contain customary covenants, representations and warranties of the parties thereto, including, among others, the grant of certain demand and “piggyback” registration rights to the PIPE Investors.

The closing of the transactions contemplated by the PIPE Agreements was subject to several customary conditions, including that the Offer becomes unconditional through Mawson providing notice declaring that the closing conditions of the Offer being fulfilled or waived.

IMPORTANT INFORMATION REGARDING COSMOS

This summary highlights selected information about Cosmos

Business

Overview

Cosmos is a ‘Digital Asset Infrastructure’ business, which mines digital assets such as cryptocurrencies and other blockchain technology, explores opportunities to improve the efficiency of hardware and software mining digital assets and manages digital assets and related infrastructure.

Cosmos currently either owns and has ordered 18,332 specialised, application-specific computers known as Miners, which, as at March 31, 2021 produce up to 200 Petahash of computing power, with a total capacity upon deployment of all ordered equipment to produce up to 1,483 Petahash. This is predominately directed to and focused on the process known as digital mining, and specifically for Bitcoin.

Complementing the Miners that Cosmos owns and operates, it is actively conducting research and development into a suitable solution for liquid immersion for Miners, field-programmable gate array (FPGA) (which is an electronic device that includes digital logic circuitry you can program to customize its functionality), and general-purpose computing on a graphics processing unit (GPU) (which is the use of a GPU together with a central processing unit (CPU) to accelerate computation in applications traditionally handled only by the CPU). Cosmos has its own proprietary tank design which it is currently in the process of commercializing.

In addition, a Cosmos subsidiary, Cosmos Asset Management Pty Ltd (“Cosmos Asset Management”) is the investment manager of the Bitcoin Wholesale Access Fund, a wholesale, unregistered managed investment scheme which currently invests in and holds Bitcoin for third party investors.

Cosmos is an Australian unlisted public company which was incorporated on September 26, 2019 under the laws of Australia, and operates from its headquarters in Sydney, Australia.

Industry Overview

A Cryptocurrency (also referred to as a “cryptoasset” or “cryptocurrency”) is ultimately defined by reference to the rules of the system in which it exists. There are a number of Cryptocurrencies in existence in the world today. The core principle behind the concept of a “cryptocurrency” is the use of cryptology, being the sophisticated mathematical algorithms and the secret keys used to encrypt and decrypt data. Typically, cryptography is used to provide secrecy and integrity to our data and both authentication and anonymity to everyday uses such as our communications, internet browsing and digital commerce. Cryptocurrencies take these traditional concepts of cryptology and combine them with a public ledger technology known as the ‘blockchain’ on which all cryptocurrency transactions are recorded. This public ledger provides a transparent record of transactions which have occurred.

To achieve security and ensure that only the owner of the Cryptocurrency both owns and has title to the Cryptocurrency in their possession, transactions involve a ‘Private Key’ and a ‘Public Key’. The owner of a Cryptocurrency should keep the ‘Private Key’ confidential, whereas the ‘Public Key’ is published on the blockchain. In this sense, there are always two components to a transaction, representing a pair of data parameters, one public parameter (in that it is disclosed to all participants in the system or to the world at large) and one private parameter.

The private parameter, or the Private Key, permits transfers or other dealings in the Cryptocurrency to be cryptographically authenticated by digital signature. Knowledge of the Private Key confers practical control over the asset; it should therefore be kept secret by the holder. More complex Cryptocurrencies may operate with multiple Private Keys (multisig), with control of the asset shared or divided between the holders. When the owner of a Cryptocurrency decides to transfer their Cryptocurrency, they sign or authenticate using the Private Key to validate the transaction. This is similar to using a “pin” on an ATM card, which only the owner should know. Once this “pin” is entered, the details of the transfer are “published” to the blockchain, where the public parameter contains or references encoded information about the asset, such as its ownership, value and transaction history. As part of this “publishing” process the specific details are broadcast to a network of participants and once confirmed as valid, added to the relevant digital ledger. The main function of the ledger is to keep a reliable history of transactions.

A key purpose of this validation is to stop the concept of doublespending. Using a traditional banking analogy, this is similar to you having an account with $100 in it, and you trying to spend it simultaneously online and at the ATM. In that situation your bank would only allow one transaction. With cryptocurrency this safety check is conducted via the public ledger.

The ledger may be distributed and decentralised, that is, shared over the network with no one person having a responsibility for maintaining it, or any right to do so. A common type of distributed ledger uses a Blockchain, which comprises blocks of transactions linked together sequentially, but other models are also in use. Although not all systems possess all of them, the main characteristic features of Cryptocurrencies are as follows:

•        intangibility;

•        cryptographic authentication;

•        use of a distributed transaction ledger; and

•        decentralisation.

Blockchain typically stores three distinct pieces of information:

•        Information about the transaction — Details such as the date, time and amount;

•        Who participated in the transaction — Who has sent and received in the transaction; and

•        Distinguishing information — A cryptology-based key, referred in the industry as a “hash” which acts as a ‘fingerprint’ to each transaction.

Some Cryptocurrencies are intended to represent or are linked to conventional assets external to the system, for example money or debt obligations, tangible goods or land, a share or unit in a company or fund, or a contractual right of some kind; those assets are sometimes referred to as “tethered, exogenous” or “off-chain”. Such an external asset is certainly property but what, if any, rights in it conferred on the holder of the corresponding Cryptocurrency will depend on the contractual structure or legal rules of the Blockchain system. Cosmos considers that Cryptocurrency itself (the native or on-chain asset) is property, as distinct from any other asset it might represent.

Cryptocurrencies are decentralized currencies that enable near instantaneous transfers. Transactions occur via an open source, cryptographic protocol platform which uses peer-to-peer technology to operate with no central authority. The online network hosts the public transaction ledger, known as the blockchain, and each cryptocurrency is associated with a source code that comprises the basis for the cryptographic and algorithmic protocols governing the blockchain. In a cryptocurrency network, every peer has its own copy of the blockchain, which contains records of every historical transaction — effectively containing records of all account balances. Each account is identified solely by its unique public key (making it effectively anonymous) and is secured with its associated private key (kept secret, like a password). The combination of private and public cryptographic keys constitutes a secure digital identity in the form of a digital signature, providing strong control of ownership.

No single entity owns or operates the network. The infrastructure is collectively maintained by a decentralized public user base. As the network is decentralized, it does not rely on either governmental authorities or financial institutions to create, transmit or determine the value of the currency units. Rather, the value is determined by market factors, supply and demand for the units, the prices being set in transfers by mutual agreement or barter among transacting parties, as well as the number of merchants that may accept the cryptocurrency. Since transfers do not require involvement of intermediaries or third parties, there are currently little to no transaction costs in direct peer-to-peer transactions. Units of cryptocurrency can be converted to fiat currencies, such as the U.S. dollar, at rates determined on various exchanges, such as Cumberland, Coinsquare (in Canada), Coinbase, Bitsquare, Bitstamp, and others. Cryptocurrency prices are quoted on various exchanges and fluctuate with extreme volatility.

Cryptocurrencies may offer some advantages over traditional, fiat currencies, although many of these factors also present potential disadvantages and may introduce additional risks, including:

•        acting as a fraud deterrent, as cryptocurrencies are digital and are not thought to be able to be counterfeited or reversed arbitrarily by a sender;

•        immediate settlement;

•        elimination of counterparty risk;

•        no trusted intermediary required;

•        lower fees;

•        identity theft prevention;

•        accessible by everyone;

•        transactions are verified and protected through a confirmation process, which prevents the problem of double spending;

•        decentralized — no central authority (government or financial institution); and

•        recognized universally and not bound by government imposed or market exchange rates.

Bitcoin was first introduced in 2008 and was first introduced as a means of exchange in 2009. Bitcoin is a consensus network that enables a new payment system and a completely new form of digital money. It is the first decentralized peer-to-peer payment network that is powered by its users with no central authority or middlemen. From a user perspective, some people view Bitcoin as cash for the Internet. The Bitcoin network shares a public ledger called the “blockchain.” This ledger contains every transaction ever processed, allowing a user’s computer to verify the validity of each transaction. The authenticity of each transaction is protected by digital signatures corresponding to the sending addresses, allowing all users to have full control over sending Bitcoins currency rewards from their own Bitcoin addresses. In addition, anyone can process transactions using the computing power of specialized hardware and earn a reward in Bitcoins for this service. This process is often called “mining.”

As with many new and emerging technologies, there are potentially significant risks. Businesses (including Cosmos) which are seeking to develop, promote, adopt, transact or rely upon blockchain technologies and cryptocurrencies have a limited track record and operate within an untested new environment. These risks are not only related to the businesses Cosmos pursues, but the sector and industry as a whole, as well as the entirety of the concept behind blockchain and cryptocurrency as value. Factors such as access to computer processing capacity, interconnectivity, electricity cost, environmental factors (such as cooling capacity) and location play an important role in “mining,” which is the term for using the specialized computers in connection with the blockchain for the creation of new units of cryptocurrency.

The method for creating new Bitcoins is mathematically controlled in a manner so that the supply of Bitcoins grows at a limited rate pursuant to a pre-set schedule. The number of Bitcoins awarded for solving a new block is automatically halved every 210,000 blocks. Thus, the current fixed reward for solving a new block is 6.25 Bitcoins per block and the reward will further decrease by half in around March 2024. This deliberately controlled rate of Bitcoin creation means that the number of Bitcoins in existence will never exceed 21 million and that Bitcoins cannot be devalued through excessive production unless the Bitcoin Network’s source code (and the underlying protocol for Bitcoin issuance) is altered. Cosmos monitors the Blockchain network and, as of February 17, 2021, based on the information we collected, there is approximately 18.6 million Bitcoins in existence.

Cosmos’ Products and Services

Cosmos’s business can be divided into three main activities:

•        Digital Processing and Hosting Solutions (Mining);

•        Research and Development; and

•        Asset Management.

Digital Processing and Hosting Solutions (Mining)

The business of digital processing and mining requires the purchase and ownership of computing hardware and servers specific to the computing problem that a person is seeking to solve, referred to as a “Miner”. Each Miner or component thereof can be specifically specialised to perform a function better than other hardware for the purpose of maximising the return from any specific processing task.

Mining hardware performs computational operations in support of the blockchain measured in “hash rate” or “hashes per second.” A “hash” is the computation run by mining hardware in support of the blockchain; therefore, a miner’s “hash rate” refers to the rate at which it is capable of solving such computations. The original equipment used for mining Bitcoin utilized the Central Processing Unit (“CPU”) of a computer to mine various forms of cryptocurrency. Due to performance limitations, CPU mining was rapidly replaced by the Graphics Processing Unit (GPU), which offers significant performance advantages over CPUs. General purpose chipsets like CPUs and GPUs have since been replaced in the mining industry by Application Specific Integrated Circuits (“ASIC”) chips. These ASIC chips are designed specifically to maximize the rate of hashing operations.

Hash Rate Capacity

As at the date of this information statement, Cosmos currently owns and has ordered 18,332 Miners specifically focused on the SHA-256 algorithm, from a variety of manufacturers, including Bitmain Technology Holding Company (“Bitmain”), Canaan Creative (HK) Holdings Limited (“Canaan”) and Shenzhen MicroBT Electronics Technology Co., Ltd (“Whatsminer”). As at March 31, 2021, the operational Miners produce up to 200 Petahash of computing power, with a total capacity upon deployment of all ordered equipment to produce up to a total capacity upon deployment of all ordered equipment to produce up to 1,483 Petahash.

Included in the aforementioned Miners, Cosmos has ordered and is awaiting shipment of 12,910 Miners. It is anticipated that these Miners will be deployed monthly, over a 12 month period beginning April 30, 2021 and ending 31 March, 2022. The units are anticipated to add 1,149 Petahash to Cosmos’ existing operations bringing the total Petahash owned to 1,483 Petahash or 1.483 Exahash.

Hash Rate and Network Hash Rate

The hash rate refers to the global capacity or power of a cryptocurrency’s network to solve the cryptographic algorithm that result from the “proof of work”. In order to ascertain the hash rate, Bitcoin miners use the SHA-256 Cryptographic Hash Algorithm. The data that a Miner inputs into the SHA-256 hash function include all the current transactions which fit into the blocks size limit, the previous blocks hash result, and the “nonce”.

The “nonce” is a random value the Miner changes with each hash attempt to get a new output. Bitcoin Miners are looking for an output with a certain number of zeroes. Today, Bitcoin miners have to find a hash which starts with nineteen zeroes. To get this number requires many, many attempts. Once the hash is found, the block is closed and it is added to the blockchain. After successfully mining a block, Miners are rewarded with newly-created Bitcoins. The hash rate, therefore, is the speed at which a Miner arrives at a hash — the number of times a hash function is computed per second. As more Miners mine Bitcoin, this causes a surge in the hash rate.

To compute a hash rate, a unit hashes per second (h/s) is used. This measure is used to gauge the speed of a Miner used for Bitcoin mining. It is counted using terms like Kilo, Mega, Giga, Tera, Peta, and Exa. The highest (quickest in terms of speed) hash rate is exa hash. For example:

•        1 kilo hash per second (1 Kh/s) = one thousand hashes per second (1,000 h/s)

•        1 mega hash per second (1 Mh/s) = one million hashes per second (1,000,000 h/s)

•        1 giga hash per second (1 Gh/s) = one billion hashes per second (1,000,000,000 h/s)

•        1 tera hash per second (1 Th/s) = one trillion hashes per second (1,000,000,000,000 h/s)

•        1 peta hash per second (1 Ph/s) = one quadrillion hashes per second (1,000,000,000,000,000 h/s)

•        1 exa hash per second (1 Eh/s) = one quintillion hashes per second (1,000,000,000,000,000,000 h/s)

Cosmos’s Miners are housed in a modular data center (an “MDC”), which are located in facilities leased, or subject to co-location agreements, held by Cosmos or its affiliates in the U.S. Currently Cosmos has MDCs deployed in Nebraska and Georgia. Each MDC has a capacity of between 500-700 Miners and can operate in a variety of climates.

Cosmos’ ASIC Miners operate as Bitcoin Miners. Bitcoin mining is the process of earning bitcoin in exchange for running the verification process to validate bitcoin transactions. These transactions provide security for the Bitcoin network which in turn compensates Miners by giving them rewards in the form of Bitcoin.

Cosmos’ hash rate competes against the remaining network hashrate for these rewards. The more hash rate that Cosmos has online (through the ownership of Miners and by joining Mining Pools), the more Bitcoin, and in turn revenue, Cosmos will receive.

Research and Development

Cosmos’ research and development, or R&D, program is focused on researching and exploring opportunities to improve the efficiency of hardware and software and MDC’s, including the development of technology to enable it to own and operate MDCs that are both air cooled and liquid immersion cooled. Cosmos has also begun research into the software element of computing and is in the initial stages of researching a range of programs to improve efficiency through this avenue as well.

Cosmos has conducted research in both Australia and the US. By conducting research in different countries, Cosmos has been able to research improvements in efficiencies across varying climates. The climate in Nebraska (extremely warm dry summers, extremely cold, windy winters), varies greatly to Georgia (hot, humid summers, cool, still winters) which varies greatly to Sydney (warm, humid summers, mild, windy winters).

Cosmos has partnered with leading design firms in both Australia and the U.S. to ensure the finished products can be deployed in different climates. By using global designers and vendors, it provides Cosmos the opportunity to seek to enhance the design to ensure success of the technology in all jurisdictions, climates and scenarios.

Complementing the Miners that Cosmos owns and operates, it is actively conducting research and development into a suitable solution for liquid immersion for Miners, field-programmable gate array (“FPGA”) (which is an electronic device that includes digital logic circuitry you can program to customize its functionality), general-purpose computing on a GPU (which is the use of a GPU together with a CPU to accelerate computation in applications traditionally handled only by the CPU). Cosmos has its own proprietary tank design which it is currently in the process of commercialising.

In addition to the SHA-256-based Miner servers, Cosmos owns several other GPU, CPU and FGPA based servers which it is utilising to explore alternate computing use cases in several fields beyond Bitcoin mining.

Asset Management

Cosmos has a dedicated asset management business, which is operated through Cosmos’ majority-owned subsidiary, Cosmos Asset Management, which is involved in the ownership and management of digital assets and infrastructure, and which is the investment manager of the Bitcoin Access Wholesale Fund, a wholesale, unregistered managed investment scheme which invests in and holds Bitcoin for third party investors. This business leverages the existing knowledge and infrastructure of the Cosmos business to provide its investors exposure to various investment opportunities.

Through a strategic partnership with Independent Reserve Pty Limited, one of Australia’s leading digital exchanges, Cosmos Asset Management has custody agreements and security procedures in place to manage the various risks with investing in digital assets. In addition, Cosmos Asset Management manages a dedicated business in distributed storage infrastructure.

As of April 30, 2021, the funds under management of the asset management business is approximately USD$6.7 million.

Competition

The cryptocurrency industry is a highly competitive and evolving industry and new competitors and/or emerging technologies could enter the market and affect Cosmos’s competitiveness in the future. Cosmos’s digital asset infrastructure business competes with other industry participants that focus on investing in and securing digital assets on the blockchain networks. Market and financial conditions, and other conditions beyond Cosmos’s control, may make it more attractive to invest in other entities, or to invest in digital assets directly.

Bitcoin Miners can range from individuals to professional mining operations with dedicated data centers, and Miners may choose to join mining pools. Cosmos competes or may in the future compete with other companies that focus all or a portion of their activities on owning or operating cryptocurrency exchanges, developing programming for the blockchain, and mining activities.

Currently, the information concerning the activities of these other companies is not readily available as the vast majority of the participants in this sector do not publish information publicly or the information may be unreliable. Published sources of information include “bitcoin.org”, “www.lopp.net” and “blockchain.info”; however, the reliability of that information and its continued availability cannot be assured. However, several public companies (traded in the U.S. or internationally), such as those listed below, may be considered to be competitors of Cosmos:

•        Riot Blockchain, Inc.

•        Marathon Patent Group, Inc.

•        Argo Blockchain PLC

•        Bit Digital, Inc.

•        Hive Blockchain Technologies Inc.

•        Hut 8 Mining Corp.

Customers and Suppliers

Cosmos does not currently have any customers in relation to its Digital Processing and Hosting Solutions and Research and Development aspects of its operations. In relation to its Asset Management aspect of its business, Cosmos Asset Management is the investment manager of an Australian wholesale managed fund, Bitcoin Wholesale Access Fund. The investors in that fund are “wholesale clients” (as that term is defined under Australian corporations law). The fund invests directly in Bitcoin.

Mining Pool

Cosmos earns its “Block Reward” (in the form of new cryptocurrencies as reward for the Miner’s effort in solving an algorithm) according to the proportion of its participation of the Mining Pool’s scoring “Hash Rate”. When a Miner run software to create “Blocks”, the algorithm they run is called a “Hash”. Miners compute a lot of Hashes; the sum of how many hashes it computes in a given unit of time is called its Hash Rate. Hash rate is directly correlated with Block Rewards. Increasing the Hash Rate increases the Block Reward.

Mining Pools are a way for Miners to pool their computing resources together to share their Hash Rate power in solving algorithms quicker and more efficiently.

A “share” is awarded to members of the Bitcoin mining pool who present a valid “Proof of Work” that their Miners have solved. Bitcoin mining in pools began when the difficulty for mining increased to the point where it could take years for slower miners to generate a Block.

The solution to this problem was for Miners to pool their resources together so they could generate blocks quicker and therefore receive a portion of the Bitcoin block reward on a consistent basis, rather than randomly once every few years.

Mining pools operate on the basis they earn a portion of the total reward generated by the miners, as a fee for the service of operating the pool. Membership to mining pools is generally a matter of just signing up and agreeing to the commercial terms for the pool in question, however some mining pools are closed to the general public and are open only to the parties which the pool operator invites in.

There is generally a time delay of up to a day between Cosmos earning its Block Reward and being paid the Block Reward by the Mining Pool.

The suppliers of Cosmos are mainly the manufacturers of the Miners. Its main suppliers of Miners include Bitmain, Canaan and Whatsminer.

There are currently a number of issues facing the Bitcoin Mining hardware market. These are due to 3 main factors:

•        Computing Chip Shortage — there is a limited number of computing chips being produced at the moment. This affects not only Bitcoin Mining, but computing worldwide.

•        COVID 19 — The effect of the pandemic is being seen first hand through all industries. It has effected Bitcoin Mining with factory closings in China, and increased tariffs on worldwide trade having the most profound effect.

•        International Freight — due to the restrictions of movement of both people and freight attributed to the COVID pandemic, international freight is experiencing increased wait times and increased costs due to a large backlog of orders, and unprecedented demand for international freight.

Intellectual Property

Core to the Cosmos business is its R&D program, which has been actively focused on researching and exploring opportunities to improve the efficiency of hardware and software and MDCs. Complementing the Miners that Cosmos operates, it is actively conducting research and development into a suitable solution for liquid immersion for the Miners, FGPA, GPU and general computing. While not patented, Cosmos has its own proprietary tank design which it is currently in the process of commercialising.

Cosmos believes that immersion provides the greatest upside of potential for efficiency through Cosmos’ main business, and thus, is a priority. In addition to immersion, Cosmos has also researched different solutions to improve the efficiency of ‘Air Cooled’ MDCs. Cosmos has also begun research into the software element of computing and is in the initial stages of researching a range of programs to improve efficiency through this avenue as well. Cosmos has also partnered with leading design firms in both Australia and the US to ensure the finished products can be deployed in different climates. By using global designers and vendors, it provides Cosmos the opportunity to seek to enhance the design to ensure success of the technology in all jurisdictions, climates and scenarios.

If there are any opportunities for Cosmos to patent any of the processes arising from its R&D program, Cosmos will explore those opportunities. However, Cosmos does not currently own any patents in connection with its existing and planned blockchain and cryptocurrency related operations. Cosmos does expect to rely upon trade secrets, trademarks, service marks, trade names, copyrights and other intellectual property rights and may license the use of intellectual property rights owned and controlled by others.

Government Regulation

Government regulation of blockchain and cryptocurrency is being actively considered by the United States federal government via its agencies and regulatory bodies, as well as similar entities in other countries and transnational organizations, such as the European Union. State and local regulations also may apply to Cosmos’ activities and other activities in which we may participate in the future. Other governmental or semi-governmental regulatory bodies have shown an interest in regulating or investigating companies engaged in the blockchain or cryptocurrency business.

Businesses that are engaged in the transmission and custody of bitcoin and other digital assets, including brokers and custodians, can be subject to U.S. Treasury Department regulations as money services businesses as well as state money transmitter licensing requirements. Bitcoin and other digital assets are subject to anti-fraud regulations under federal and state commodity laws, and digital asset derivative instruments are substantively regulated by the CFTC. Certain jurisdictions, including, among others, New York and a number of countries outside the United States, have developed regulatory requirements specifically for digital assets and companies that transact in them. In addition, since transactions in bitcoin provide a reasonable degree of pseudo anonymity, they are susceptible to misuse for criminal activities, such as money laundering. This misuse, or the perception of such misuse (even if untrue), could lead to greater regulatory oversight of bitcoin platforms, and there is the possibility that law enforcement agencies could close bitcoin platforms or other bitcoin-related infrastructure with little or no notice and prevent users from accessing or retrieving bitcoin held via such platforms or infrastructure. For example, in her January 2021 nomination hearing before the Senate Finance Committee, Treasury Secretary Janet Yellen noted that cryptocurrencies have the potential to improve the efficiency of the financial system but that they can be used to finance terrorism, facilitate money laundering, and support malign activities that threaten U.S. national security interests and the integrity of the U.S. and international financial systems. Accordingly, Secretary Yellen expressed her view that federal regulators needed to look closely at how to encourage the use of cryptocurrencies for legitimate activities while curtailing their use for malign and illegal activities. Furthermore, in December 2020, FinCEN, proposed a new set of rules for cryptocurrency-based exchanges aimed at reducing the use of cryptocurrencies for money laundering. These proposed rules would require filing reports with FinCEN regarding cryptocurrency transactions in excess of $10,000 and also impose record-keeping requirements for cryptocurrency transactions in excess of $3,000 involving users who manage their own private keys. In January 2021, the Biden Administration issued a memorandum freezing federal rulemaking, including these proposed FinCEN rules, to provide additional time for the Biden Administration to review the rulemaking that had been proposed by the Trump Administration. As a result, it remains unclear whether these proposed rules will take effect.

Further, following the appreciation of the market price of bitcoin in the second half of 2020, we have observed increasing media attention directed at the environmental concerns associated with cryptocurrency mining, particularly its energy-intensive nature. While we do not believe any U.S.-based regulators have taken a position adverse to bitcoin mining, in March 2021, we became aware of the actions taken by the governmental authorities for the Chinese province of Inner Mongolia, which represents roughly 8% of the world’s total mining power, to outright ban bitcoin mining in the province due to the industry’s intense electrical power demands and its negative environmental impacts (both in terms of the waste produced by mining the rare Earth metals used to manufacture miners and the production of electrical power used in bitcoin mining). While we have yet to see whether these miners will be able to relocate to another location in China to continue mining, this action serves as a stark reminder of the power of national and state governments to affect our industry through regulator action.

Currently, Cosmos does not believe any U.S. or State regulatory body has taken any action or position adverse to its main cryptocurrency, Bitcoin, with respect to its production, sale, and use as a medium of exchange; however, future changes to existing regulations or entirely new regulations may affect its business in ways it is not presently possible for it to predict with any reasonable degree of reliability. As the regulatory landscape evolves, Cosmos may become subject to new laws, which may affect its mining and digital asset infrastructure activities. For additional discussion regarding our belief about the potential risks existing and future regulation pose to our business, see the section entitled “Risk Factors” herein.

Employees

As at the date of this information statement, Cosmos has:

•        Seven (7) full-time employees, which includes two employees employed by Luna Squares LLC fka Innovative Property Management LLC (“Luna Squares”), a company which is 50% owned by a Cosmos subsidiary, Cosmos Manager LLC, a Delaware corporation (“Cosmos Manager”); and

•        One (1) casual employee (which is an Australian law concept in which the person is not entitled to the usual employee entitlements, does not work consistent hours per week and is paid per hour worked, but is an employee rather than an independent contractor).

Cosmos believes its employee relations to be good.

Facilities and Properties

Cosmos’ headquarters for its business operations are located in Sydney, Australia, where it occupies approximately 1,076 square feet of office space.

Cosmos currently operates its Bitcoin mining operations from sites in Georgia and Nebraska. On each of these sites, Cosmos has MDCs that house its Miners.

Cosmos Manager owns 50% equity in Luna Squares. Luna Squares leases a one acre lot at Georgia referred to as “Luna Squares” from the Development Authority of Washington County.

The lease term is from May 1, 2020 until April 30, 2023. However, there is a provision in the IPM Membership Interest Purchase Agreement dated August 12, 2020 (“IPM Agreement”) for the lease to be extended for a period of 6 years from some time in 2021 (i.e., from “Closing”) (subject to certain conditions being satisfied).

The IPM Agreement provides that as a condition to closing, Cosmos Manager shall have entered into an amendment of the lease to extend its term to at least six years from the date of the Closing, which was waived at Closing and agreed to be enforced once 4MW was online.

An amendment to the lease and exercise of option to lease was signed and in effect from February 23, 2021 (“Lease Amendment”). The Lease Amendment covers an additional 4 acres of the property, bringing the total to 5 acres under the lease. It also includes 5, 3-year extension options bringing the total lease period to run until 2038.

Other than the leased properties described above, Cosmos does not own or lease any material tangible fixed assets. Cosmos believes that these offices and facilities are suitable and adequate for its operations as currently conducted and as currently foreseen. In the event additional or substitute offices and facilities are required, Cosmos believes that it could obtain such offices and facilities at commercially reasonable rates.

Legal Proceedings

As at the date of this information statement, neither Cosmos or any of its directors, promoters or control persons are involved in any legal proceedings.

Directors and Executive Officers of Cosmos

The following table and paragraphs provide information about each of the current directors of Cosmos, or the Cosmos Appointees, who, as previously reported by us, were appointed to our Board on the Closing Date (and which, together with Mr. Yossi Keret, a current member of our Board, constitute our Board following the Closing Date). Mr. Manning also serves as our chief executive officer following the Closing Date and we intend to add additional executive officers to Mawson’s management team subsequent to the Closing Date. The biographical and business experience of these Cosmos Appointees is summarized below.

Name	Age	Position
Greg Martin	61	Chairman of the Board of Directors
Michael Hughes	56	Non-Executive Director
James Manning	37	Executive Director, CEO

Greg Martin.    Mr. Martin has 40 years of experience in the energy, utilities, resources, financial services and infrastructure sectors in Australia, New Zealand and internationally. He spent 25 years, from 1981 to 2006, with the Australian Gas Light Company (AGL), a company listed on the Australian Securities Exchange (ASX) (ASX code: AGL), including 5 years as CEO and Managing Director. After leaving AGL, Mr. Martin served as CEO of the infrastructure division of Challenger Financial Services Group, a division of Challenger Limited (ASX code: CGF) from 2006 to 2008 and, subsequently, from 2011 to 2012, he served as CEO and Managing Director of Murchison Metals Limited (ASX code: MMX, delisted in 2014). He also served as a member of the COAG Energy Council Energy Appointments Selection Panel from 2015 to 2017 and was previously a director of Santos Limited (ASX code: STO), Coronado Global Resources Inc. (ASX code: CRN) and Energy Developments Limited (ASX code: ENE, delisted in 2015). Mr. Martin’s current directorships include serving as Chair of lluka Resources Limited (ASX code: ILU), Deputy Chair of Western Power and non-executive director of Spark Infrastructure Group (ASX code: SKI). Mr. Martin has a Bachelor of Economics from the University of Sydney a Bachelor of Laws from the University of Technology, Sydney. Mr. Martin is also a fellow of the Institute of Managers and Leaders (Australia and New Zealand) and a member of the Australian Institute of Company Directors.

Michael Hughes.    Mr. Hughes has over 30 years of experience across the finance sector, including investment management, investor relations and commercial banking. Mr. Hughes was a company secretary of OzEmail Ltd (ASX code: OZM, which was also listed on the NASDAQ) between 1996 to 1999. OzEmail Ltd was the first public float of an internet service provider in Australia. Between 2014 and 2019 he served as commercial director of SeaLink Travel Group (ASX code: SLK). He is currently the chairman of the board of directors of Wiseway Group (ASX code: WWG) and Non-Executive Director of Shekel Brainweigh (ASX code: SBW). His previous management positions include serving as Head of the AMP Small Companies Fund from 2008 to 2010 and Head of Corporate at Ord Minnett from 2010 to 2014. Mr. Hughes holds a B.A. from Sydney University and a Masters degree in applied finance from Macquarie University.

James Manning.    Mr. Manning is the Founder, Managing Director and Chief Executive Officer of Cosmos. He has 18 years of experience across the real estate, hospitality and finance sectors, including investment management and mergers and acquisitions. Since 2014, Mr. Manning has been the Managing Director of Vertua Limited (NSX code: VERA), an Australian investment company. He is a director of Defender Asset Management Pty Ltd., a financial service licensed investment company, which specialises in real estate and alternate assets. Since 2003, Mr. Manning has been the Chairman of Manning Group, an Australian family office focused on investments in Australia and New Zealand. Since 2017, Mr Manning has been a Partner of First Equity, a public accounting firm within Vertua Limited. Mr. Manning holds a Masters in Finance from University of Technology of Sydney and Bachelor of Business from Australian Catholic University. He is also a Fellow of the Institute of Company Directors (FAICD) and a Member of Institute of Public Accountants (IPA).

The following table and paragraphs provide information about each of the current executive officers of Cosmos (other than Mr. Manning; see above). The biographical and business experience of these officers is summarized below.

Name	Age	Position
Liam Wilson	35	Chief Operations Officer

Liam Wilson.    Mr. Wilson has been the chief operations officer of the Cosmos group of companies since November 2019, where he oversees the day-to-day operations of Cosmos, both in Australia and the US. He works closely with Cosmos’ suppliers and hosting companies in the US with regards to deployment and operational efficiency and is actively involved in the search and composition of new deals for Cosmos. He also works across R&D, marketing, sales and accounts of the Cosmos group. Prior to Cosmos, Mr. Wilson was the Group Operations Manager for the Whitehouse Group from December 2017 to September 2019.

Certain Relationships and Related Transactions

Except with respect to the transactions contemplated by the Bid Agreement and the employment of Mr. Manning with the Company subsequent to the closing of the Bid Agreement, the directors and officers of Cosmos do not have any direct or indirect material interests in any matter with the Company or Cosmos in which the amount involved exceeds the lesser of $120,000 or one percent of our total assets at year end.

MANAGEMENT OF MAWSON FOLLOWING THE TRANSACTION

The following table sets forth information regarding Mawson’s executive officers and directors that were elected or nominated as directors effective upon completion of the transactions contemplated by the Bid Agreement.

Name	Age	Position with Mawson prior to the Transaction	Position with Mawson After the Transaction
Greg Martin	61	N/A	Chairman of the Board
James Manning	37	N/A	CEO and Director
Michael Hughes	55	N/A	Director
Yossi Keret	55	Director	Director
Or Eisenberg	38	Chief Financial Officer, Treasurer and Secretary	Chief Financial Officer, Treasurer and Secretary

The biographical and business experience of the Cosmos Appointees is summarized above under “Directors and Executive Officers of Cosmos.” The biographical and business experience of Messrs. Keret and Eisenberg is summarized below.

Yossi Keret.    Yossi Keret has served on our board since November 15, 2017. Mr. Keret is serving as Chief Executive Officer, and Director of Nanorobotics LTD as of March 2019. Mr. Keret has served as the Chief Executive Officer, Managing Director and Director of Weebit-Nano Ltd. (ASX:WBT) from August 2015 to October 2017. From October 1996 to October 2015, Mr. Keret served as the Chief Financial Officer of numerous public and private companies, including Eric Cohen Books Ltd. & Burlington English Ltd., Daimler Financial Services Israel Ltd., Pluristem Life Systems Inc. (NASDAQ:PST), M.L.L. Software and Computers Industries Ltd. (TASE:MLL), Internet-Zahav Group, Ltd. (NASDAQ:IGLD) and Top Image Systems Ltd. (NASDAQ:TISA). Mr. Keret commenced his career at Kost Forer Gabbay & Kasierer, registered public accounting firm, a member firm of Ernst & Young Global (“EY”). Mr. Keret holds a B.A. from Haifa University in Economics and Accounting and is a Certified Public Accountant in Israel. Mr. Keret’s qualifications to serve on our Board include his expertise in financial matters and his serving as the Chief Financial Officer in numerous private and public companies.

Or Eisenberg.    Or Eisenberg has served as our Chief Financial Officer, Treasurer and Secretary since November 15, 2017. He served as our Acting Chief Executive officer since November 15, 2017 until April 23, 2019. Mr. Eisenberg has served as the Chief Financial Officer and Acting Chief Executive Officer of Mawson Israel since March 2015. From October 2010 to December 2014, he served as the controller of the Katzir Fund Group. From March 2013 to December 2014, he served as either an external controller or Chief Financial Officer of a number of public companies whose shares are listed for trading on the TASE. From October 2007 to October 2010, Mr. Eisenberg was an accountant at Kost Forer Gabbay & Kasierer, a registered public accounting firm, a member firm of EY. Mr. Eisenberg holds a B.A. from Haifa University in Economics and Accounting and is a Certified Public Accountant in Israel.

SECURITY OWNERSHIP OF MAWSON — BEFORE AND FOLLOWING THE TRANSACTION1

The following table shows information with respect to the beneficial ownership of our common stock and Cosmos ordinary shares as of April 28, 2021 for:

•        each person, or group of affiliated persons, known to us to own beneficially 5% or more of our or Cosmos outstanding common stock; and

•        each of our and Cosmos’ directors and executive officers.

Percentage ownership is based on 486,733,566 shares of common stock outstanding as of April 28, 2021, which is giving effect to the number of shares of our common stock outstanding following the Closing Date. This figure does not take into account (i) convertible notes that were issued by Cosmos and are expected to be assumed by Mawson following the Closing Date and which will become convertible into 63,626,903 shares of common stock within six months following the Closing Date (subject to the Amendment becoming effective) and (ii) additional shares of common stock we will be obligated to issue to the Cosmos shareholders who have yet to accept the Offer. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

	Shares of Mawson Common Stock Beneficially Owned Prior to Closing Date		Ordinary Shares of Cosmos Beneficially Owned Prior to Closing Date		Shares of Mawson Common Stock Beneficially Owned Following the Closing Date
	Number	Percent	Number	Percent	Number	Percent
Principal Stockholder:
Rimon Gold Assets Ltd(1)	6,927,866	20.96%	—	—	17,761,199	3.65%
Jonathan Rubini(2)	7,100,048	21.48%	—	—	17,516,715	3.60%
Noam Danenberg(3)	2,945,208	8.90%	—	—	5,861,875	1.20%
Defender Equities Pty Ltd(4)	—	—	615,000	7.85%	37,582,650	7.72%
Nicholas Hughes-Jones(5)	—	—	800,000	10.21%	—	—
Manning Capital Holdings Pty Ltd(6)	—	—	785,000	10.02%	47,971,350	9.86%
Directors and Executive Officers†
Directors prior the Closing Date
Mark Sieczkarek(7)	386,172	1.16%	—	—	454,621	*
Joseph Zarzewsky(8)	162,500	0.49%	—	—	225,000	*
Michael Belkin(9)	194,676	0.59%	—	—	257,176	*
Directors and executive officers following the Closing Date
Yossi Keret(10)	162,500	0.49%	—	—	225,000	*
Or Eisenberg(11)	216,100	0.65%	—	—	1,049,433	*
Greg Martin(12)	—	—	9,142	0.12%	558,668	*
James Manning(13)	—	—	1,841,557	23.50%	87,998,400	16.96%
Michael Hughes(14)	—	—	58,835	0.75%	3,595,407	*
Liam Wilson(15)	—	—	862	0.01%	52,677	*
All officers and directors as a group (9 persons)	1,121,948	3.36%	1,910,396	24.38%	93,479,585	19.2%

____________

†        Other than Mr. Keret, all of the members of our Board of Directors resigned effective as of the Closing Date.

*        Represents beneficial ownership of less than 1% of the outstanding shares of common stock.

(1)      These shares are beneficially owned by Rimon Gold Assets Ltd which is an Israeli private company wholly owned by the Goldfinger Trust (the “Trust”), whose trustee is Abir Raveh (the “Trustee”) and whose beneficiary is Yair Goldfinger. The Trust directs the management of Rimon Gold, its investment and voting decisions and the Trustee directs the management of the Trust, its investment and voting decisions. The address of Rimon Gold, the Trust and the Trustee is 32 Habarzel, Tel Aviv, Israel. Mr. Goldfinger does not direct the management of Rimon Gold, the Trust or the Trustee, its investment or voting decisions and disclaims beneficial ownership of the shares reported in this table.

(2)      These shares are beneficially owned by Jonathan Rubini, whose address is 2655 Marston Drive, Anchorage, Alaska 99517. These shares exclude 178,000 shares of Common Stock issuable upon conversion of Series A Preferred Stock within 61 days following provision of notice to the Company.

(3)      These shares are beneficially owned by Mr. Danenberg, our former chief executive officer, whose address is at our headquarters. Includes (i) 36,000 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of April 28, 2021, which options have exercise price of $3.59 per share of common stock and expire on April 4, 2025, and (ii) 17,500 RSUs that are exercisable within 60 days of April 28, 2021.

(4)      These shares are beneficially owned by Defender Equities Pty Ltd, whose address is Level 5, 97 Pacific Highway, North Sydney 2060, Australia.

(5)      These shares are beneficially owned by Inbocalupo Pty Ltd, whose address is 19 Ozone Parade, Dee Why New South Wales 2099, Australia. As of the date of this information statement, Inbocalupo Pty Ltd has not accepted the Offer nor been issued shares of common stock. However, as described under “Bid Agreement — Related Agreements — Pre-bid acceptance agreements,” Inbocalupo is expected to accept the Offer and be issued with shares of common stock upon the Amendment becoming effective.

(6)      These shares are beneficially owned by Manning Capital Holdings Pty Ltd, whose address is Level 6, 211 Victoria Square, Adelaide SA 5000, Australia.

(7)      These shares are beneficially owned by Mr. Mark Sieczkarek, a member of our Board of Directors, whose address is at our headquarters. Includes (i) 102,222 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of April 28, 2021, which options have exercise price of $2.0 per share of common stock and expire on April 22, 2029, and (ii) 44,050 RSUs that are exercisable within 60 days of April 28, 2021.

(8)      These shares are beneficially owned by Mr. Joseph Zarzewsky, a member of our Board of Directors, whose address is at our headquarters. Includes (i) 25,000 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of April 28, 2021, which options have exercise price of $3.59 per share of common stock and expire on April 4, 2025, and (ii) 25,000 RSUs that are exercisable within 60 days of April 28, 2021.

(9)      These shares are beneficially owned by Mr. Michael Belkin, a member of our Board of Directors, whose address is at our headquarters. Includes (i) 57,176 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of April 28, 2021, which options have exercise prices that range between $0.58 and $159.12 per share of common stock and expire at different periods ending on April 4, 2025, and (ii) 25,000 RSUs that are exercisable within 60 days of April 28, 2021.

(10)    These shares are beneficially owned by Mr. Yosef Keret, a member of our Board of Directors, whose address is at our headquarters. Includes (i) 25,000 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of April 28, 2021, which options have exercise price of $3.59 per share of common stock and expire on April 4, 2025, and (ii) 25,000 RSUs that are exercisable within 60 days of April 28, 2021.

(11)    These shares are beneficially owned by Mr. Eisenberg, our chief financial officer, whose address is at our headquarters. Includes (i) 36,000 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of April 28, 2021, which options have exercise price of $3.59 per share of common stock and expire on April 4, 2025, and (ii) 17,500 RSUs that are exercisable within 60 days of April 28, 2021.

(12)    These shares are beneficially owned by Mr. Martin, a member of the Board of Directors of Cosmos and a Cosmos Appointee, whose address is at our headquarters.

(13)    These shares are beneficially owned (directly and indirectly) by Mr. Manning, a member of the Board of Directors of Cosmos and a director of Mawson following the Closing Date and Chief Executive Officer of Mawson (following the Closing Date), whose address is at our headquarters. Includes shares held by Manning Capital Holdings Pty Ltd, to which Mr. Manning has shared voting and investment power and shares held by Defender Equities Pty Ltd and Robbins Estate Pty Ltd.

(14)    These shares are beneficially owned by Mr. Hughes, a member of the Board of Directors of Cosmos and a director of Mawson following the Closing Date, whose address is at our headquarters. Includes shares held by Mr Hughes’s wife, Jane MacDonald Hughes to which Mr. Hughes has shared voting and investment power.

(15)    These shares are beneficially owned by Mr. Wilson, the Chief Operating Officer of Mawson following the Closing Date, whose address is at our headquarters.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF MAWSON

The following tables present selected consolidated financial data of Mawson for each of the two years in the period ended December 31, 2020 and as of the end of each such year, which information has been derived from Mawson’s audited consolidated financial statements, which were prepared in accordance with GAAP, and included in its annual report on Form 10-K filed with the SEC. The following consolidated financial data should be read in conjunction with Mawson’s consolidated financial statements and notes thereto incorporated by reference into this information statement.

Consolidated Statements of Operations Data
	For the Year Ended December 31,
	2020	2019
U.S. dollars in thousands (except share and per share data)
Operating expenses:
Research and development expenses	$434	$492
General and administrative expenses	2,008	2,678

Operating loss	(2,442)	(3,170)

Financial expense, net	(2,487)	(280)

Net loss	$(4,929)	$(3,450)

Addition to net loss (for EPS purpose)
Deemed dividend with respect to the repurchase of right for future investment	—	(185)
Deemed dividend due to exercise price adjustment of warrants as a result of certain down-round anti-dilution protection or price protection features included in the warrants	—	(267)
Deemed dividend due to exercise price adjustment of warrants	(390)	—
Net loss applicable to stockholders of Common Stock	$(5,319)	$(3,902)

Comprehensive loss	$(4,929)	$(3,450)

Basic and diluted net loss per share	$(0.32)	$(0.36)

Weighted average number of shares of Common Stock used in computing basic and diluted net loss per share	16,669,628	10,519,682
Consolidated Balance Sheet Data
U.S. dollars in thousands
	As of December 31,
	2020	2019
Cash and cash equivalents	$247	$718
Restricted cash deposit	13	41
Marketable equity securities	2,834	10
Total Assets	3,189	1,176
Short term loan payable	265	—
Contingent obligation with respect to future revenues (Note 10)	5,494	—
Working Capital	1,317	506
Stockholders’ equity (deficit)	(4,148)	535

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF COSMOS

The following tables present selected consolidated financial data of Cosmos for the periods indicated below and as of the end of each of the years indicated below, which has been derived from Cosmos’ audited consolidated financial statements, which were prepared in accordance with GAAP, and which are included elsewhere in this information statement. The following consolidated financial data should be read together with Cosmos’ consolidated financial statements and the related notes thereto, which are attached as Annex B hereto.

Consolidated Statements of Operations Data
	Years Ended December 31, 2020	Period from May 22, 2019 (Inception) through December 31, 2019
Revenues:
Cryptocurrency mining revenue	$4,448,876	$507,818

Operating cost and expenses:
Cost of revenues	3,155,601	266,228
Selling, general and administrative	2,483,379	773,745
Depreciation and amortization	4,620,725	699,487
Total operating expenses	10,259,705	1,739,460
Loss from operations	(5,810,829)	(1,231,642)
Other income (expense):
Realized losses on foreign currency transactions	(591)	(21,841)
Unrealized gain (losses) on foreign currency remeasurement	826,322	(63,112)
Loss on acquisition of IPM	(28,102)	—
Realized gain (loss) on sale of digital currencies	(28,267)	4,121
Other income	108,812	—
Loss before income taxes	(4,932,655)	(1,312,474)
Income tax benefit	(88,852)	(1,743)
Net loss	(5,021,507)	(1,314,217)
Add: net loss attributable to the noncontrolling interest	27,066	—
Net loss attributable to Cosmos Capital Limited shareholders	$(4,994,411)	$(1,314,217)

Net loss per common share, basic and diluted	$(0.70)	$(0.64)
Weighted average common shares outstanding, basic and diluted	7,097,883	2,054,102

Comprehensive loss:
Net loss	$(5,021,507)	$(1,314,217)
Other comprehensive gain (loss), foreign currency translation adjustments, net of tax	(996,644)	12,736
Comprehensive loss	(6,018,151)	(1,299,738)
Comprehensive loss attributable to noncontrolling interest	27,066	—
Comprehensive loss attributable to Cosmos Capital Limited shareholders	$(5,991,085)	$(1,299,738)
Consolidated Balance Sheet Data
	As of December 31,
	2020	2019
Cash and cash equivalents	$1,112,811	$579,290
Cryptocurrencies	15,061	4,239
Total Assets	9,796,741	8,320,811
Shareholder loans	290,978	245,305
Working Capital	(399,401)	(31,705)
Total shareholders’ equity	7,631,752	6,973,339

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The Company is providing the following unaudited pro forma condensed combined financial information to aid in the analysis of the financial aspects of the Business Combination. The following unaudited pro forma condensed combined financial information presents the combination of the financial information of the Company and Cosmos Capital adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The unaudited pro forma condensed combined balance sheet as of December 31, 2020 combines the historical balance sheet of the Company and the historical balance sheet of Cosmos Capital on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on December 31, 2020. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 combine the historical statements of operations of the Company and Cosmos Capital for such periods on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2020;

•        the issuance of 428,270,616 ordinary shares of the Company and a further 50,558,133 ordinary shares to be issued as consideration for the acquisition of all of the shares in Cosmos Capital;

•        the issuance of 25,000,000 shares of the Company at $0.12 in a PIPE transaction upon the consummation of the Business Combination;

•        the issuance of 8,710,982 $0.001 warrants over ordinary shares of the Company to HC Wainwright for acting as advisors to the Company upon consummation of the Business Combination;

•        the issuance of 33,961,811 contingent value rights (CVRs) to legacy Wize Pharma shareholders of the Company upon the consummation of the Business Combination. CVR holders are to receive any net proceeds from disposal of the Company’s LO2A assets and liabilities and the Company is required to seek an immediate sale of the LO2A net assets under the oversight of a CVR holder representative to be appointed upon consummation of the Business Combination. CVR entitlements become effective at completion and will continue in effect until payments of all amounts due or at the 2 year anniversary of completion;

•        the establishment of an incentive compensation program that Cosmos Capital was required, as a condition of the Business Implementation Agreement, to establish at or prior to consummation of the Business Combination;

•        the issuance of 28,012,364 mandatorily convertible notes (Notes) by Cosmos Capital which convert into 63,626,903 ordinary shares in the Company at the earlier of 6 months or certain financing events. The Note proceeds were US$$21,569,520 less 6% transaction costs; and

•        the settlement of certain existing liabilities of the Company upon consummation of the Business Combination and PIPE transaction.

The historical financial information of the Company was derived from the audited financial statements of the Company as of and for the year ended December 31, 2020, which are incorporated by reference. The historical financial information of Cosmos Capital was derived from the audited consolidated financial statements of Cosmos Capital as of and for the year ended December 31, 2020 which are included in this document. This information should be read together with the accompanying notes to the unaudited pro forma condensed combined financial statements, the Company’s and Cosmos Capital’s audited financial statements and related notes, the sections titled “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Cosmos’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information which is included in this document.

Unaudited Pro Forma Condensed Combined Statements of Operations Information

	Cosmos Capital Limited	Mawson Infrastructure Group Inc.	Pro Forma Adjustments	Footnote reference	Pro Forma combined
	USD in thousands	USD in thousands
Revenues
Cryptocurrency mining revenue	4,449				4,449
Total Revenues	4,449	0			4,449

Operating cost and expenses:
Cost of Revenues	3,156				3,156
Research and development expenses		434			434
General and administrative expenses		2,008			2008
Selling, general and administrative	2,483		(164)	K	3,544
			1,225	L
Depreciation and amortization	4,621				4,621
In-process R&D assets acquired			25,646	B	25,646
Total costs and expenses	10,260	2,442			39,409

Operating (loss) from continuing operations	(5,811)	(2,442)			(34,960)

Financial expense, net		2,487			2,487

Other income (expense):
Realized losses on foreign currency transactions	(1)				(1)
Unrealized losses on foreign currency remeasurement	826				826
Loss on acquisition of IPM	(28)				(28)
Other income	109				109
Realized gain (loss) on sale of digital currencies	(28)				(28)
Total other income (expenses)	878	0	0		878

Profit/(Loss) before tax	(4,933)	(4,929)			(36,569)
Income tax (expense)	(129)	0			(129)
Net (loss)	(5,062)	(4,929)			(36,698)
Addition to net loss (for EPS) Deemed dividend due to exercise price adjustment of warrants	—	(390)			(390)
Comprehensive loss	(5,062)	(5,319)			(37,088)
Net loss per share (basic and diluted)	$(0.70)	$(0.32)			$(0.07)
Weighted average common shares outstanding (basic and diluted)	7,097,883	16,669,628			510,838,706

Unaudited Pro Forma Condensed Combined Balance Sheet Information

	December 31, 2020
	Cosmos Capital Limited	Mawson Infrastructure Group Inc.	Transaction Accounting Adjustments	Footnote reference	Pro Forma combined
	USD in thousands	USD in thousands			USD in thousands
ASSETS
Current assets:
Cash and cash equivalents	1,113	247	3,000	A	22,034
			(1,721)	D
			20,275	E
			(880)	K
Restricted cash deposit		13			13
Marketable equity securities		2,834			2,834
Prepaid expenses	12	15			27
Trade and other receivables	615	51			666
Cryptocurrencies	15				15
Total current assets	1,755	3,160			25,589
Property and equipment, net	7,015	7			7,022
Right-of-use assets	42	22			64
Security deposits	969				969
Trademarks	16				16
TOTAL ASSETS	9,797	3,189			33,660

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:					—
Trade and other payables	1,882	1,306	(1,306)	D	1,882
Shareholder borrowings	291				291
Current portion of license purchase obligation		250	(150)	D	100
Lease liabilities	45	22			67
Short term loan payable		265	(265)	D	—
Total current liabilities	2,218	1,843			2,340
Lease Liabilities, net of current portion					0
PPP Loan	14				14
Contingent obligation with respect to future revenues		5,494	417	C	—
			(5,911)	C
Total non-current liabilities	14	5,494			14
TOTAL LIABILITIES	2,232	7,337			2,354

Shareholders’ equity:
Share subscription receivable	(17)				(17)
Common stock	0	33	25	A	453
			428	F
			(33)	G

Unaudited Pro Forma Condensed Combined Balance Sheet Information — (Continued)

December 31, 2020
	Cosmos Capital Limited	Mawson Infrastructure Group Inc.	Transaction Accounting Adjustments	Footnote reference	Pro Forma combined
	USD in thousands	USD in thousands			USD in thousands
Additional paid-in capital	15,299	35,110	2,975	A	79,690
			(428)	F
			20,275	E
			6,882	H
			(35,110)	G
			4,148	G
			8,575	J
			24,766	B,I
			5,494	C
Non controlling interests	(27)				(27)
Accumulated other comprehensive loss	(1,342)	(73)	73	G	(1,342)
Accumulated deficit	(6,348)	(39,218)	(6,882)	H	(47,451)
			39,218	G
			(8,575)	J
			(25,646)	B
TOTAL SHAREHOLDERS’ EQUITY	7,565	(4,148)			31,306
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	9,797	3,189			33,660

Supplemental Pro Forma Financial Information

Basis of presentation

The Business Combination is expected to be accounted for as an asset acquisition in accordance with generally accepted accounting principles in the United States (GAAP). Under the guidance in ASC 805, the Company is expected to be treated as the “acquired” company for financial reporting purposes.. To determine the accounting for this transaction under U.S. GAAP, a company must assess whether an integrated set of assets and activities should be accounted for as an acquisition of a business or an asset acquisition. The guidance requires an initial screen test to determine if substantially all of the fair value of the gross assets acquired is concentrated in a single asset or group of similar assets. If that screen is met, the set is not a business. The initial screen test is met as the LO2A IPR&D in Mawson will represent a significant majority in this acquisition. As such, the acquisition was treated as an asset acquisition

Cosmos Capital was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•        The Cosmos Capital shareholders have the largest voting interest in the post-combination company;

•        Cosmos Capital management holds executive management roles for the post-combination company and is responsible for the day-to-day operations;

•        Cosmos Capital was significantly larger than the Company by assets, revenue, and employees;

•        The purpose and intent of the Business Combination was to create an operating public company through the Company, with management continuing to use Cosmos Capital’s assets to grow the business; and

•        The LO2A assets and liabilities of the Company, upon consummation of the Business Combination, are to be managed with a view to disposal within two years. Only CVR holders have an entitlement to any net proceeds from the disposal, not to the post-combination current shareholders of the Company.

Accordingly, the Business Combination will be treated as the equivalent of Cosmos Capital issuing stock for the net assets of the Company. The Company’s assets and liabilities were measured and recognized at their relative fair value as of the date of consummation of the Business Combination with any value associated with research and development (IPR&D) being expensed as there is no alternative future use and the fair value of the contingent obligation with respect to future revenues assessed as nil fair value given the planned disposal.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of the Company following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed. The final amounts recorded may differ materially from the information provided.

Adjustments to Unaudited Pro-Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed

Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and are only presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information

The unaudited pro forma condensed combined balance sheet as of December 31, 2020 was derived from Cosmos Capital’s and Mawson’s audited historical condensed consolidated balance sheets as of December 31, 2020. The unaudited pro forma condensed combined balance sheet as of December 31, 2020 assumes that the Business Combination was completed on December 31, 2020.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 was derived from Cosmos’s and Mawson’s condensed consolidated statements of operations for the year ended December 31, 2020 and gives pro forma effect to the Business Combination as if it had occurred on January 1, 2020, the beginning of the fiscal year presented. The results of Mawson’s statement of operations has been presented as discontinued as the LO2A net assets are held for disposal on consummation of the Business Combination.

Cosmos Capital and Mawson did not have any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The adjustments included in the unaudited pro forma condensed consolidated financial statements at December 31, 2020 are as follows:

A.     Represents the proceeds from the Company’s PIPE placement that closes concurrent with the Business Combination for 25,000,000 ordinary shares at US$0.12.

B.      Reflects the initial recognition and measurement of the Company’s LO2A intellectual property at fair value and subsequent expense as part of asset acquisition accounting as there is no alternative future use.

C.     Reflects the remeasurement of the Company’s contingent obligation with respect to future LO2A revenues to fair value in its own balance sheet and then the subsequent revision of the obligation upon consummation of the Business Combination after which development activities would cease.

D.     Reflects the settlement of certain of the Company’s liabilities that took place in conjunction with the consummation of the Business Combination transaction and PIPE placement and thus will not be part of the post-combination company.

E.      Represents the issuance of 28,012,364 mandatorily convertible notes by Cosmos Capital which, upon consummation of the Business Combination will convert, in the future, to 63,626,903 ordinary shares of the Company. Conversion will take place at the earlier of 6 months from issuance or upon the occurrence of certain financing events. Net proceeds of the notes were $20,275,349 comprising gross proceeds of $21,569,520 less transaction costs.

F.      Reflects the consideration to Cosmos Capital shareholders of 478,828,749 $0.01 par value ordinary shares of the Company for the acquisition of shares in Cosmos Capital. Only 428,270,616 shares were issued at upon consummation of the Business Combination due to limitations of the Company’s authorised capital with a further 50,558,133 pending to be issued.

	Common stock (in USD thousands)	APIC (in USD thousands)

Impact of 428,270,616 issued shares at close at $0.001 par value	428	(428)
Impact of 50,558,133 shares to be issued pending authorization of capital

G.     Reflects the elimination of the historical equity of the Company:

(in USD thousands)
Common stock	(33)
Additional paid in capital	(35,110)
Accumulated deficit	39,218
Accumulated other comprehensive loss	73
Net capital adjustment	4,148

H.     Reflects the fair value of warrants over 8,710,982 $0.001 warrants over ordinary shares issued, upon consummation of the Business Combination to HC Wainwright as consideration for acting as the Company’s financial advisor to the transaction. The fair value was determined to be the market price of the Company’s shares at the date of issuance due to the deminimus exercise price of $0.001 per warrant. Pursuant to the terms of the warrant agreement, the warrant holders may only request redemption in cash in the event of certain future fundamental changes to the Company that are within the control of the Company. Other fundamental changes, such as a change in control, that are outside the control of the Company only entitle the warrant holders to receive the same choice of consideration as offered to holders of ordinary shares in the Company. As such, the Company has recognised the issuance of the warrants as a transaction expense settled through issuance of an equity instruments.

I.       Reflects estimated transaction costs of Cosmos Capital totaling $880k paid in cash in relation to the Business Combination.

J.       Reflects the impact of the Company’s incentive plan for employees of Cosmos Capital and the Company established as a condition of the Business Implementation Agreement to be established prior to consummation of the Business Combination. The incentive plans were in the form of restricted stock units (RSUs) with an estimated fair value based on the market price of $0.245 at the date of grant. The performance hurdles for certain awards were achieved upon consumation of the Business Combination. For other awards, as at the date of consummation of the Business Combination, the Company estimated that 50% of the implied service period based on progress to achieve the requisite milestone had been completed. The estimated awards to be recognised are as follows:

(in USD thousands)
Fully vested RSUs	7,350
50% of implied service based on progress towards milestone	1,225
Total expense to date	8,575

K.     Reflects Cosmos Capital’s non-recurring transaction costs of $164,000 incurred in the year ended December 31, 2020 in relation to the Business Combination.

L.      Reflects the estimated effect of the Company’s incentive compensation scheme established as a condition of the Business Combination for awards with a service period. For presentation purposes an estimate has been made that 50% of the implied service period has been completed having regard to progress to date.

The total purchase price, including certain transaction costs, paid in the Business Combination has been allocated to the assets and liabilities assumed of the Company based on their relative fair values as of the completion date. The following summarizes the purchase price paid (in thousands, except share and per share amounts):

Number of shares owned by Mawson shareholders at closing	33,052,951
Share price of the Company at closing date	$0.79
Fair value of the shares of the combined group owned by legacy Mawson shareholders	$26,112
Transaction costs	880
Total purchase price	26,992

Purchase consideration is then allocated to the net assets acquired on the basis of relative fair values. The following sets out the allocation of the purchase price to the net tangible and intangible assets and liabilities acquired:

(in USD thousands)
Cash and cash equivalents	247
Restricted cash	13
Receivables and prepayments	66
Marketable securities	2,834
PP&E (net)	7
Right of use lease assets	22
In-process research and development	25,646
Trade and other payables	(1,306)
Other liabilities	(537)
26,992

The acquired in-process research and development asset relates to the Company’s LO2A product candidates. Given the stage of development of this asset at the date of acquisition, significant risk remains and it is not yet probable that there was future economic benefit to these assets. Absent successful clinical results and regulatory approval, there is no alternative future use associated with them. Accordingly the value of the assets is to be expensed in the consolidated statement of operations for the year ended December 31, 2021.

Earnings per share

As the combined company is in a net loss position, any adjustment for potentially dilutive shares would be anti-dilutive, and as such, basic and diluted loss per share are the same. The following table presents the pro forma adjustments giving effect to the consideration paid by the Company:

Weighted Cosmos Capital average common shares outstanding, basic and diluted	7,097,883
Pro forma weighted average common shares of Cosmos Capital at the 65.1:1 conversion ratio established*	462,071,195
Weighted average shares of the Company	16,669,628
PIPE placement	25,000,000
Pro forma combined weighted average number of common shares outstanding – basic and diluted	510,838,706

____________

*        This conversion ratio established includes only shares issued to Cosmos shareholders at closing date. It does not include shares to be issued in the future due to limitations of the Company’s authorised share capital. The conversion ratio was determined by comparing Company shares issued as consideration to Cosmos Capital to the number of shares previously on issue in Cosmos Capital.

ADDITIONAL INFORMATION

Householding of Information Statements

Under SEC rules, only one annual report, information statement or Notice of Internet Availability of Proxy Materials, as applicable, need be sent to any household at which two or more of our stockholders reside if they appear to be members of the same family and contrary instructions have not been received from an affected stockholder. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses for us. Brokers with accountholders who are our stockholders may be householding these materials. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, now or at any time in the future, you no longer wish to participate in householding and would like to receive a separate annual report, information statement or Notice of Internet Availability of Proxy Materials, or if you currently receive multiple copies of these documents at your address and would prefer that the communications be householded, you should contact us at Level 5, 97 Pacific Highway, North Sydney C3 NSW 2060 Australia, Attn: Corporate Secretary or +61 2 8624 6130.

Important Notice Regarding the Availability of Information Statement Materials

Pursuant to rules promulgated by the SEC, we have elected to provide access to this information statement both by sending you this information statement and by notifying you of the availability of this information statement on the Internet.

This information statement, including Annex A to this information statement, is available at the following website: www. https://www.wizepharma.com.

The Amendment will be effective not earlier than June 8, 2021, which is twenty (20) calendar days following the date on which the definitive form of this information statement is first mailed to stockholders.

We are not soliciting you for a proxy with respect to the matters discussed in this information statement or otherwise. We are only furnishing this information statement as a matter of regulatory compliance with SEC rules.

INCORPORATION BY REFERENCE

The SEC allows Mawson to “incorporate by reference” information into this information statement, which means that important information can be disclosed to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this information statement, except for any information that is superseded by information included directly in this document.

The documents listed below that Mawson has previously filed with the SEC are considered to be a part of this information statement (other than any portions of the filings that were furnished, under applicable SEC rules, rather than filed). They contain important business and financial information about us:

•        Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on March 1, 2021; and

•        Our Current Reports on Form 8-K filed on December 31, 2020, January 5, 2021, January 19, 2021, March 10, 2021, March 23, 2021 and April 27, 2021.

Mawson also incorporates by reference into this information statement each document filed with the SEC after the date of this information statement, but before the date of the special meeting; provided, however, that documents or information deemed to have been furnished and not filed in accordance with SEC rules will not be deemed incorporated by reference into this information statement. To the extent, however, required by the rules and regulations of the SEC, Mawson will amend this information statement to include information filed after the date of this information statement.

In addition, we have incorporated by reference in this information statement the Bid Agreement and certain additional agreements summarized in this information statement. Each of these agreements was filed with the SEC as exhibits to our Current Reports on Form 8-K filed on January 5, 2021, January 19, 2021 and March 10, 2021. These exhibits are available on the SEC’s website: www.sec.gov.

WHERE YOU CAN FIND MORE INFORMATION

Mawson’s reports on Forms 10-K, 10-Q, 8-K and other filings are available without charge through Mawson’s website, https://www.wizepharma.com/, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The content of our website, however, is not part of this information statement.

You may request a copy of our SEC filings, as well as the foregoing corporate documents, at no cost to you, by writing Mawson address appearing in this information statement or by calling us at 61 2 8624 6130.

By order of the Board of Directors,
/s/ James Manning
James Manning
Chief Executive Officer

Annex A

[FORM OF STOCKHOLDERS WRITTEN CONSENT]

WIZE PHARMA, INC.

CONSENT IN LIEU OF MEETING
OF THE STOCKHOLDERS

March 5, 2021

The undersigned, representing the holders of a majority of the outstanding common stock (the “Majority Stockholders”) of Wize Pharma, Inc., a Delaware corporation (the “Corporation”), in their respective capacities as stockholders of the Corporation (including as holders of preferred stock of the Corporation), hereby consent to and adopt, pursuant to Section 228(a) of the General Corporation Law of the State of Delaware (the “DGCL”), the Certificate of Incorporation of the Corporation, as amended (the “Certificate”), and Section 1.11 of the By-Laws of the Corporation the following resolutions:

WHEREAS, the Board of Directors (the “Board”) of the Corporation has previously determined that it is advisable and in the best interests of the Corporation and its stockholders, to adopt an amendment to the Certificate, in order to increase the authorized capital stock of the Corporation, all as set forth in the certificate of amendment (the “Certificate of Amendment”) included as Exhibit A hereto (the “Amendment”) , and (ii) recommended to the stockholders of the Corporation that they adopt, authorize and approve the Amendment;

NOW, THEREFORE, IT IS:

RESOLVED, that the Amendment is hereby approved; and

RESOLVED, that any of the Corporation’s directors or officers is authorized to take any and all actions, to execute and deliver any and all documents, agreements and instruments and to take any and all steps deemed by the Corporation to be necessary or desirable to carry out the purpose and intent of the foregoing resolution, including, without limitation, the filing of the Certificate of Amendment with the secretary of state of the state of Delaware and all actions heretofore taken by any of them in furtherance thereof are hereby approved, ratified and confirmed in all respects.

The action taken by this consent shall have the same force and effect as if taken at a meeting of stockholders of the Corporation, duly called and constituted.

This consent may be executed in one or more counterparts (including by facsimile signature, scanned signatures or signature by electronic means, including docusign and the like), each of which when executed shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same original Written Consent of Stockholders.

[Signature page follows]

Annex A-1

IN WITNESS WHEREOF, the undersigned Majority Stockholders have executed this consent on the date set forth above.

[ ]

Name:
Title:

[Signature page to Stockholder Consent]

Annex A-2

Exhibit A

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
MAWSON INFRASTRUCTURE GROUP INC.

Mawson Infrastructure Group Inc. (the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware (“DGCL”), does hereby certify:

FIRST: That upon filing of this Certificate of Amendment, Section 3.1(i) of Article III of the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety such that, as amended, said section shall read in its entirety as follows:

“(i) The total number of shares of stock which the Corporation shall have authority to issue is 800,000,000 shares of common stock, par value $.001 per share, and 1,000,000 shares of preferred stock, par value $.001 per share.”

SECOND: This Certificate of Amendment was duly adopted in accordance with Section 242 of the DGCL. The Board of Directors duly adopted resolutions setting forth and declaring advisable this Certificate of Amendment and directed that the proposed Amendment be considered by the stockholders of the Corporation. The stockholders of the corporation duly adopted this Certificate Amendment in a written consent in accordance with Section 228 of the DGCL, in which the necessary number of shares consented to the proposed amendment. The stockholders of the Corporation duly adopted this Certificate of Amendment.

THIRD: The remaining provisions of the Certificate of Incorporation, including without limitation the remaining provisions of Article III, are not affected by the aforementioned amendment and remain in full force and are not affected by this Certificate of Amendment.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this ____ day of _______, 2021.

MAWSON INFRASTRUCTURE GROUP INC.
a Delaware corporation
By:
Name:
Title:

Annex A-3

Annex B

COSMOS CAPITAL LIMITED AND SUBSIDIARIES

Consolidated Financial Statements
As of and for the year ended December 31, 2020 and as of December 31, 2019 and for the period from May 22, 2019 (Inception) through December 31, 2019

Annex B-1

COSMOS CAPITAL LIMITED AND SUBSIDIARIES
Consolidated Financial Statements
As of and for the year ended December 31, 2020 and as of December 31, 2019 and for the period of May 22, 2019 (inception) through December 31, 2019

Annex B-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Cosmos Capital Limited

Opinions on the Financial Statements and Internal Control over Financial Reporting

We have audited the accompanying consolidated balance sheets of Cosmos Capital Limited and its subsidiaries (the “Company”) as of December 31, 2020 and December 31, 2019 and the related consolidated statements of earnings, of comprehensive earnings, of equity and of cash flows for each of the two years in the period ended December 31, 2020, including the related notes (collectively referred to as the “consolidated financial statements”).

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and December 31, 2019 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2020 in conformity with accounting principles generally accepted in the United States of America.

Change in Accounting Principle

As discussed in Note 2 to the consolidated financial statements, the Company changed the manner in which it accounts for revenue and leases in fiscal 2020.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

LNP Audit and Assurance Pty Ltd

Anthony Rose

Sydney, NSW, Australia

May 9, 2021

We have served as the Company’s auditor since 2021.

Annex B-3

COSMOS CAPITAL LIMITED AND SUBSIDIARIES
Consolidated Statements of Operations and Comprehensive Loss

	Years Ended December 31, 2020	Period from May 22, 2019 (Inception) through December 31, 2019
Revenue:
Cryptocurrency mining revenue	$4,448,876	$507,818
Operating cost and expenses:
Cost of revenues	3,155,601	266,228
Selling, general and administrative	2,483,379	773,745
Depreciation and amortization	4,620,725	699,487
Total operating expenses	10,259,705	1,739,460
Loss from operations	(5,810,829)	(1,231,642)
Other income (expense):
Realized losses on foreign currency transactions	(591)	(21,841)
Unrealized gain (losses) on foreign currency remeasurement	826,322	(63,112)
Loss on acquisition of IPM	(28,102)	—
Realized gain (loss) on sale of digital currencies	(28,267)	4,121
Other income	108,812	—
Loss before income taxes	(4,932,655)	(1,312,474)
Income tax expenses (Note 15)	(128,659)	(1,743)
Net loss	(5,061,314)	(1,314,217)
Less: net loss attributable to the noncontrolling interest	(27,066)	—
Net loss attributable to Cosmos Capital Limited shareholders	$(5,034,248)	$(1,314,217)

Net loss per common share, basic and diluted	$(0.71)	$(0.64)
Weighted average common shares outstanding, basic and diluted	7,097,883	2,054,102

Comprehensive loss:
Net loss	$(5,034,248)	$(1,314,217)
Other comprehensive gain (loss), foreign currency translation adjustments, net of tax	(996,644)	12,736
Comprehensive loss	(6,030,892)	(1,301,481)
Comprehensive loss attributable to non-controlling interest	27,066	—
Comprehensive loss attributable to Cosmos Capital Limited shareholders	$(6,003,826)	$(1,301,481)

The accompanying notes are an integral part of these consolidated financial statements

Annex B-4

COSMOS CAPITAL
LIMITED AND SUBSIDIARIES
Consolidated Balance Sheets

	December 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$1,112,811	$579,290
Prepaid expenses	11,500	392,018
Trade and other receivables (Note 8)	615,145	340,220
Cryptocurrencies (Note 7)	15,061	4,239
Total current assets	1,754,517	1,315,767
Property and equipment, net (Note 5)	7,015,285	6,120,618
Security deposits (Note 6)	969,423	879,802
Operating lease right-of-use asset	41,703	—
Trademarks (Note 11)	15,813	4,624
TOTAL ASSETS	$9,796,741	$8,320,811

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade and other payables (Note 9)	$1,882,247	$1,102,167
Current portion of operating lease liability	20,500	—
Shareholder loans	290,978	245,305
Total current liabilities	2,193,725	1,347,472
Operating lease liability, net of current portion	24,137	—
Paycheck protection program loan	14,000	—
TOTAL LIABILITIES	2,231,862	1,347,472

Contingencies (Note 17)	—	—
Shareholders’ equity:
Common share, no par value, 7,539,275 and 6,578,672 shares authorized and issued	—	—
Share subscription receivable	(16,690)	(459,062)
Additional paid-in capital	15,298,926	9,091,800
Accumulated other comprehensive income (losses)	(1,341,826)	(345,182)
Accumulated deficit	(6,348,465)	(1,314,217)
TOTAL SHAREHOLDERS’ EQUITY	7,591,945	6,973,339
Non-controlling interest (Note 3)	(27,066)	—
TOTAL EQUITY	7,564,879	6,973,339
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$9,796,741	$8,320,811

See the accompanying notes to the consolidated financial statements.

Annex B-5

COSMOS CAPITAL LIMITED AND SUBSIDIARIES
Consolidated Statements of Changes in Shareholders’ Equity
For the Year Ended December 31, 2020 and the
Period from May 22, 2019 (Inception) through December 31, 2019

	Common Shares Units	Common Shares Amount	Share Subscription Receivable	Additional Paid- in-Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Non-controlling interest	Total Shareholders’ Equity
Balance as of May 22, 2019		$—	$—	$—	$—	$—	$—	$—
Net Loss		—	—	—	—	(1,314,217)	—	(1,314,217)
Other comprehensive (loss)		—	—	—	(345,182)	—	—	(345,182)
Issuance of stock options		—	—	—	—	—	—
Issuance of common shares	6,578,672	—	(459,062)	9,091,800	—	—	—	8,632,738
Balance as of December 31, 2019	6,578,672	—	(459,062)	9,091,800	(345,182)	(1,314,217)	—	6,973,339

Net loss		—	—	—	—	(5,034,248)	(27,066)	(5,061,314)
Other comprehensive income (loss)		—	—	—	(996,644)	—	—	(996,644)
Issuance of stock options		—	—	—	—	—	—	—
Issuance of common shares	960,603	—	—	6,207,126	—	—	—	6,207,126
Receipt of share subscription proceeds		—	442,372	—	—	—	—	442,372
Balance as of December 31, 2020	7,539,275	$—	$(16,690)	$15,298,926	$(1,341,826)	$(6,348,465)	$(27,066)	$7,564,879

See the accompanying notes to the consolidated financial statements.

Annex B-6

COSMOS CAPITAL LIMITED AND SUBSIDIARIES
Consolidated Statements of Cash Flows
For the Year Ended December 31, 2020 and the
Period from May 22, 2019 (Inception) through December 31, 2019

	Year Ended December 31, 2020	Period from May 22, 2019 (Inception) through December 31, 2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(5,061,314)	$(1,314,217)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,620,725	699,487
Loss on purchase of Innovation Property Management, LLC	28,102	—
Net exchange differences	(825,731)	—
Change in assets and liabilities
Prepaid expenses	348,920	(392,018)
Trade and other receivables	35,257	(333,199)
Cryptocurrencies	(10,822)	(4,151)
Security deposits	(91,809)	(879,802)
Trade and other payables	771,575	1,093,817
Net cash used in operating activities	(185,097)	(1,130,083)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(5,507,792)	(6,819,318)
Acquisition of Innovative Property Management, LLC, net of cash acquired (Note 3)	(17,854)	—
Payments for trademarks	(11,190)	(4,644)
Net cash used in investing activities	(5,536,836)	(6,823,962)
CASH FLOWS FROM FINANCING ACTIVITES
Proceeds from common share issuances	6,239,987	8,620,781
Proceeds from shareholder loans	21,298	236,202
Repayment of lease liabilities	(6,444)
Payments for capital issuance costs	(24,959)	(346,504)
Net cash provided by financing activities	6,229,882	8,510,479
Effect of exchange rate changes on cash and cash equivalents	25,572	22,856
Net increase in cash and cash equivalents	533,521	579,290
Cash and cash equivalents at beginning of period	579,290	—
Cash and cash equivalents at end of period	$1,112,811	$579,290

See the accompanying notes to the consolidated financial statements.
Annex B-7

COSMOS CAPITAL LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Description of the Company

Cosmos Capital Limited is a limited liability public company incorporated in Australia.

Cosmos Capital Limited’s activities commenced on May 22, 2019 on the formation of Cosmos Capital Pty Ltd ATF Cosmos Capital Fund (the “Fund”), a fixed unit trust. The Fund consisted of the consolidated group of entities of the Fund, including Cosmos Trading Pty Ltd, Cosmos Infrastructure LLC, and Cosmos Manager LLC. On September 26, 2019, Cosmos Capital Limited was incorporated by the Fund with a single redeemable share on issue. On October 15, 2019, the Cosmos Capital Limited acquired all the assets of the Fund.

In August 2020 Cosmos Manager LLC acquired a 50% interest in Innovative Property Management LLC (IPM). IPM leases land in Sandersville Georgia and has a power purchase agreement with the city of Sandersville. IPM provides data hosting services at a competitive price.

Cosmos Capital Limited operates from its headquarters in Sydney.

Cosmos is a ‘Digital Asset Infrastructure’ business, which owns and operates modular data centers (MDCs) currently based in the United States of America. Cosmos currently owns and operates 5,892 specialized, application-specific computers known as Miners, which produce 136 Petahash operational as at 31 December 2020. This is predominantly directed to and focused on the process known as digital mining, and specifically for Bitcoin.

Complementing the Miners that Cosmos owns and operates, it is actively conducting research and development into a suitable solution for liquid immersion for ASIC computers, field-programmable gate array (FPGA) (which is an electronic device that includes digital logic circuitry you can program to customize its functionality), general purpose computing on a graphics processing unit (GPU) (which is the use of a GPU together with a central processing unit (CPU) to accelerate computation in applications traditionally handled only by the CPU). Cosmos has its own proprietary tank design which it is currently in the process of commercializing

The Cosmos management team has gained skills and experience in the ownership, mining, management.

Overview of Cosmos’ activities

Cosmos’s business involves Digital Processing and Hosting Solutions. Additionally, we conduct research and development activities to search for ways to improve the effeciencies of our computing power expended in our Digital Processing and Hosting Solutions services.

A more detailed description of our activities is set out below.

(a)     Digital Processing and Hosting Solutions

The business of digital processing and mining requires the purchase and ownership of computing hardware specific to the computing problem that you are seeking to solve. Each hardware component can be specifically maximizing to perform a function better than other hardware for the purpose of maximizing the return from any specific processing task. Each Miner is housed in an MDC in facilities leased, or subject to co-location agreements, held by Cosmos or its Related Entities in the US. Each MDC has a capacity of between 350-700 Miners and can operate in a variety of climates.

(b)    Research and Development

Core to the Cosmos business is its research and development (R&D) program, which has been actively focused on researching and exploring opportunities to improve the efficiency of hardware and software and MDC’s.

Complementing the Miners that Cosmos operates, it is actively conducting research and development into a suitable solution for liquid immersion for the Miners, FGPA, GPU and general computing.

Annex B-8

COSMOS CAPITAL LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Description of the Company (cont.)

Cosmos has its own proprietary tank design which it is currently in the process of commercialising. Immersion provides the greatest upside of potential for efficiency through Cosmos’ main business, and thus, is a priority.

In addition to immersion, Cosmos has also extensively researched different solutions to improve the efficiency of ‘Air Cooled’ MDC’s, having learnt from its experiences with a variety of different designs through its business operations.

Cosmos has also begun research into the software element of computing and is in the initial stages of researching a range of programs to improve efficiency through this avenue as well.

Cosmos has partnered with leading design firms in both Australia and the US to ensure the finished products can be deployed in different climates. By using global designers and vendors, it provides Cosmos the opportunity to seek to enhance the design to ensure success of the technology in all jurisdictions, climates and scenarios.

In February 2021 the Group raised $21,442,694 by way of convertible notes that convert automatically to shares six months after issuance. This was to fund the purchase of additional processing machines for the Group that will ultimately increase the Group’s revenue and cash flow. Further details as to the terms of the convertible notes are found in note 21.

The Group is primarily engaged in the development of blockchain infrastructure and, specifically, the hosting and ownership of ASIC hardware. These activities bring significant exposure to cryptocurrency mining (mainly Bitcoin), which is a highly volatile market with inherent risk. A significant decline in the market prices of cryptocurrencies, an increase in the difficulty of crypto currency mining, changes in the regulatory environment and adverse changes in other inherent risks can significantly negatively impact the Group’s operations. Due to the volatility of the prices of cryptocurrencies and the effects of possible changes in the other aforementioned factors, there can be no guarantee that future mining operations will be profitable. By way of mitigation, the Group is in a position to wind down its operations in the event of unfavorable pricing in cryptocurrencies.

By way of example, the Bitcoin protocol has rewarded miners with 12.5 Bitcoin per block mined since July 2016. Approximately every four years the block reward is reduced by 50%, referred to as the “halving”. In May 2020, the third Bitcoin halving occurred, reducing the block reward from 12.5 Bitcoin per block to 6.25 Bitcoin per block, which directly impacted the revenue and associated profitability of miners. In recent years when mining profitability has dropped abruptly due to price volatility, the network difficulty has adjusted to allow lower cost miners to remain profitable. Furthermore, the halving process reduces the supply of new Bitcoin miners entering the marketplace, which has historically resulted in Bitcoin price increases after previous halving events. The Company believes that the expected network difficulty and price adjustments, as well as newer-generational equipment which are more efficient, will allow the Company to operate and continue to operate at a scale which is profitable.

Based on internally prepared forecast cash flows, combined with the existing cash reserves, which take into consideration what management of the Group considers reasonable scenarios given the inherent risks and uncertainties described above, management believes that the Group will have adequate cash reserves to enable the Group to meet its obligations for at least one year from the date of approval of the consolidated financial statements, and on this basis the accounts have been prepared on a going concern basis.

COVID-19

In January 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus (the “COVID-19 outbreak”) and the risks to the international community. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic based on the rapid increase in exposure globally. The recent outbreak of the COVID-19 pandemic is affecting global economies but the Company’s operations and those of third parties on which the Company relies have been largely unaffected.

Annex B-9

COSMOS CAPITAL LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Description of the Company (cont.)

On March 27, 2020, the United States President, Donald Trump, signed into law the “Coronavirus Aid, Relief, and Economic Security (“CARES”) Act.” The CARES Act, among other things, includes provisions relating to refundable payroll tax credits, deferment of employer side social security payments, net operating loss carryback periods, alternative minimum tax credit refunds, modifications to the net interest deduction limitations, increased limitations on qualified charitable contributions, and technical corrections to tax depreciation methods for qualified improvement property. Regulatory guidance has indicated that public companies are ineligible to participate in certain of the loan programs provided by the CARES Act. We continue to examine the impact that the CARES Act may have on our business.

The Company continues to examine the impact that COVID-19 and the CARES Act may have on its business. Currently, the Company is unable to determine the final impact that COVID-19 and the CARES Act will have on its financial condition, results of operation, or liquidity. See Note 20 — Paycheck Protection Program Loan for PPP loan details.

Note 2 — Basis of Presentation and Summary of Significant Accounting Policies

Basis of presentation and principles of consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting standards generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC. The consolidated financial statements include all normal and recurring adjustments that are necessary for fair presentation of consolidated financial position and results of consolidated operations. The consolidated financial statements as of and for the year ended December 31, 2020 include the accounts of Cosmos Capital Limited and its wholly owned subsidiaries: Cosmos Trading Pty Ltd, Cosmos Infrastructure LLC, Cosmos Manager LLC, Cosmos Grid Tech Pty Ltd, Cosmos Asset Management Pty Ltd, and Innovative Property Management LLC (collectively referred to as the “Company”). Cosmos Capital Limited, Cosmos Trading Pty Ltd, Cosmos Infrastructure LLC, and Cosmos Manager LLC comprise the consolidated financial statements at December 31, 2019 and for the period from May 22, 2019 (inception) through December 31, 2019. All significant intercompany accounts and transactions have been eliminated in consolidation.

Entities in which the Company directly or indirectly owns more than 50% of the outstanding voting securities, and for which other interest holders do not possess the right to affect significant management decisions, are generally accounted for under the voting interest consolidation method of accounting. Participation of other interest holders in the net assets and in the earnings or losses of a consolidated subsidiary is reflected in the line items “Noncontrolling Interest” in the Company’s consolidated balance sheets and “net loss attributable to noncontrolling interest” in the consolidated statements of operations and comprehensive loss. Noncontrolling interest adjusts the Company’s consolidated results of operations to reflect only the Company’s share of the earnings or losses of the consolidated subsidiary.

Any changes in the Company’s ownership interest in a consolidated subsidiary, through additional equity issuances by the consolidated subsidiary or from the Company acquiring the shares from existing shareholders, in which the Company maintains control is recognized as an equity transaction, with appropriate adjustments to both the Company’s additional paid-in capital and the corresponding noncontrolling interest.

Business organization

For management purposes, the Group is organized into business units based on its products/services and geographies and has two reportable segments, as follows:

•        Segment #1:    Australian Segment encompassing research and development, identification and negotiation for the use rights to distressed and stranded infrastructure, administration and general corporate affairs

•        Segment #2:    USA Segment encompassing computer equipment ownership and operations. No operating segments have been aggregated to form the above reportable operating segments.

Annex B-10

COSMOS CAPITAL LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Basis of Presentation and Summary of Significant Accounting Policies (cont.)

Transfer prices between operating segments are on an arm’s length basis in a manner similar to transactions with third parties. The segment reporting table below does not include any intersegment revenue or expenses associated with the transfer pricing arrangements (payable by the Australian segment to the US segment) as management does not consider transfer pricing in their internal operating results reviewed by the chief operating decision maker. Certain finance costs, finance income, other income, and fair value gains and losses on financial assets are not allocated to individual segments as the underlying instruments are managed on a Group basis. Current taxes, deferred taxes and certain financial assets and liabilities are not allocated to those segments as they are also managed on a Group basis. Inter-segment revenues are eliminated on consolidation.

Estimates and assumptions

The preparation of the consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of liabilities at the dates of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the dates of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates. The Company has considered the following to be significant estimates made by management, including but not limited to, estimating the useful lives of patent assets and fixed assets, realization of long-lived assets, unrealized tax positions and the realization of digital currencies.

Cash and cash equivalents

Cash and cash equivalents include cash on hand, deposits held at call with financial institutions, cash held with digital currency exchanges, and other short-term and highly liquid investments that are readily convertible to known amounts of cash and have original maturities of three months or less.

Cryptocurrencies

Cryptocurrencies are included in current assets in the consolidated balance sheets. Cryptocurrencies are recorded at cost less impairment.

Fair value of financial instruments

The Company accounts for financial instruments under FASB Accounting Standards Codification Topic (“ASC”) 820, Fair Value Measurements. This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements, ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels as follows:

         Level 1 — quoted prices (unadjusted) in active markets for identical assets or liabilities;

         Level 2 — observable inputs other than Level 1, quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, and model-derived prices whose inputs are observable or whose significant value drivers are observable; and

         Level 3 — assets and liabilities whose significant value drivers are unobservable.

Annex B-11

COSMOS CAPITAL LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Basis of Presentation and Summary of Significant Accounting Policies (cont.)

Observable inputs are based on market data obtained from independent sources, while unobservable inputs are based on the Company’s market assumptions. Unobservable inputs require significant management judgment or estimation. In some cases, the inputs used to measure an asset or liability may fall into different levels of the fair value hierarchy. In those instances, the fair value measurement is required to be classified using the lowest level of input that is significant to the fair value measurement. Such determination requires significant management judgment.

Revenue recognition

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (ASC 606)” which requires entities to recognize revenue when control of promised goods or services is transferred to customers at an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those good and services.

There is currently no specific definitive guidance in U.S. GAAP or alternative accounting frameworks for the accounting of managing digital currencies and management has exercised significant judgement in determining appropriate accounting treatment for the recognition of revenue for such operations.

The Company recognizes revenue under ASC 606, Revenue from Contracts with Customers. The core principle of ASC 606 is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

•        Step 1: Identify the contract with the customer

•        Step 2: Identify the performance obligations in the contract

•        Step 3: Determine the transaction price

•        Step 4: Allocate the transaction price to the performance obligations in the contract

•        Step 5: Recognize revenue when the Company satisfies a performance obligation

In order to identify the performance obligations in a contract with a customer, a company must assess the promised goods or services in the contract and identify each promised good or service that is distinct. A performance obligation meets ASC 606’s definition of a “distinct” good or service (or bundle of goods or services) if both of the following criteria are met: The customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer (i.e., the good or service is capable of being distinct), and the entity’s promise to transfer the good or service to the customer is separately identifiable from other promises in the contract (i.e., the promise to transfer the good or service is distinct within the context of the contract).

The Company has entered into a contract with various mining pools and has undertaken the performance obligation of providing computing power in exchange for non-cash consideration in the form of cryptocurrency. The provision of computing power is the only performance obligation in the Group’s contract with its pool operators. In certain pools the amount of reward for computing power depends on the pool’s success in mining blocks. In other pools, the amount of reward includes no such contingency, although the fees payable to such pools are typically higher as a result. Where the consideration received is variable (for example, due to payment only being made upon successful mining), it is recognized when it is highly probable that the variability is resolved, which is generally when the cryptocurrency is received.

The Group measures the non-cash consideration received at the fair market value of the cryptocurrency received. Management estimates fair value on a daily basis, as the quantity of cryptocurrency received multiplied by the price quoted on independent reserve on the day it was received.

Annex B-12

COSMOS CAPITAL LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Basis of Presentation and Summary of Significant Accounting Policies (cont.)

Leases

The FASB issued four ASUs related to ASC 842. In March 2019, the FASB issued ASU 2019-01, Leases (Topic 842): Codification Improvements. In July 2018, the FASB issued ASU 2018-11, Leases (Topic 842): Targeted Improvements and ASU 2018-10, Codification Improvements to Topic 842, Leases. In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASC 842 requires an entity to recognize a right of use (“ROU”) asset and lease liability for all leases with terms of more than 12 months.

The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease ROU assets and operating lease liabilities within current liabilities and long-term liabilities on our consolidated balance sheet. Operating lease ROU assets and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. The Company’s lease does not provide an implicit rate and therefore the Company measured the ROU asset and lease obligation based upon the present value of future minimum lease payments. The Company’s incremental borrowing rate is estimated based on risk-free discount rate for the lease, determined using a period comparable with that of the lease term and in a similar economic environment. The lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise such options. The Company does not record leases on the consolidated balance sheets with a term of one year or less. The Company does not separate lease and non-lease components but rather account for each separate component as a single lease component for all underlying classes of assets. Where leases contain escalation clauses, rent abatements, or concessions, such as rent holidays and landlord or tenant incentives or allowances, the Company applies them in the determination of straight-line operating lease cost over the lease term.

Property and equipment

Property and equipment are stated at cost, net of accumulated depreciation. The cost includes any cost of replacing part of the property and equipment with the original cost of the replaced part being derecognized. All other repair and maintenance costs are recognized in profit or loss incurred. The present value of the expected cost for the decommissioning of an asset after its use is included in the cost of the respective asset if the recognition criteria for a provision are met. Property, plant and equipment transferred from customers is initially measured at the fair value at the date on which control is obtained.

The depreciable amount of all fixed assets is depreciated on a diminishing value basis over their useful lives to the economic entity commencing from the time the assets arrive at their destination where they are ready for use.

Depreciation is calculated over the estimated useful lives of the assets as follows:

Modular data centers	2 years
Processing machinery	2 years
IT and computers	3 years
Plant and equipment	10 years

An item of property, plant and equipment and any significant part initially recognized is derecognized upon disposal or when no future economic benefits are expected from its use or disposal. Any gain or loss arising on derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in the income statement when the asset is derecognized.

The residual values, useful lives and methods of depreciation of property, plant and equipment are reviewed at each financial year end and adjusted prospectively, if appropriate.

In accordance with the Company’s fixed asset policy, the Company reviews the estimated useful lives of all property and equipment for indicators that a useful life has changed. During the year ended 31 December 2020, there were indicators that the estimated useful life of processing machines was longer than the current estimated useful life. In the first year of operations and prior to the halving of Bitcoin, a significant amount of uncertainty remained

Annex B-13

COSMOS CAPITAL LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Basis of Presentation and Summary of Significant Accounting Policies (cont.)

in both the Bitcoin price movement and the effectiveness and efficiency of all processing machines and the overall power costs to the business. This drove an estimated useful life of one year. The change to two years is based on a reassessment of the business, operations and industry where we have seen a significant increase in Bitcoin price, a stable power cost and the longevity of the processing machines experienced firsthand. In light of this, management considered the change to a two year useful life as a more accurate and fair representation of the business and its operations.

As a result, effective 1 January 2020, the Company changed the estimated useful life of its processing machines by one year. These assets had a net book value of $4,985,070 as of 1 January 2020. The effect of this change in estimate resulted in a reduction of depreciation expense and net loss by $1,911,585 for the year ended 31 December 2020. Had the Group changed its depreciation policy to a three year useful life, the effect of this change in estimate would result in a reduction in the depreciation expense and net loss by $2,671,480. Having regard to the above and in light of the volatile nature of the industry depreciation and useful life is assessed yearly.

Internal-use software

The Company capitalized direct costs of services used in the development of, and external software acquired for use, as internal software in accordance with FASB ASC 350-40, Internal-Use Software. Amounts capitalized are amortized over a period of generally one year on a straight-line basis, unless another systematic and rational basis is more representative of the software’s use.

Trademarks

Intangible assets deemed to have indefinite lives (including trademarks) are not amortized but, instead, are subject to an annual impairment assessment. Additionally, if events or conditions were to indicate the carrying value or a reporting unit may not be recoverable, the Company would evaluate the intangible assets for impairment at that time.

Advertising costs

Advertising costs are expensed as incurred. Advertising costs for the year ended December 31, 2020 and the period from May 22, 2019 (inception) through December 31, 2019 were $36,877 and $32,003, respectively.

Research and development

Research and development costs are charged to expense in the periods incurred. Expenditures for research and development costs were $268,649 and $130,489 for the year ended December 31, 2020 and the period from May 22, 2019 (inception) through December 31, 2019, respectively.

Government tax credits

The Research and Development (“R&D”) Tax Incentive program, is an Australian tax incentive to stimulate R&D activities. Generally, the incentive offsets the income tax to be paid and the remaining portion (if any) can be refunded. The incentive is calculated based on the claimed volume of eligible R&D expenditures by the Company.

Cosmos Capital Limited has applied for and been registered with AusIndustry for participation under the Industry Research and Development Act 1986. The registration of activities does not, by itself, determine that the activities described in this registration are eligible R&D activities, nor is it an indication of compliance with the requirements of the R&D Tax Incentive. Determining the eligibility of activities under the R&D Tax Incentive is the responsibility of the R&D entity, under self-assessment. The Company only recognizes government grants when there is reasonable assurance that the conditions attached to they grant have been complied and the grant will be received.

Annex B-14

COSMOS CAPITAL LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Basis of Presentation and Summary of Significant Accounting Policies (cont.)

As a result, the incentive is presented as a reduction to “Research and development expenses” in the consolidated statements of operations and comprehensive loss. During the year ended December 31, 2020, the Company received $386,412 in research and development tax refunds. In the period from May 22, 2019 (inception) through December 31, 2019, the Company recorded tax refunds in the amount of $48,891.

Shareholders’ equity

Ordinary shares are classified as equity. Costs directly attributable to the issue of new share or options are shown as a deduction from the equity proceeds, net of any income tax benefit. Costs directly attributable to the issue of new shares or options associated with the acquisition of a business are included as part of the purchase consideration.

Ordinary shares entitle the holder to voting rights and to participate in dividends and the proceeds on the winding up of the Company in proportion to the number of and amounts paid on the shares held. The fully paid ordinary shares have no par value and the Company does not have a limited amount of authorized capital.

Share subscription receivable

The Company records share issuances at the effective date. If the subscription is not funded upon issuance, the Company records a share subscription receivable as an asset on the consolidated balance sheet. When share subscription receivables are not received at the consolidated balance sheet date or in satisfaction of the requirements under FASB ASC 505, the share subscription receivable is reclassified as a contra account to shareholders’ equity on the consolidated balance sheet.

Earnings per share

Basic earnings per share are computed by dividing net loss by the weighted average number of shares of ordinary shares outstanding. Diluted earnings per share are computed by dividing net loss by the weighted average number of shares of common share outstanding, after adjusting for the dilutive effect of share options.

Comprehensive loss

Total comprehensive income and the components of accumulated other loss are presented in the consolidated statements of operation and the consolidated statements of changes in shareholders’ equity. Accumulated other comprehensive loss is comprised of foreign currency translation effects.

Share-based compensation

The Company recognizes the cost of non-employee services received in exchange for an award of equity instruments in the consolidated financial statements which is measured based on the grant date fair value of the award. Share-based compensation expense is recognized in the period in which the service was performed in exchange for the award (generally the vesting period). The value of share grants are measured based on their fair market value on the date of grant. The Company estimates the fair value of each share option at the grant date by using the Black-Scholes option pricing model.

Accounting for stock options

Compensation costs related to stock options granted by the Company are charged against income during their vesting period, under ASC 718, “Compensation — Stock Compensation.”

Annex B-15

COSMOS CAPITAL LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Basis of Presentation and Summary of Significant Accounting Policies (cont.)

Acquisitions

The Company accounts for business acquisitions in accordance with ASC 805, Business Combinations. This standard requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction and establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed in a business combination. Certain provisions of this standard prescribe, among other things, the determination of acquisition-date fair value of consideration paid in a business combination (including contingent consideration) and the exclusion of transaction and acquisition-related restructuring costs from acquisition accounting.

Contingent consideration

Certain agreements the Company enters into, including business combinations, involve the potential payment of future consideration that is contingent upon certain performance and revenue milestones being achieved. Contingent consideration obligations incurred in connection with an asset acquisition are recorded when it is probable that they will occur and they can be reasonably estimated using a cost accumulation and allocation model to allocate the cost to the assets acquired and liabilities assumed.

Foreign currency translation and transactions

The Company operates in the United States and Australia. The parent’s functional currency is the Australian dollar (AUD). For each entity, the Company determines the functional currency and items included in the financial statements of each entity are measured using that functional currency. All subsidiaries of Company have a functional currency of Australian dollar with the exceptions of Cosmos Infrastructure LLC and Innovative Property Management LLC, whose functional currency is the United States dollar (USD). The financial statements of foreign businesses have been translated into USDs at current exchange rates for balance sheet items and at the average rate for income statement items. Translation of all the consolidated companies’ financial records into USD is required due to the reporting currency for these consolidated financial statements presented as USD and the functional currency of the parent company being that of AUD. Translation adjustments are accumulated in other comprehensive loss. Revenue and expense accounts are converted at prevailing rates throughout the year. Gains or losses on foreign currency transactions and translation adjustments in highly inflationary economies are recorded in income in the period in which they are incurred.

(i) Transactions and balances

Transactions in foreign currencies are initially recorded by the Group’s entities at their respective functional currency spot rates at the date the transaction first qualifies for recognition. Monetary assets and liabilities denominated in foreign currencies are translated at the functional currency spot rates of exchange at the reporting date.

Differences arising on settlement or translation of monetary items are recognized in the consolidated statement of profit or loss.

Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates at the dates of the initial transactions. Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value is determined. The gain or loss arising on translation of non-monetary items measured at fair value is treated in line with the recognition of gain or loss on change in fair value of the item (i.e. translation differences on items whose fair value gain or loss is recognized in other comprehensive income or profit or loss are also recognized in other comprehensive income or profit or loss, respectively).

Annex B-16

COSMOS CAPITAL LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Basis of Presentation and Summary of Significant Accounting Policies (cont.)

Any goodwill arising on the acquisition of a foreign operation and any fair value adjustments to the carrying amounts of assets and liabilities arising on the acquisition are treated as assets and liabilities of the foreign operation and translated at the spot rate of exchange at the reporting date.

(ii) Group companies

On consolidation, the assets and liabilities of foreign operations whose functional currency is different from the reporting currency are translated into the reporting currency at the rate of exchange prevailing at the reporting date and their income statements are translated at average exchange rates. The exchange differences arising on translation for consolidation are recognized in other comprehensive income. On disposal of a foreign operation, the component of other comprehensive income relating to that particular foreign operation is recognized in the profit or loss statement.

Income taxes

The Company operates in Australia and the United States and application of taxation laws in relation to the Company’s activities may change from time to time. Changes in the taxation laws or in assessments or interpretation or decisions in respect of, but not limited to the following, may have a significant impact on the Company’s results:

•        Jurisdiction in which and rates at which income is taxed;

•        Jurisdiction in which and rates at which expenses are deductible;

•        The nature of income taxes levied, for example whether taxes are assessed on the revenue account or on the capital account;

•        Requirements to file tax returns; and

•        The availability of credit for taxes paid in other jurisdictions, for example through the operation of double taxation treaties.

The Company will continue to assess the performance and may in the future recognize some or all of these assets.

The Company has taken the approach to calculate income tax expense on the basis that all revenue and expenses attributable to its Australian operations are taxable in Australia and all revenue and expenses attributable to its United States operations are taxable in the United States.

Income taxes are accounted for under the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated statements of operations and comprehensive loss in the period in which the change was enacted. A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets if management has determined that it is more likely than not that such assets will not be realized.

In addition, the calculation of tax liabilities involves significant judgment in estimating the impact of uncertainties in the application of complex tax laws. We are subject to examinations by multiple taxing jurisdictions on various tax matters, including challenges to various positions we assert in our filings. In the event that a taxing jurisdiction levies an assessment in the future, it is possible the assessment could have a material adverse effect on our consolidated financial condition or results of operations.

Annex B-17

COSMOS CAPITAL LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Basis of Presentation and Summary of Significant Accounting Policies (cont.)

The financial statement recognition of the benefit for a tax position is dependent upon the benefit being more likely than not to be sustainable upon audit by the applicable tax authority. If this threshold is met, the tax benefit is then measured and recognized at the largest amount that is greater than 50 percent likely of being realized upon ultimate settlement. In the event that the Internal Revenue Service or another taxing jurisdiction levies an assessment in the future, it is possible the assessment could have a material adverse effect on our consolidated financial condition or results of operations.

Recent accounting pronouncements

In December 2019, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2019-12, Income Taxes (Topic 740):    Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. The Company is currently evaluating the impact of this standard on its consolidated financial statements and related disclosures.

In June 2018, the FASB issued ASU 2018-07, Improvements to Nonemployee Share — Based Payment Accounting, which simplifies the accounting for share-based payments granted to nonemployees for goods and services. Under the ASU, most of the guidance on such payments to nonemployees would be aligned with the requirements for share-based payments granted to employees. The changes take effect for public companies for fiscal years starting after December 15, 2018, including interim periods within that fiscal year. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, but no earlier than an entity’s adoption date of Topic 606. On May 22, 2019, the Company adopted this ASU and the adoption did not have a material impact on the Company’s consolidated financial statements.

In July 2017, the FASB issued ASU 2017-11, Earnings Per Share (Topic 260) Distinguishing Liabilities from Equity (Topic 480) Derivatives and Hedging (Topic 815), which addresses the complexity of accounting for certain financial instruments with down round features. Down round features are features of certain equity-linked instruments (or embedded features) that result in the strike price being reduced on the basis of the pricing of future equity offerings. Current accounting guidance creates cost and complexity for entities that issue financial instruments (such as warrants and convertible instruments) with down round features that require fair value measurement of the entire instrument or conversion option. For public business entities, the amendments in Part I of this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018 with early adoption permitted. On May 22, 2019, Company adopted this ASU and the adoption did not have a material impact on the Company’s consolidated financial statements.

In May 2017, the FASB issued ASU No. 2017-09, Compensation — Stock Compensation (Topic 718): Scope of Modification Accounting.    This ASU provides clarity about which changes to the terms or conditions of a share-based payment award require the application of modification accounting. Specifically, ASU 2017-09 clarifies that changes to the terms or conditions of an award should be accounted for as a modification unless all of the following are met: 1) the fair value of the modified award is the same as the fair value of the original award immediately before the original award is modified, 2) the vesting conditions of the modified award are the same as the vesting conditions of the original award immediately before the original award is modified and 3) the classification of the modified award as an equity instrument or a liability instrument is the same as the classification of the original award immediately before the original award is modified. ASU 2017-09 is effective for annual reporting periods beginning after December 15, 2017 and early adoption is permitted. The Company adopted ASU 2017-09 on May 22, 2019 and the adoption did not have a material impact on the Company’s accounting for share-based payment awards, as changes to awards’ terms and conditions subsequent to the grant date are unusual and infrequent in nature.

Annex B-18

COSMOS CAPITAL LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Basis of Presentation and Summary of Significant Accounting Policies (cont.)

In January 2017, the FASB issued ASU 2017-01 Business Combinations (Topic 805):    Clarifying the Definition of a Business (“ASU 2017-01”), which clarifies the definition of a business and assists entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. Under this guidance, when substantially all of the fair value of gross assets acquired is concentrated in a single asset (or group of similar assets), the assets acquired would not represent a business. In addition, in order to be considered a business, an acquisition would have to include at a minimum an input and a substantive process that together significantly contribute to the ability to create an output. The amended guidance also narrows the definition of outputs by more closely aligning it with how outputs are described in FASB guidance for revenue recognition. This guidance is effective for interim and annual periods beginning after December 15, 2017, with early adoption permitted. The Company adopted ASU 2017-01 on May 22, 2019 and the adoption did not have a material impact on the Company’s consolidated financial statements and notes thereto.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) in order to increase transparency and comparability among organizations by, among other provisions, recognizing lease assets and lease liabilities on the balance sheet for those leases classified as operating leases under previous GAAP. For public companies, ASU 2016-02 is effective for fiscal years beginning after December 15, 2018 (including interim periods within those periods) using a modified retrospective approach and early adoption is permitted. In transition, entities may also elect a package of practical expedients that must be applied in its entirety to all leases commencing before the adoption date, unless the lease is modified, and permits entities to not reassess (a) the existence of a lease, (b) lease classification or (c) determination of initial direct costs, as of the adoption date, which effectively allows entities to carryforward accounting conclusions under previous U.S. GAAP. In July 2018, the FASB issued ASU 2018-11, Leases (Topic 842): Targeted Improvements, which provides entities an optional transition method to apply the guidance under Topic 842 as of the adoption date, rather than as of the earliest period presented. The Company adopted Topic 842 on May 22, 2019, and elected the package of practical expedients described above.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, as a new Topic, (ASC) Topic 606. The new revenue recognition standard provides a five-step analysis of transactions to determine when and how revenue is recognized. The core principle is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In August 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers: Deferral of the Effective Date, which deferred the effective date of the new revenue standard for periods beginning after December 15, 2016 to December 15, 2017, with early adoption permitted but not earlier than the original effective date. This ASU must be applied retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Company adopted ASU 2014-09 on May 22, 2019 under the modified retrospective approach and the adoption did not have a material impact on the Company’s results of operations, cash flows and financial position.

Note 3 — Innovation Property Management LLC Acquisition

On August 21, 2020, the Company entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Innovative Property Management, LLC, a North Carolina limited liability company (“IMP”) to acquire a 50% membership interest in IMP for a total purchase price of $30,000. The Purchase Agreement also includes contingent payment obligations by the Company total $50,000 in connection with specified milestones related to the achievement of operational efficiencies. The achievement of these milestones are not yet probable. The total purchase price of $30,000 for this asset acquisition was primarily comprised of a Right of Use Asset of approximately $50,000, offset by a Lease Liability of approximately $50,000 and other immaterial current assets and liabilities. Based on business combination accounting guidance, no contingent consideration was recorded in the Company’s consolidated balance sheets at December 31, 2020, this transaction was accounted for as an asset acquisition.

Annex B-19

COSMOS CAPITAL LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Innovation Property Management LLC Acquisition (cont.)

Subsequent to the acquisition of the IMP, the Company entered into a master service agreement for co-location rights for IMP to provide hosting facility, electrical power, and internet access to the Company to support its crypto-mining activities.

The Company accounted for the transaction as an asset acquisition, as IMP did not have adequate inputs and processes necessary to generate outputs and thus did not meet the definition of a business under the framework of the authoritative accounting guidance for business combinations. Further, the Company determined that IPM is a variable interest entity because the activities of IMP involve the Company and the Company has disproportionately few voting rights in comparison economic investment contributed to IMP. Though our ability to effectuate a tie-breaker vote we have determined we are the primary beneficiary of IMP. Accordingly, the financial position and operating results of IMP are consolidated in these accompanying financial statements.

Upon acquisition, the Company considered the membership agreement and determined that based on liquidation rights the Company would receive any net proceeds upon a distribution until the other members invest additional capital or attribution of earnings to their capital accounts. Accordingly, the Company did not recognize any noncontrolling interest at the date of acquisition. We have recognized a noncontrolling interest related to the losses generated subsequent to acquisition that are attributable to the noncontrolling interest holders.

Note 4 — Executive Compensation

The following table summarizes compensation paid to our executive officers of the Company for services rendered during the year ended December 31, 2020 and the period from May 22, 2019 (inception) through December 31, 2019.

Name and Principal Position	Year	Salary	Bonus Awards	Stock Awards	Option Awards	Non-Equity Plan Compensation	Nonqualified Deferred Earnings	All Other Compensation	Total
James Manning	2020	$178,290	—	—	—	—	—	$19,284	$197,574
Chief Executive Officer	2019	14,327	—	—	—	—	—	1,361	$15,688

Christos Kyriakides	2020	60,178	—	—	—	—	—	6,943	$67,121
Chief Financial Officer	2019	5,233	—	—	—	—	—	497	$5,730

Liam Wilson	2020	108,320	—	—	—	—	—	12,634	$120,954
	2019	—	—	—	—	—	—	—	$—

Michael Hughes	2020	33,098	—	—	—	—	—	3,144	$36,242
	2019	2,879						274	$3,153

Greg Martin	2020	—	—	—	20,718	—	—	—	$20,718
	2019	—	—	—	—	—	—	—	$—

Note 5 — Property and Equipment

Property and equipment, net, consisted of the following as of December 31, 2020:

	Plant and equipment	Computer equipment	Furniture & fixtures	Processing machines	Modular data center	Total
Property and equipment	$33,859	$40,933	$4,444	$10,496,165	$1,660,710	$12,236,111
Less accumulated depreciation	(2,753)	(18,090)	(2,366)	(4,310,174)	(887,443)	(5,220,826)
	$31,106	$22,843	$2,078	$6,185,991	$773,267	$7,015,285

Property and equipment, net, consisted of the following as of December 31, 2019:

Annex B-20

COSMOS CAPITAL LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5 — Property and Equipment (cont.)

	Computer equipment	Furniture & fixtures	Processing machines	Modular data center	Total
Property and equipment	$19,365	$1,046	$5,558,024	$1,241,670	$6,820,105
Less accumulated depreciation	(1,792)	(131)	(560,531)	(137,033)	(699,487)
	$17,573	$915	$4,997,493	$1,104,637	$6,120,618

The Company incurred depreciation and amortization expense in the amounts of $4,620,725 and $699,487 for the year ended December 31, 2020 and the period from May 22, 2019 (inception) through December 31, 2019, respectively.

In accordance with the Company’s fixed asset policy, the Company reviews the estimated useful lives of all property and equipment for indicators that a useful life has changed. During the year ended December 31,2020, there were indicators that the estimated useful life of processing machines was longer than the current estimated useful life. As a result, effective January 1, 2020, the Company changed the estimated useful life of its processing machines by one year. These assets had a net book value of $4,997,493 as of January 1, 2020. The effect of this change in estimate resulted in a reduction of depreciation expense and net loss by $1,247,641 and increase in basic and diluted loss per share by $0.18 for the year ended December 31, 2020.

Note 6 — Security Deposits

The Company’s security deposits consist of amounts paid by the Company to location providers in any event of default. The security deposits are refundable to the Company when location provider services cease or are cancelled. Security deposits are included in non-current assets on the consolidated balance sheets as such amounts are not expected to be refunded for at least twelve months after the December 31, 2020 reporting year. At December 31, 2020 and 2019, the Company had $969,423 and $879,802 respectively, in refundable security deposits.

Note 7 — Cryptocurrencies

The following table presents additional information about cryptocurrencies as of December 31:

	2020	2019
Beginning balance	$4,239	$—
Revenue recognized from cryptocurrencies mined	4,416,374	490,966
Mining pool operating fees	(13,601)	(1,326)
Sale/trade of cryptocurrencies	(4,420,148)	(507,397)
Realized gain on sale of cryptocurrencies	28,197	21,996
Ending balance	$15,061	$4,239

Note 8 — Trade and Other Receivables

Other receivables consist of the following at December 31:

	2020	2019
Trade receivables	$55,675	$284,600
Research and development tax credit	386,412	48,891
Goods and service tax refund	173,058	6,729
	$615,145	$340,220

Annex B-21

COSMOS CAPITAL LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 — Trade and Other Payables

Trade and other payables consist of the following at December 31:

	2020	2019
Trade payables	$1,294,459	$932,370
Accrued expenses	284,589	164,640
Employee payables	139,134	3,377
Tax payables	164,065	1,780
	$1,882,247	$1,102,167

Note 10 — Professional and Consultancy Fees

For the year ended December 31, 2020 and the period from May 22, 2019 (inception) through December 31, 2019, professional and consultancy fees comprised of:

	Period Ended December 31,
	2020	2019
Accounting and tax fees	$113,065	$115,472
Audit fees	110,496	78,902
Other services	269,806	66,887
Legal fees	550,660	136,291
	$1,044,027	$397,552

Note 11 — Trademarks

Separately acquired trademarks are shown at historical cost. At December 31, 2020 and 2019, the Company’s trademarks were $15,813 and $4,624. Trademarks are considered indefinite-lived intangible assets and are evaluated for impairment annually. No impairment losses have been charged against the trademarks.

Note 12 — Shareholders’ Equity

Holders of common shares are entitled to one vote per share on all matters to be voted upon by the Company’s shareholders. In the event of a liquidation, dissolution, or winding up of the Company, holders are entitled to share ratably in all the Company’s assets, in absence of a specified agreement. The ordinary shares have no par value. Accordingly, the Company records all proceeds from issuance as additional paid in capital, net of issuance costs.

At December 31, 2020 and 2019, subscribed capital in the amounts of $16,690 and $459,062, respectively were not funded and therefore are presented in the consolidated balance sheets as share subscriptions receivables.

There were no dividends paid or declared during the year ended December 31, 2020 nor the period from May 22, 2019 (inception) through December 31, 2019.

The following table summarizes the option activity for the year ended December 31, 2020 and the period from May 22, 2019 (inception) through December 31, 2019:

	Shares	Weighted Average Exercise Price
Outstanding at May 22, 2019	—	$—
Options granted	261,005	2.99
Outstanding at December 31, 2019	261,005	2.99
Options granted	178,958	6.13
Outstanding at December 31, 2020	178,958	$3.03

Annex B-22

COSMOS CAPITAL LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 12 — Shareholders’ Equity (cont.)

All of the options outstanding have an exercise price denominated in Australian Dollars. The weighted average exercise price presented in the table above is translated to US Dollar using the translation rate of 0.77 as of December 31, 2020.

The following table summarizes the options exercisable and vested at December 31, 2020 and 2019:

	Shares	Weighted Average Exercise Price
Vested and exercisable at December 31, 2019	261,005	$2.99
Options granted in 2020 that are currently exercisable	152,858	6.74
Options modified in 2020 which are no longer exercisable	(261,005)	2.99
Exercisable at December 31, 2020	152,858	6.74
Vested and expected to vest at December 31, 2020	152,858	6.74

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the below assumptions for the risk-free interest rates, expected dividend yield, expected lives and expected stock price volatility.

	Option Pricing Assumptions
Grant Period	Year Ended 2020	Period from May 22, 2019 (Inception) through December 31, 2020
Stock Price Volatility	105%	80%
Risk-Free Interest Rates	0.3%	1.1%
Expected Life (in years)	5	5
Expected Dividend Yield	—	—

Expected volatility is based on historical volatility of publicly listed comparable companies of common share. Share options are granted at an assessed exercise price. Options are generally exercisable on the grant date with a five-year term.

ASC 2016-09 offers entities a policy election to recognize forfeitures as they occur rather than estimating forfeitures at grant date. The Company has elected to recognize forfeitures as they occur. No such forfeitures occurred during the year ended December 31, 2020 nor the period from May 22, 2019 (inception) through December 31, 2019.

Stock-based compensation expense recognized for the year ended December 31, 2020 and the period from May 22, 2019 (inception) through December 31, 2019 was $20,829 and $0, respectively. During the period from May 22, 2019 (inception) through December 31, 2019 the Company recognized $1,214,137 of costs related to awards issued to third parties for services rendered in connection with capital raising activities. Accordingly, this was recorded in additional paid in capital as a reduction of the proceeds received.

The weighted-average fair value of options granted were $5.05 and $1.92 at December 31, 2020 and 2019, respectively. The weighted-average remaining contractual life of options vested or expected to vest as of December 31, 2020 and December 31, 2019 was 2.50 and 5.00 years, respectively.

During the year ended December 31, 2020, and the period from May 22, 2019 (inception) through December 31, 2019, no stock options to purchase shares were exercised.

Annex B-23

COSMOS CAPITAL LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 12 — Shareholders’ Equity (cont.)

As of December 31, 2020 and December 31, 2019, as all options in connection with capital raising activities were fully vested upon grant date.

In December 2020, the Company modified the options that were granted during 2019 by adding an exercise contingency related to a liquidity event (being a listing event), and increasing the number of shares the option holder is entitled to receive if the option holder exercises and pays the exercise price within 3 business days of the contingency trigger. The Company has accounted for this as a modification of the award as it was to add a performance condition.

As a result of the modification, addition of the performance condition related to the liquidity event trigger has reduced the likelihood of exercise from probable to improbable. The performance condition related to the contingency trigger is not deemed probable until a liquidity event actually occurs.

Note 13 — Earnings Per Share

Net loss per common share is calculated in accordance with ASC Topic 260: Earnings Per Share (“ASC 260”). Basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. The computation of diluted net loss per share does not include dilutive common stock equivalents in the weighted average shares outstanding, as the inclusion of common share equivalent would be anti-dilutive. The common share equivalents consist of share options.

For the year ended December 31, 2020 and the period from May 22, 2019 (inception) through December 31, 2019 calculation of net losses per share are as follows:

	2020	2019
Net loss attributable to common shareholders	$(5,061,314)	$(1,314,217)
Denominator:
Weighted average common shares – basic and diluted	7,097,883	2,054,102
Loss per common share – basic and diluted	$(0.70)	$(0.64)
Potentially dilutive share options excluded from computation	152,858	261,005

Note 14 — Employee Benefit Costs

The Company contributes 9.50% of each Australia based employee’s salary to standard defined contribution superannuation funds on behalf of all employees. Superannuation is a compulsory savings program whereby employers are required to pay a portion of an employee’s remuneration to an approved superannuation fund that the employee is typically not able to access until they have reached the statutory retirement age. Whilst the Company has a third-party default superannuation fund, it permits employees to choose an approved and registered superannuation fund into which the contributions are paid. Contributions are charged to the consolidated statements of operations and comprehensive loss as they become payable.

During the year ended December 31, 2020 and for the period from May 22, 2019 (inception) through December 31, 2019, the Company made contributions of $38,725 and $4,091, respectively. All contributions are included in salaries and wages on the consolidated statements of operations.

Annex B-24

COSMOS CAPITAL LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 15 — Income Taxes

The components of loss from operations before income taxes for the year ended December 31, 2020, and the period from May 22, 2019 (inception) through December 31, 2019:

	2020	2019
Domestic	$35,390	$(1,040,823)
Foreign	(5,096,704)	(273,394)
Loss before income taxes	$(5,061,314)	$(1,314,217)

The components of income tax benefit are as follows:

	As of December 31,
	2020	2019
Current:
US Federal	$99,442	$—
US State	29,217	—
Foreign	—	(1,743)
Total current benefit	$128,659	$(1,743)

Deferred:
US Federal	$—	—
US State	—	—
Foreign	—	—
Total deferred benefit	—	—
Total benefit for income taxes	$128,659	$(1,743)

The tax effects of temporary differences and tax loss and credit carry forwards that give rise to significant portions of deferred tax assets and liabilities at December 31, 2020 and 2019 are comprised of the following:

	As of December 31,
	2020	2019
Deferred income tax liabilities:
Depreciation	$(1,116,350)	$(1,663,027)
Transaction gains and losses	(129,483)	—
Other deferred tax liability	(775)	(705)
Net deferred tax liability	(1,246,608)	(1,663,732)
Deferred income tax assets:
Net operating loss carryforwards	2,782,861	1,927,039
Transaction gains and losses	93,874	42,749
Transaction costs	3,688	4,473
Total deferred tax assets	2,880,423	1,974,261
Valuation allowance	(1,633,815)	(310,529)
Net deferred tax assets	$—	$—

As of December 31, 2020 and 2019, the Company does not believe that it is more likely than not that the net deferred tax assets will be realized; therefore, no deferred tax assets have been recognized.

Annex B-25

COSMOS CAPITAL LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 15 — Income Taxes (cont.)

The Company has federal and foreign net operating loss carryforwards at December 31, 2020 of $5,170,118 and $5,011,435 respectively with an unlimited carryforward and state net operating losses at December 31, 2020 of $5,011,435 that will begin expiring in 2039.

	2020	2019
Current:
Tax at U.S. statutory rate	$(1,062,876)	$(261,687)
State tax provision	2,184	(64,219)
Effects of rates different than statutory	(251,834)	(5,890)
Research and development tax credits	—	(49,001)
Non-deductible research and development costs	256,028	23,013
Change in federal and state valuation allowance	1,185,157	310,529
Total benefit for income taxes	$128,659	$(47,255)

As of December 31, 2020 and 2019, we had $5,816,576 and $1,040,823, respectively, of unrecognized tax benefits that, if recognized, would impact the Company’s effective tax rate. The total amount of unrecognized tax benefits could change within the next twelve months for a number of reasons including audit settlements, tax examination activities and the recognition and measurement considerations under this guidance.

The following is a roll forward of our total gross unrecognized tax benefits, which if reversed would impact the effective tax rate, for the fiscal years 2020 through 2019:

	2020	2019
Balance as of January 1	$310,529	—
Tax positions related to current year:
Additions	1,208,243	310,529
Reductions	—	—
Tax positions related to prior years:
Additions	115,042	—
Reductions	—	—
Settlements	—	—
Lapses in statues of limitations	—	—
Balance as of December 31	1,633,814	310,529

Our policy is to recognize interest and/or penalties related to income tax matters in income tax expense. No accrued interest expense has been recognized in the current or previous financial years.

The Company and its subsidiaries are subject to United States federal income tax, foreign income and withholding taxes and income taxes from state jurisdictions. All tax years are open and subject to inspection by taxing authorities.

Note 16 — Related Party Transactions

At December 31, 2020 and 2019, the Company had related party payables to shareholders in the amounts of $290,978 and $245,305, respectively, included as shareholder borrowings on the consolidated balance sheets.

At December 31, 2020 and 2019, the Company had related party share subscription receivables in the amounts of $16,690 and $459,062, respectively. As discussed in Note 2, these amounts are included on the consolidated balance sheets as a contra account to shareholders’ equity.

During the period from May 22, 2019 (inception) through December 31, 2019 a non-employee shareholder was issued 261,005 share options in exchange for services during the period from May 22, 2019 (inception) through December 31, 2019.

Annex B-26

COSMOS CAPITAL LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 17 — Commitments and Contingencies

In connection with the December 22, 2020 Option amendments discussed in Note 12, if the Company has a liquidity event on or before July 30, 2021 and the share price in that liquidity event is less than $10.94 per share, or no liquidity event occurs by July 30, 2021, the option holders are entitled to receive additional shares. As the liquidity share price is unknown and not reasonably estimable, the Company is unable to estimate the loss associated with the share issuances.

Note 18 — Leases

At December 31, 2020, the Company’s lease consists of a land lease in Washington County, Georgia, U.S.A. acquired in the asset purchase agreement discussed in Note 3. The lease has a remaining lease term maturing on April 30, 2023. The Company determines if an arrangement is a lease at inception or acquisition. Some lease agreements may contain lease and non-lease components, which are accounted for as a single lease component.

The operating ROU asset and lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date.

During the year ended December 31, 2020, the Company incurred $42,039 in operating costs related to the land lease. At December 31, 2020, the weighted-average remaining lease term (in years) was 3 and the weighted-average discount rate was 0.25%.

The following table presents a maturity analysis of the Company’s operating lease liabilities as of December 31, 2020:

Operating Lease
2021	$20,500
2022	20,500
2023	5,125
Total minimum lease payments	46,125
Less: Imputed interest	(1,488)
Present value of lease liabilities	44,637

Note 19 — Segment Information

As discussed in Note 2, the Company’s has a single reportable business segment. Accordingly, the following information relates only to disclosure of geographical information.

The following table illustrates revenues from third parties by geographical location, for the year ended December 31, 2020 and May 22, 2019 (inception) through December 31, 2019:

	Years Ended December 31, 2020	Period from May 22, 2019 (Inception) through December 31, 2019
Australia	$4,448,876	$—
United States	—	507,818
Total	$4,448,876	$507,818

Annex B-27

COSMOS CAPITAL LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 19 — Segment Information (cont.)

The following table illustrates tangible long-lived assets by geographical location as of December 31, 2020 and 2019:

	2020	2019
Australia	$76,898	$18,488
United States	6,938,387	6,102,130
Total	$7,015,285	$6,120,618

Note 20 — Paycheck Protection Program Loan

During the year, the Company was granted a PPP loan in the amount of $14,000. The PPP, established as part of the CARES Act, provides for loans to qualifying businesses for amounts up to 2.5 times of the average monthly payroll expenses of the qualifying business. In connection with the PPP loan, the Company issued a promissory note, in the principal amount of $14,000. The loan matures in 2022 and bears interest at a rate of 1.0% per annum, payable monthly commencing May 21, 2021. The note may be prepaid at any time prior to maturity with no prepayment penalties. Funds from the loan may only be used for payroll costs, benefits, rent, utilities and interest on other debt obligations incurred prior to February 15, 2020. The Company used the entire amount for such qualifying expenses. Under the terms of the PPP, certain amounts of the loan may be forgiven if they are used for qualifying expenses during the first 24 weeks of the loan.

Note 21 — Subsequent Events

The Company has evaluated for all material events occurring after the balance sheet date, up to 9 May 2021, the date the consolidated financial statements were available to be issued.

On 8 March 2021, the Company completed an agreement with Wize Pharma, Inc. (‘Wize’) whereby Wize implemented a takeover offer to acquire all of the outstanding shares of the Company. Each share of Cosmos was exchanged for 61.11 shares (with 23.33 common stock subject to restrictions on exercisability until 31 December 2021), ultimately changing the ownership of the Company. As a result of this transaction, Wize Pharma, Inc. will become the legal ultimate parent entity of Cosmos Capital Limited subsequent to the reporting date. Wize Pharma existing shareholders will retain approximately 10.75% of Wize’s outstanding shares on a fully diluted basis including warrants issued.

Additionally, pursuant to the arrangement, with effect from closing, the existing Wize shareholders will receive one contingent value right (“CVR”) for each share of Wize held on the record date. Each CVR will entitle the holder to a pro rata share of any consideration that may be received in connection with the monetisation of Wize’s existing LO2A business, subject to transaction expenses and customary deductions within the next 2 years. The CVRs will lapse after that date. A representative of the existing Wize shareholders will be appointed to direct all monetisation activities. Over this period, Wize is required to contribute up to $300,000 for further development of the L02A technology with a right of reimbursement from any consideration.

On completion of this transaction, the combined Board will include 3 directors nominated by the Company and 1 director nominated by Wize, the combined group’s CEO will be from Cosmos, and Cosmos shareholders will own approximately 87% of the combined group. On this basis, it has been determined that Cosmos will obtain control of Wize and will be the acquirer of Wize for accounting purposes.

The financial effect of the transaction on the combined group requires further assessment, which will require significant judgement including as to whether the transaction meets the definition of a business combination.

Concurrently with the execution of the Bid Agreement, Wize entered a private placement of 25,000,000 shares of common stock for a purchase price of $0.12 per share, or aggregate gross proceeds of $3,000,000.

In March 2021, Wize’s name was legally changed to Mawson Infrastructure Group Inc.

Annex B-28

COSMOS CAPITAL LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 21 — Subsequent Events (cont.)

On 9 March 2021, the combined group completed the issuance of convertible notes with an aggregate principal amount of $21,442,694. The convertible notes will automatically convert to shares six months after the date of issuance at a conversion price of AUD $23.58. Cosmos is obligated to pay interest on the outstanding principal amount of the convertible notes in the amount of 8% per annum, payable on the conversion date in cash or shares. Redemption will only occur if an insolvency event occurs in respect of the combined group.

On 20 February 2021, the company entered a contract to purchase $33,974,640 worth of processing machinery. Of the total contract price, 50% was payable on 20 February 2021 with the remaining purchase price repayable in monthly instalments starting on 20 March 2021 and finishing on 20 February 2022 as each shipment of machines are delivered.

On 22 February 2021, the Group paid $3,800,000 to purchase modular data center equipment to house the mining machines ordered in February 2021.

There were no other matters or circumstances that have arisen since 31 December 2020 that have significantly affected or may significantly affect the operations of the Group, the result of those operations, or state of affairs in future financial periods.

Annex B-29